Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DOLLAR TREE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

DOLLAR TREE, INC.
500 Volvo Parkway
Chesapeake, Virginia 23320

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held on
Thursday, June 16, 2016

To Our Shareholders:

        We will hold the annual meeting of shareholders of Dollar Tree, Inc. at The Founders Inn, 5641 Indian River Road, Virginia Beach, Virginia 23464 on Thursday, June 16, 2016 at 8:00 a.m. local time, for the following purposes:

  •
  To elect eleven director nominees to the Company's Board of Directors as identified in the attached proxy statement, each to serve as a director for a one-year term;

  •
  To approve, by a non-binding advisory vote, the compensation of the Company's named executive officers;

  •
  To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year 2016;

  •
  To approve the material terms of performance goals under the Omnibus Incentive Plan; and

  •
  To act upon any other business that may properly come before the meeting.

        Shareholders of record at the close of business on April 15, 2016 will receive notice of and be allowed to vote at the meeting.

        Your vote is important to us. We encourage you to read the attached proxy statement and then vote by Internet, by phone or sign, date and return your proxy card in the enclosed envelope at your earliest convenience. Sending in your proxy card will not prevent you from voting your shares at the meeting, if you desire to do so.

By Order of the Board of Directors

WILLIAM A. OLD, JR. Corporate Secretary
Chesapeake, Virginia May 18, 2016

IMPORTANT NOTICE ABOUT THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 16, 2016

The Company's proxy statement and annual report to shareholders for the fiscal year ended January 30, 2016 are available at http://www.dollartreeinfo.com/investors/financial/annuals/

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

        Dollar Tree's Board of Directors is soliciting your proxy to vote your shares at the annual meeting of shareholders. This proxy statement summarizes the information you need to know to vote at the meeting.

        We began mailing these proxy materials on or about May 18, 2016 to all shareholders entitled to vote. The Dollar Tree 2015 Annual Report, which includes our financial statements, is being sent with this proxy statement.

        The principal executive offices of Dollar Tree are located at, and our mailing address is, 500 Volvo Parkway, Chesapeake, Virginia, 23320; telephone: (757) 321-5000.

When and where is the annual meeting?

        As shown in the Notice of Annual Meeting, the 2016 Annual Meeting of Shareholders of Dollar Tree, Inc. will be held on Thursday, June 16, 2016, at The Founders Inn, 5641 Indian River Road, Virginia Beach, Virginia 23464 at 8:00 a.m. local time.

Who is entitled to vote at the meeting?

        You are entitled to vote if you were a shareholder of record of our common stock as of the close of business on April 15, 2016. Holders of record have one vote for each share held at the close of business on the record date. At that time, there were 235,565,412 shares of Dollar Tree, Inc. common stock outstanding. Votes will be tabulated by our transfer agent, Computershare.

What is the difference between a shareholder of record and a beneficial owner of shares held in "street name?"

        If your shares are registered directly in your name with the Company's transfer agent, Computershare, you are a shareholder of record. If your shares are held in an account at a brokerage firm, bank, or similar institution, then you are the beneficial owner of shares held in "street name." The institution holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As the beneficial owner, you have the right to instruct the institution on how to vote the shares held in your account.

How can I cast my vote?

Shareholder of Record

        If you are a shareholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card or vote over the telephone or the Internet.

  •
  To vote in person, we will give you a ballot to vote your shares when you arrive at the meeting.

  •
  To vote using the enclosed proxy card, simply complete, sign, date and return it promptly in the envelope provided.

  •
  To vote by Internet, go to www.investorvote.com/DLTR and follow the steps outlined on the secured website.

  •
  To vote by telephone, dial toll free, 1-800-652-VOTE (8683) within the USA, US territories and Canada any time on a touch tone telephone. Follow the instructions provided by the recorded message.

  •
  If you vote your shares more than one time by any method, your shares will be voted in accordance with the vote that is received on the latest date.

Internet	Telephone	Mail

www.investorvote.com/DLTR Vote 24/7	1-800-652-VOTE (8683)	Cast your ballot, sign your proxy card and send by pre-paid mail
Visit www.investorvote.com/DLTR You will need the 15 digit number included in your proxy card, voter instruction form or notice.	Call 1-800-652-VOTE (8683) or the number on your voter instruction form. You will need the 15 digit number included in your proxy card, voter instruction form or notice.	Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.

Beneficial Owner

  •
  To vote using the enclosed proxy card, simply complete, sign, date and return it promptly in the envelope provided.

  •
  To vote by Internet, go to www.proxyvote.com and follow the steps outlined on the secured website.

  •
  To vote by telephone, dial toll free, 1-800-454-8683 (please note that beneficial shareholders may receive a different number based on their broker).

  •
  If you vote your shares more than one time by any method, your shares will be voted in accordance with the vote that is received on the latest date.

Internet	Telephone	Mail

www.proxyvote.com Vote 24/7	1-800-454-VOTE (8683)	Cast your ballot, sign your proxy card and send by pre-paid mail
Visit www.proxyvote.com You will need the control number included in your proxy card, voter instruction form or notice.	Call 1-800-454-VOTE (8683) or the number on your voter instruction form. You will need the control number included in your proxy card, voter instruction form or notice.	Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.

        Shareholders who own their shares in street name are not able to vote at the annual meeting unless they have a proxy executed in their favor from the holder of record of their shares.

What are the Board's voting recommendations?

PLEASE VOTE		BOARD RECOMMENDATION

1	The eleven director nominees for the Board of Directors	For Each Nominee

2	Approval, on an advisory basis, of the compensation of our Named Executive Officers	For

3	Ratification of the selection of KPMG LLP as our independent registered accounting firm for the fiscal year 2016	For

4	Management proposal to approve the material terms of the performance goals under the Omnibus Incentive Plan.	For

Can I change my voting instructions before the meeting?

        You may revoke your proxy by sending in a signed proxy card with a later date, providing subsequent telephone or Internet voting instructions, providing a written notice of revocation to the Corporate Secretary of Dollar Tree, Inc. at the address on page 1 prior to the annual meeting or attending the annual meeting to cast your vote in person.

What constitutes a quorum?

        A quorum is necessary for the transaction of business at the annual meeting. A quorum exists when holders of a majority of the total number of issued and outstanding shares of common stock that are entitled to vote at the annual meeting are present in person or by proxy.

Who will count the votes?

        A representative of Computershare, our transfer agent, will act as the Inspector of Election, determine the presence of a quorum and tabulate the votes.

What is the effect of abstentions and broker non-votes?

        The inspector will treat valid proxies marked "abstain" or proxies required to be treated as broker "non-votes" as present for purposes of determining whether there is a quorum at the annual meeting. A broker "non-vote" occurs when you fail to provide your broker with voting instructions on a particular proposal and the broker does not have discretionary authority to vote your shares on that particular proposal because the proposal is not a "routine" matter under the applicable rules. Abstentions and broker "non-votes" with respect to the matters to be voted on at the 2016 annual meeting will have no effect on the outcome.

        Unless your broker receives appropriate instructions from you, your broker may not use discretionary authority to vote your shares on any of the matters to be considered at the 2016 annual meeting of shareholders other than the ratification of our independent registered public accounting firm. Therefore, we strongly urge you to vote your shares.

If I share an address with another shareholder and we receive only one paper copy of proxy materials, how can I obtain an additional copy of proxy materials?

        In some cases, only one proxy statement is being delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. Upon written or oral request, we will deliver a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the proxy statement was delivered. You can notify our Corporate Secretary at our address on page 1 that you wish to receive a separate copy of the proxy statement in the future, or alternatively, that you wish to receive a single copy of the materials instead of multiple copies. Each shareholder will receive voting instructions relative to their individual holdings, regardless of a shared address.

How can I obtain an additional proxy card?

        If you lose, misplace or otherwise need to obtain a proxy card and you are a shareholder of record, you should contact Computershare at 1-800-622-6757 (US, Canada, Puerto Rico) or 781-575-4735 (non-US).

        If you hold your shares of common stock in "street name" and therefore are not a shareholder of record, contact your account representative at the broker, bank or similar institution through which you hold your shares.

Where and when will I be able to find the voting results?

        You can find the official voting results on our Form 8-K within four business days after the annual meeting.

Who pays for the costs of the proxy solicitations?

        The cost of soliciting proxies will be borne by us. Proxies may be solicited by officers, directors and regular employees of our company or our affiliates, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, telegram or messenger. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material and annual reports to the beneficial owners of shares in accordance with the schedule of charges approved by the National Association of Securities Dealers, Inc. We have retained Georgeson Inc. to assist with the solicitation of proxies for a fee not to exceed $20,000, plus reimbursement for out-of-pocket expenses.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Directors and Nominees

        At the 2016 annual meeting of shareholders, the terms of all directors are expiring: Arnold S. Barron, Macon F. Brock, Jr., Gregory M. Bridgeford, Mary Anne Citrino, H. Ray Compton, Conrad M. Hall, Lemuel E. Lewis, J. Douglas Perry, Bob Sasser, Thomas A. Saunders III, Thomas E. Whiddon and Carl P. Zeithaml. All current directors have been re-nominated for appointment as directors, except J. Douglas Perry, in consideration of his preference not to stand for re-election when his term expires at the 2016 annual meeting of shareholders. As a result, the Board nominates all directors, other than Mr. Perry, to be re-elected for a one-year term. The Board originally appointed Mr. Bridgeford to his seat effective, May 5, 2016. All nominees have indicated their willingness to serve as directors. If a nominee becomes unable to stand for re-election, the persons named in the proxy will vote for any substitute nominee proposed by the Board of Directors.

        Upon the recommendation of the Nominating and Corporate Governance Committee, the Board evaluated its current size, and in May 2016, the Board approved a reduction from twelve directors to eleven directors, to be effective upon an amendment to the Company's by-laws immediately prior to the convening of the 2016 annual meeting of shareholders when Mr. Perry's term expires.

        On January 15, 2015, the Board of Directors adopted and approved amendments to the Company's by-laws to implement a majority voting standard in uncontested director elections. Consequently, a director nominee will be elected by a majority of votes cast in uncontested director elections. In contested elections, the plurality voting standard continues to apply.

        In addition, we have a corporate governance policy requiring each director-nominee to submit a resignation letter contingent in part on his or her failure to receive a majority of the votes cast. See page 23 for more on this policy.

Vote Required

        Our directors are elected by a "majority" vote in uncontested elections such as this election. Each director nominee shall be elected by a vote of the majority of the votes cast with respect to the director nominee. Abstentions and shares held by brokers that are not voted in the election of directors will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
EACH OF THE NOMINEES FOR DIRECTOR.

INFORMATION CONCERNING NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

NOMINEES
ARNOLD S. BARRON Private Investor; corporate director Chairman of the Compensation Committee
Mr. Barron, age 68, was the Senior Executive Vice President, Group President of The TJX Companies, Inc. from 2004 until his retirement in January 2009. His employment with The TJX Companies began in 1979. He held the positions of Executive Vice President, Chief Operating Officer, The Marmaxx Group (2000-2004), Senior Vice President, Group Executive, TJX (1996-2000), Senior Vice President, General Merchandising Manager, T.J. Maxx (1993-1996). From 1979 to 1993, he held several other executive positions within The TJX Companies, Inc.

With more than thirty years of experience in senior management, operations and retail merchandising in the U.S., Canada and Europe, Mr. Barron brings a tremendous combination of skills and experience spanning areas key to our business.

Mr. Barron became a director of Dollar Tree in March 2008. He previously served on the Board of rue21, inc. from 2009 through 2013.

GREGORY M. BRIDGEFORD Private Investor; corporate director
Mr. Bridgeford, age 61, served as the Chief Customer Officer of Lowe's Companies, Inc. from 2012 to 2014 until his retirement. His employment with Lowe's began in 1982 where he held various senior level positions, including Executive Vice President of Business Development (2004-2012), Senior Vice President of Business Development (1999-2004), Senior Vice President of Marketing (1998-1999), Senior Vice President and General Merchandising Manager (1994-1998), Vice President of Merchandising (1989-1994), Vice President of Corporate Development (1986 - 1989), and Director of Corporate Development (1982-1986).

Mr. Bridgeford brings to our Board more than thirty years of experience in the areas of customer experience, merchandising, marketing, advertising and communications, strategic planning and business process improvement.

Mr. Bridgeford became a director of Dollar Tree in May 2016. Mr. Bridgeford was originally recommended for election to the Board by the Nominating and Corporate Governance Committee.

MACON F. BROCK, JR. Non-Executive Chairman Dollar Tree, Inc.
Mr. Brock, age 74, has been Chairman of the Board since 2001 and a director since 1986. He served as the Chief Executive Officer from 1993 to 2003. From 1986, when he co-founded Dollar Tree, until 2001, he served as President. Until 1991, he was an officer and director of K&K Toys, Inc. Mr. Brock earned his B.A. from Randolph-Macon College and served as a Captain in the U.S. Marine Corps. He is a past Chairman of Randolph-Macon College.

As the company's co-founder, Chairman of the Board and former Chief Executive Officer, Mr. Brock brings to our Board an intimate knowledge of our business coupled with experience in strategic business development, store operations, logistics, procurement, risk management, sales, marketing and other matters. His service on the Board also ensures that the Company's unique culture and historical commitment to the core values of its customers is preserved. The Board also benefits from his service on the Nominating and Corporate Governance Committee and Compensation Committee of Lumber Liquidators, Inc.

Mr. Brock has served on our Board since 1986. He also serves on the Board of Lumber Liquidators, Inc. He previously served on the Board of rue21, inc. from 2010 through 2013 and he served on the Board of Landmark Communications from 2004 through 2009.

MARY ANNE CITRINO Senior Advisor, Corporate Advisory Services The Blackstone Group Member of the Audit Committee; Member of the Nominating and Corporate Governance Committee
Ms. Citrino, age 57, has been the Senior Advisor in the Corporate Advisory Services group at The Blackstone Group, a global investment and advisory firm, since 2015. She served as its Senior Managing Director since 2004. Previously, Ms. Citrino was employed at Morgan Stanley for over twenty years. During her years there, she served as the Global Head of Consumer Products Investment Banking, Co-Head of Health Care Services Investment Banking, and a Mergers and Acquisitions Analyst.

With more than thirty years of experience in investment banking, extensive experience in mergers and acquisitions, together with her competence in critical financial analysis and successful record in a variety of business dealings, Ms. Citrino brings essential skills and a unique perspective to the Board.

Ms. Citrino was appointed as a director of Dollar Tree in 2005. She also serves on the Boards of Health Net, Inc., Hewlett Packard, Inc. and Royal Ahold.

H. RAY COMPTON Private investor; corporate director Member of the Nominating and Corporate Governance Committee; Member of the Compensation Committee
Mr. Compton, age 73, has been a director since 1986. Mr. Compton was Executive Vice President from 1998 to 2002 and Chief Financial Officer from 1986 to 1998. He retired as a full-time employee in 2002 and became fully retired in 2004. From 1979 until 1991, he was employed in similar roles with K&K Toys, Inc. Prior to 1979, he was associated for fifteen years with a manufacturing company in various accounting and management positions.

Having served as a director for thirty years and a former Chief Financial Officer, Mr. Compton brings to the Board a deep understanding of the company's history and unique business model. In addition, Mr. Compton's extensive experience in management, finance and accounting, coupled with his past service as Chairman of the Audit Committee for Hibbett Sports, Inc., is a vital asset to our Board.

Mr. Compton has been a director of Dollar Tree since 1986. He previously served on the Board of Hibbett Sports, Inc. from 1997 to 2005.

CONRAD M. HALL Private investor; corporate director Member of the Audit Committee; Member of the Compensation Committee
Mr. Hall, age 72, served as the President and Chief Executive Officer of Dominion Enterprises, a leading media and marketing information services company from 2006 until his retirement in January 2009. Prior to 2006, he served as the President and Chief Executive Officer of Trader Publishing Company since April 1991. From 1989 to 1991, he served as the President of Landmark Target Media, Inc. Mr. Hall joined Landmark Communications, Inc. in 1970 where he held various senior positions, including Executive Vice President and Chief Financial Officer from 1985 to 1989. He also served as the Vice President of The Virginian-Pilot and The Ledger-Star division of Landmark from 1977 to 1981.

Mr. Hall's experience as a former Chief Executive Officer and his demonstrated success in new business development is of immense value to the Board, especially as we continue to evaluate growth opportunities. He also brings to the Board more than thirty years of operational expertise, extensive experience in information technology, strategic planning, human resources, and a solid financial background.

Mr. Hall became a director of Dollar Tree in January 2010. He previously served as a director for Dominion Enterprises and Landmark Communications, Inc. from 2006 through 2009. He also served on the Board of Trader Publishing Company from 1991 through 2006.

LEMUEL E. LEWIS Private investor; corporate director Member of the Audit Committee
Mr. Lewis, age 69, is President of LocalWeather.com, a web-based privately-held media company he founded in 2008. He served as the Executive Vice President and Chief Financial Officer of Landmark Communications,  Inc. from 2000 until his retirement in 2006. From 1981 to 2000, he held several other senior positions with Landmark Communications.

Mr. Lewis brings to the Board many years of experience in accounting, finance, human resources, mergers and acquisitions, and business unit operations. The Board also benefits from his valuable financial experience as a former Chief Financial Officer and his service on other Boards, including the Audit Committee Chairman of Markel Corporation and Audit Committee Chairman of Owens & Minor. In addition, our Board has determined that Mr. Lewis qualifies as an Audit Committee financial expert.

Mr. Lewis became a director of Dollar Tree in July 2007. He also serves on the Boards of Markel Corporation and Owens & Minor Inc. He served as Chairman of the Board for the Federal Reserve Bank of Richmond from 2008 through 2010 and was the Chairman of its Audit Committee from 2005 to 2008. He previously served on the Board of Landmark Communications from 2006 through 2008.

BOB SASSER Chief Executive Officer Dollar Tree, Inc.
Mr. Sasser, age 64, has been Chief Executive Officer since 2004 and previously served as the President and Chief Executive Officer from 2004 to 2013. He was Dollar Tree's President and Chief Operating Officer from 2001 to 2003 and Chief Operating Officer from 1999 to 2000. Previously, from 1997 to 1999, he served as Senior Vice President, Merchandise and Marketing of Roses Stores, Inc. From 1994 to 1996, he was Vice President, General Merchandise Manager for Michaels Stores, Inc. Prior to 1994, he held several positions at Roses Stores, Inc., ranging from Store Manager to Vice President, General Merchandise Manager.

Mr. Sasser's demonstration of outstanding leadership skills, business acumen, commitment to excellence, and his major contributions to the company's growth and success as the Chief Executive Officer of Dollar Tree, provides essential insight and guidance to our Board. In addition, the Board benefits from Mr. Sasser's forty-three years of retail experience.

Mr. Sasser was elected to our Board in 2004. He served on the Board of The Fresh Market, Inc. from 2012 to April 2016.

THOMAS A. SAUNDERS III President, Ivor & Co., LLC Lead Independent Director; Chairman of the Nominating and Corporate Governance Committee
Mr. Saunders, age 79, has been the President of Ivor & Co., LLC, a private investment company, since 2000. He was a founder of Saunders Karp & Megrue Partners, L.L.C., ("SKM") which controlled the SK Equity Fund, L.P., once a major investor in Dollar Tree. SKM merged with Apax Partners in 2005. Before founding SKM in 1990, he was a Managing Director of Morgan Stanley & Co. from 1974 to 1989. Mr. Saunders is the recipient of the 2008 National Humanities Medal and a recipient of the highest awards bestowed by the Marine Corps University Foundation, the New-York Historical Society, the Virginia Military Institute and the Darden Graduate School of Business at the University of Virginia.

Mr. Saunders brings to the Board valuable financial expertise, including extensive experience in investment banking and a solid understanding of the capital markets. As a company director for twenty-three years and lead independent director for the past nine years, Mr. Saunders also brings to the Board critical leadership skills and a deep understanding of our business. The Board also benefits from his service on the Nominating and Corporate Governance Committee and Compensation Committee of Hibbett Sports, Inc.

Mr. Saunders has been a Dollar Tree director since 1993. He also serves on the Board of Hibbett Sports, Inc. and previously served on the Board of Teavana Holdings, Inc. from 2011 to 2012.

THOMAS E. WHIDDON Private investor; corporate director Chairman of the Audit Committee
Mr. Whiddon, age 63, from 2004 to 2013 was an Advisory Director of Berkshire Partners, LLC (a private equity firm), and as such, served in interim executive operating roles for various Berkshire portfolio companies from 2004 to 2006. Previously, he was Executive Vice President of Lowe's Companies, Inc. from 1996 until his retirement in 2003. During this time, he served as Executive Vice President of Logistics and Technology from 2000 to 2003 and Executive Vice President, Chief Financial Officer from 1996 to 2000. Prior to his tenure at Lowe's, he served as the Chief Financial Officer and Treasurer of Zale Corporation from 1994 to 1996. From 1986 to 1993, he served as the Treasurer of Eckerd Corporation.

Having served as Chief Financial Officer and Treasurer of successful large public retail companies, coupled with his many years of experience in public accounting, Mr. Whiddon brings to our Board extensive financial expertise. In addition, our Board has determined that Mr. Whiddon qualifies as an Audit Committee financial expert. His service on the Board and a number of Committees of Carter's Inc. and Sonoco Products Company, Inc. further enhances his contributions to our Board. He also brings a fresh perspective to Dollar Tree's logistics and technology focus.

Mr. Whiddon has been a member of our Board since 2003. He currently serves as a director of Sonoco Products Company, Inc. and Carter's Inc.

CARL P. ZEITHAML Dean, McIntire School of Commerce University of Virginia Member of the Compensation Committee
Dr. Zeithaml, age 66, is the Dean of the McIntire School of Commerce at the University of Virginia. He is also a Professor in the Management Area specializing in strategic management. He joined the McIntire School in 1997, after eleven years on the faculty in the Kenan-Flagler Business School at the University of North Carolina-Chapel Hill.

Dr. Zeithaml provides the Board with expertise in strategic management with an emphasis on competitive strategy, corporate governance and global strategy. He brings to the Board extensive educational experience and a strong understanding of risk management.

Dr. Zeithaml became a director of Dollar Tree in July 2007.

OTHER DIRECTORS (Not Standing for Re-Election)
J. DOUGLAS PERRY Chairman Emeritus Dollar Tree, Inc.
Mr. Perry, age 68, became Chairman Emeritus of the Board in 2001. He had been Chairman of the Board since 1986 when he co-founded Dollar Tree. He also served as Chief Executive Officer from 1986 to 1993. He retired as an employee and officer of the company in 1999. Until 1991, he was an executive officer of K&K Toys, Inc. which he, along with Mr. Brock, Mr. Compton and Mr. Perry's father, built from the company's original single store to 136 stores.

As the company's co-founder, former Chairman and Chief Executive Officer, Mr. Perry brings to the Board vital leadership and executive management skills. His deep understanding and knowledge about our business and its history helps ensure that we remain committed to the culture, core values and principals upon which the company was built.

Mr. Perry has served on our Board since 1986.

EXECUTIVE OFFICERS (Other than those listed above)
DAVID JACOBS Chief Strategy Officer Dollar Tree, Inc.
Mr. Jacobs, age 47, has been the Chief Strategy Officer of Dollar Tree since 2012. He was the Senior Vice President of Strategic Planning from 2009 to 2012, and Vice President of Strategic Plannning from 2006 to 2009. From 1996 to 2006, he held a number of positions with The Boston Consulting Group, a leading global strategic management consulting firm, including Partner from 2003 to 2006. From 1994 to 1996, he was an attorney at Weil, Gotshal & Manges, LLC.

JOSHUA JEWETT Chief Information Officer Dollar Tree, Inc.
Mr. Jewett, age 46, has been the Chief Information Officer of Dollar Tree since March 2016 and has strategic and operational responsibility for all aspects of Information Technology. From August 2002 to February 2016, he served as the Senior Vice President—Chief Information Officer of Family Dollar Stores. Prior to his employment with Family Dollar, he served as the Senior Director for Answerthink, Inc., an international management consulting firm.

MICHAEL MATACUNAS Chief Administrative Officer Dollar Tree, Inc.
Mr. Matacunas, age 49, joined Dollar Tree in 2013 as the Chief Administrative Officer. Prior to joining Dollar Tree, he was the Chief Executive Officer of The Parker Avery Group (a consultancy serving retailers) from 2007 to June 2013. Previously, he served as the Vice President of Manhattan Associates, Inc. from 2005 to 2006 and from 2003 to 2005 he served as the Vice President of Evant, Inc., a retail software and services company that was acquired by Manhattan Associates, Inc. Prior to Evant, he served in a number of senior level positions where he gained expertise in merchandising, supply chain, organizational development, and technology.

GARY A. MAXWELL Chief Supply Chain Officer Dollar Tree, Inc.
Mr. Maxwell, age 54, joined Dollar Tree in 2015 as the Chief Supply Chain Officer. From 2013 to 2015, he was the President and Founder of Maxwell Value Chain, Inc, a company that provided replenishment services and supply chain improvement consultation to retail suppliers. He joined Dollar Tree after a 14-year career at Walmart Stores, Inc. where he held various senior level positions. This included serving as the Senior Vice President of the Global Business Process Team from 2012 to 2013. From 2007 to 2011, he held the position of Senior Vice President of International Supply Chain. From 2003-2006, he was the Senior Vice President of U.S. Merchandise Replenishment and the Vice President of U.S. Logistics Engineering from 2001 to 2002. From 1999-2000, he served as the Vice President of Sam's Club Logistics. Prior to Walmart, he worked for Caldors from 1993-1999 as the Senior Vice President of Merchandise Distribution and Replenishment. Throughout his career, he gained expertise in global supply chain management, international logistics, merchandise distribution and replenishment, inventory management, process improvement and strategic planning.

WILLIAM A. OLD, JR. Chief Legal Officer Dollar Tree, Inc.
Mr. Old, age 62, joined Dollar Tree as the Chief Legal Officer in 2013. Prior to joining Dollar Tree, he was the Vice President and Director at Williams Mullen, P.C. from 2004 to 2013. He previously represented Dollar Tree as its primary outside counsel since 1985.

GARY M. PHILBIN President & Chief Operating Officer Family Dollar Stores, Inc.
Mr. Philbin, age 59, became President and Chief Operating Officer of Family Dollar Stores in July 2015. From March 2007 to July 2015, he was the Chief Operating Officer of Dollar Tree. He previously served as our Senior Vice President of Stores since December 2001. He joined Dollar Tree after a thirty year career in the retail grocery industry. This included serving as the Chief Executive Officer, President and Chief Merchandising Officer of Grand Union from 1997 through the year of the company's sale in 2000. Prior to Grand Union, he held senior executive level positions with SuperValu from 1996 to 1997, and A&P, from 1993 to 1996. In his career, Mr. Philbin held roles in both merchandising and operations at the corporate level. His career started with the Kroger Company where he held increasing positions of responsibility over a twenty year career.

JASON REISER Executive Vice President—Chief Merchandising Officer Family Dollar Stores, Inc.
Mr. Reiser, age 48, has been Executive Vice President—Chief Merchandising Officer of Family Dollar Stores since 2014. From July 2013 to January 2014, he was the Senior Vice President of Merchandising. Prior to joining Family Dollar, he was employed by Walmart Stores, Inc. for seventeen years in a variety of roles, including as Merchandising Vice President, Health & Family Care of Sam's Club from November 2010 to June 2013, as Vice President, Health & Wellness Operations and Compliance of Sam's Club from May 2010 to November 2010, and as Senior Category Director of Walmart from May 2009 to May 2010.

ROBERT H. RUDMAN Chief Merchandising Officer Dollar Tree, Inc.
Mr. Rudman, age 65, has been Chief Merchandising Officer of Dollar Tree since June 2003. Prior to joining Dollar Tree, he served as President/CEO and minority shareholder of Horizon Group USA from 2000 to June 2003. From 1996 to 2000, Mr. Rudman was President/CEO of his own consulting company, VQ International Inc. From 1991 until 1996, Mr. Rudman was Executive Vice President/Chief Merchandise Officer of Michaels Stores. Prior to joining Michaels, Mr. Rudman served in a number of positions in a wide variety of retail formats, gaining the majority of his experience in merchandise and marketing.

BARRY SULLIVAN Executive Vice President—Store Operations Family Dollar Stores, Inc.
Mr. Sullivan, age 52, has been the Executive Vice President of Store Operations of Family Dollar Stores, Inc. since October 2007. From May 2005 to October 2007, he was the the Senior Vice President of Store Operations. From September 2002 to May 2005, he was the Vice President of Store Operations.

KEVIN S. WAMPLER Chief Financial Officer Dollar Tree, Inc.
Mr. Wampler, age 53, has been the Chief Financial Officer of Dollar Tree since December 2008. Prior to joining Dollar Tree, he served as Executive Vice President, Chief Financial Officer and Assistant Secretary for The Finish Line, Inc. from October 2003 to November 2008. Mr. Wampler held various other senior positions during his fifteen-year career at The Finish Line, including Senior Vice President, Chief Accounting Officer and Assistant Secretary from 2001 to 2003. Mr. Wampler, a Certified Public Accountant, was employed by Ernst and Young LLP from 1986 to 1993.

MICHAEL A. WITYNSKI Chief Operating Officer Dollar Tree, Inc.
Mr. Witynski, age 53, has been Chief Operating Officer of Dollar Tree since August 2015. He was the Senior Vice President of Retail Stores from 2010 to 2015. Prior to joining Dollar Tree, he held executive positions at Shaw's Supermarkets and Supervalu, Inc. during his 29-year career in the grocery industry.

FAMILY RELATIONSHIPS

        Mr. Brock is married to Mr. Perry's sister. There are no additional family relationships among the directors and executive officers.

HOW NOMINEES TO OUR BOARD ARE SELECTED

        Candidates for election to our Board of Directors are nominated by our Nominating and Corporate Governance Committee and ratified by our full Board of Directors for consideration by the shareholders. The Nominating and Corporate Governance Committee operates under a charter, which is available on our corporate website at http://www.dollartreeinfo.com/investors/corporate/. A copy of the charter is available to all shareholders upon request, addressed to our Corporate Secretary at the address on page 1. All members of the committee are independent under the standards established by the NASDAQ Stock Market.

        Our Nominating and Corporate Governance Committee will consider candidates recommended by shareholders. Shareholders may recommend candidates for Nominating and Corporate Governance Committee consideration by submitting such recommendation using the methods described under the "Shareholder Nominations for Election of Directors" section on page 15 and "Communicating with our Board Members" on page 24. In making recommendations, shareholders should be mindful of the discussion of minimum qualifications set forth in the following paragraph. Although a recommended individual may meet the minimum qualification standards, it does not imply that the Nominating and Corporate Governance Committee necessarily will nominate the person so recommended by a shareholder.

        In evaluating candidates for election to the Board, our Nominating and Corporate Governance Committee shall take into account the qualifications of the individual candidate as well as the composition of the Board as a whole.

        Among other things, the Committee shall consider:

  •
  the candidate's ability to help the Board create shareholder value,

  •
  the candidate's ability to represent the interests of shareholders,

  •
  the business judgment, experience and acumen of the candidate,

  •
  the need of the Board for directors having certain skills and experience,

  •
  other business and professional commitments of the candidate,

  •
  the number of other boards on which the candidate serves, including public and private company boards, and

  •
  retail experience.

        Our Nominating and Corporate Governance Committee gives consideration to potential candidates who would represent diversity on the Board with respect to professional background, experience, expertise, age, gender, and ethnicity.

        Our Nominating and Corporate Governance Committee identifies nominees in a number of ways. The Nominating and Corporate Governance Committee from time to time engages search firms to assist the committee in identifying potential Board nominees, and we pay such firms a fee for conducting such searches. Another method is the recommendation of a current member of the Board, who personally knows and has an understanding of the qualifications of a proposed nominee. An additional method involves an awareness of persons who are successful in business, whether personally known to a member of the Board or not. We may contact such persons from time to time to ask whether they would be willing to serve. If they are willing, then the Nominating and Corporate Governance Committee conducts significant amounts of due diligence to ensure that a nominee possesses the qualifications, qualities and skills outlined above. As mentioned above, our Nominating and Corporate Governance Committee will consider recommendations from shareholders on the same basis as other candidates.

Shareholder Nominations for Election of Directors

        Shareholders generally can nominate persons to be directors by following the procedures set forth in our bylaws. In short, these procedures require the shareholder to deliver a written notice containing certain required information in a timely manner to our Corporate Secretary at the address on page 1. To be timely, the notice must be sent either by personal delivery or by United States certified mail, postage prepaid, and received no later than 120 days in advance of the anniversary date of the proxy statement for the previous year's annual meeting. If no annual meeting was held in the previous year, or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, notice must be sent not less than 90 days before the date of the applicable annual meeting. The notice must contain the information required by our bylaws about the shareholder proposing the nominee and about the nominee. A copy of our bylaws can be found online at http://www.dollartreeinfo.com/investors/corporate/.

        Each shareholder's notice to the Corporate Secretary must include, among other things:

  •
  the name and address of record of the shareholder who intends to make the nomination;

  •
  a representation that the shareholder is a shareholder of record of our company's capital stock and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice;

  •
  the class and number of shares of our capital stock beneficially owned by the shareholder; and

  •
  a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder.

        For each person nominated, the notice to the Corporate Secretary must also include, among other things:

  •
  the name, age, business address and, if known, residence address, of the nominee;

  •
  his or her principal occupation or employment;

  •
  the class and number of shares of our capital stock beneficially owned by such person;

  •
  any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended; and

  •
  the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected.

 INFORMATION ABOUT THE BOARD OF DIRECTORS

Director Compensation

        Director compensation is established by the Board of Directors and periodically reviewed. In 2013, the Board determined that each non-employee director—that is, every director other than Macon Brock and Bob Sasser—will receive an annual retainer of $180,000, payable quarterly in advance. The amount of the annual retainer remained the same in fiscal 2015. In addition, the Audit Committee chair will receive $30,000 and Audit Committee members will receive $20,000; the Compensation Committee chair will receive $30,000 and Compensation Committee members will receive $15,000; the Nominating and Corporate Governance Committee chair will receive $15,000 and the Nominating and Corporate Governance Committee members will receive $10,000. The Lead Director will receive an additional $35,000. The Board may also authorize additional fees for ad hoc committees, if any. Fees are paid quarterly in advance. We do not offer non-equity incentives or pension plans to non-employee directors.

        Under our shareholder-approved 2013 Director Deferred Compensation Plan (DDCP), directors may elect to defer receipt of all or a portion of their board and committee fees to be paid at a future date in either cash or shares of common stock, or to defer all or a portion of their fees into non-statutory stock options. Deferral elections must be made by December 31 for the deferral of fees in the next calendar year and must state the amount or portion of fees to be deferred; whether and to what extent fees are to be deferred in cash or shares or paid in the form of options; in the case of deferral into cash or shares, whether the pay out shall be in installments or lump sum; and the date on which such pay out will commence. In the case of deferrals into options, the number of options to be credited is calculated by dividing the deferred fees by 33% of the closing price on the first day of each calendar quarter, which is the date of grant. The options bear an exercise price equal to the closing price on the date of grant and are immediately exercisable. Deferrals into cash or stock are recorded in unfunded and unsecured book-entry accounts. Deferred shares to be credited are calculated by dividing the deferred fees by the closing price on the first day of each calendar quarter. If cash dividends are declared, deferred share accounts are credited with a corresponding number of deferred shares, based on the market price on the dividend date. In the case of deferrals into a deferred cash account, interest is credited to the account at the beginning of each quarter based on the 30-year Treasury Bond rate then in effect (an average of 2.88% in 2015). See the Director's Compensation Table below for a description of deferrals in the current fiscal year.

        In March 2013, the Board instituted a guideline requiring directors to hold Dollar Tree stock, not including stock options, equal to at least $300,000 in value, measured as of the date the stock was acquired, within four years of election by the shareholders. As of January 30, 2016, all of our directors owned shares in excess of this amount, with the exception of our newest director, Gregory M. Bridgeford, who joined the Board in May 2016. Consistent with prior years, despite the directors owning shares in excess of this guideline, a majority of the directors have consistently chosen to defer a meaningful portion of their annual cash retainer as shares of common stock or as options (ranging from 60% to 100% of total compensation for participating directors during 2015). See the Director's Compensation Table below for a description of deferrals in the 2015 fiscal year.

        In November of 2013, we replaced Mr. Perry's consulting agreement with a post-retirement benefit agreement that provides for annual fees of $30,000 to be paid to him and ensure his eligibility in our group health plans at his cost. Mr. Perry no longer provides advisory services to the Company as of November 2013.

        Mr. Compton, who retired as a full-time employee in 2002 and as a part-time employee in 2004, has a post-retirement benefit agreement that provides for $30,000 to be paid to him annually and allows him to participate in our group health plans at his cost. Mr. Compton does not provide advisory services to the Company.

        The following table shows compensation paid to each person who served as a director during fiscal year 2015. (Bob Sasser and Howard Levine's compensation information can be found on page 43 of this document).

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Arnold S. Barron	$210,000	$—	$—	$210,000
Macon F. Brock, Jr.	—	550,000	27,288	577,288
Mary Anne Citrino	210,000	—	—	210,000
H. Ray Compton	205,000	—	30,000	235,000
Conrad M. Hall	215,000	—	—	215,000
Lemuel E. Lewis	200,000	—	—	200,000
J. Douglas Perry	180,000	—	30,000	210,000
Thomas A. Saunders III	230,000	—	—	230,000
Thomas E. Whiddon	210,000	—	—	210,000
Carl P. Zeithaml	195,000	—	—	195,000

(1)
This column shows amounts earned for retainers and fees, including fees paid for service on standing and ad hoc committees, not reduced for deferrals.

(2)
This column includes the grant date fair market value in the amount of $550,000 for 6,731 service-based restricted stock units granted on March 27, 2015 for his services as Chairman.

(3)
This column includes post-retirement benefits paid to each Mr. Compton and Mr. Perry, as more fully described in the narrative accompanying this table. In addition, see "Certain Relationships and Related Transactions" on page 56 of this proxy. This column also includes Mr. Brock's "all other compensation" that shows: perquisites in the amount of $27,288 for both a car allowance and executive term life insurance.

        The following table shows, for each of our non-employee directors, amounts deferred in fiscal year 2015 under our DDCP, the number of shares underlying those deferrals, and the aggregate number, as of January 30, 2016, of outstanding stock options, including those awarded prior to 2005 and options obtained through deferral of fees (all of which are fully vested), and deferred shares:

Name	Amounts Deferred in 2015 ($)(1)	Shares Underlying Amounts Deferred in 2015 (#)(2)	Total Deferred Shares (#)	Options Outstanding, including Options acquired through Deferral of Fees (#)	Total Shares Underlying Options and Deferred Amounts (#)

Arnold S. Barron	$178,500	2,343	16,804	—	16,804
Mary Anne Citrino	210,000	2,759	58,332	—	58,332
H. Ray Compton	—	—	—	—	—
Conrad M. Hall	215,000	2,825	18,858	—	18,858
Lemuel E. Lewis	200,000	2,628	44,787	—	44,787
J. Douglas Perry	—	—	1,671	—	1,671
Thomas A. Saunders III	230,000	9,158	—	176,850	176,850
Thomas E. Whiddon	—	—	—	—	—
Carl P. Zeithaml	117,000	1,537	21,695	—	21,695

(1)
This column shows the dollar amount of retainers and fees deferred in 2015 under the DDCP. Directors may choose to defer a portion or all of their fees into a deferred cash account, common stock equivalents (which we call "deferred shares") or options, as more fully described in the narrative in this section. Note that not all deferred amounts shown in this column are represented by underlying shares in the next column, to the extent that fees are deferred into a cash account. In 2015, we credited $371 to Mr. Perry's deferred cash account (to which he did not contribute in 2015).

(2)
Shares in this column represent deferred shares and in the case of Mr. Saunders, deferral into options. Compensation expense related to these options, valued by the same method as that used for option grants to employees, is recorded upon grant; $329,086 was recorded in 2015.

Meetings of the Board of Directors

        The Board of Directors has scheduled four regular meetings in 2016 and will hold special meetings when company business requires. During 2015, the Board held six formal meetings and undertook action by unanimous consent on three occasions. Informational update calls are periodically conducted during the year. Each member of the Board attended at least 75% of all Board meetings and meetings of committees of which he or she was a member.

Committees of the Board of Directors

        The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The memberships and functions of these committees are set forth below. The Board does not have a standing Executive Committee. Other committees may be established to consider non-routine matters as the Board deems necessary.

Audit Committee

        The Audit Committee has four members: Thomas E. Whiddon (Chairman), Mary Anne Citrino, Conrad M. Hall and Lemuel E. Lewis. The functions of this committee include:

  •
  reviewing management's assessment of our internal control over the financial reporting process;

  •
  reviewing results of internal control testing related to Section 404 of the Sarbanes-Oxley Act of 2002;

  •
  reviewing our quarterly and annual financial statements;

  •
  reviewing the audit efforts of our independent auditors and internal audit department;

  •
  reviewing related party transactions; and

  •
  selecting the independent auditors and any independent counsel or other advisers it deems necessary.

        The Audit Committee met in person or via teleconference nine times in 2015. In addition, the Chairman of the committee conducted periodic updates with the independent auditors and/or financial management.

        Our Board has reviewed the composition of the Audit Committee and determined that the independence and financial literacy of its members meet the listing standards of the NASDAQ Stock Market and regulations of the Securities and Exchange Commission. In addition, our Board has determined that the chairman of our Audit Committee, Thomas Whiddon, and Audit Committee member Lemuel Lewis, by virtue of their careers serving as Chief Financial Officers for large companies as well as other experience, qualify them as "audit committee financial experts," within the meaning of applicable regulations of the SEC, promulgated pursuant to the Sarbanes-Oxley Act of 2002.

Report of the Audit Committee

        The Audit Committee's main purpose (in accordance with its written charter adopted by the Board of Directors) is to assist the Board of Directors in fulfilling its oversight responsibilities regarding the quality and integrity of the accounting, auditing and financial reporting practices of the company.

        In connection with these responsibilities, the Audit Committee:

  •
  met with management and the head of our internal audit department to discuss the company's risk management, control, and governance processes;

  •
  discussed with counsel our compliance with NASDAQ listing requirements and other securities regulations;

  •
  met with management and KPMG LLP, our independent registered public accounting firm, to review and discuss the quarterly and annual financial statements of the company for the fiscal year ended January 30, 2016;

  •
  discussed with KPMG LLP the matters required by Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees);

  •
  discussed with KPMG LLP the quality, not just the acceptability, of our accounting principles;

  •
  received from KPMG LLP written disclosures and the letter regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants' communications with the Audit Committee concerning independence;

  •
  reviewed and approved KPMG LLP's fees for audit, audit-related and tax services; and

  •
  discussed with KPMG LLP any relationships that may impact their objectivity and independence.

        Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended January 30, 2016 be included in the company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE

Mary Anne Citrino	Conrad M. Hall	Lemuel E. Lewis	Thomas E. Whiddon

Compensation Committee

        The Compensation Committee has four members: Arnold S. Barron (Chairman), H. Ray Compton, Conrad M. Hall and Carl P. Zeithaml.

        The functions of this committee include:

  •
  overseeing our compensation and benefit practices;

  •
  establishing the compensation arrangements for our executive officers;

  •
  administering our executive compensation plans and Employee Stock Purchase Plan;

  •
  administering and considering awards under our stock-and equity-based compensation plans; and

  •
  reviewing annually executives' stock ownership levels to ensure compliance with the Company's executive ownership policy.

        The Compensation Committee met in person or via teleconference five times in 2015. In addition, the Chairman engaged in numerous in-depth discussions with members of management.

        All members of the Compensation Committee meet the independence requirements of the Nasdaq Stock Market and regulations of the Securities and Exchange Commission. The report of the Committee, together with our Compensation Discussion and Analysis and information regarding executive compensation, can be found beginning on page 25.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee has three members: Thomas A. Saunders III (Chairman), Mary Anne Citrino and H. Ray Compton. The purpose of this committee is to advise the Board of Directors on the composition, organization and effectiveness of the Board and its committees, and on other issues relating to the corporate governance of the company. The committee's primary duties and responsibilities are to:

  •
  recommend candidates to be nominated by the Board, including the re-nomination of any currently serving director, to be placed on the ballot for shareholders to consider at the annual shareholders meeting;

  •
  if the Chairman of the Board is not independent, recommend an independent director to be considered by the Board to be appointed as Lead Director;

  •
  recommend nominees to be appointed by the Board to fill interim director vacancies;

  •
  review periodically the membership and Chair of each committee of the board and recommend committee assignments to the board, including rotation or reassignment of any Chair or committee member;

  •
  monitor significant developments in the regulation and practice of corporate governance and of the duties and responsibilities of each director;

  •
  lead the Board in its biennial performance evaluation;

  •
  evaluate and administer our Corporate Governance Guidelines and recommend changes to the Board;

  •
  review our governance structure;

  •
  recommend policies for compensation and equity ownership guidelines for Board members who are not executive officers, as well as expense reimbursement policies;

  •
  review annually the directors' stock ownership levels to ensure compliance with our director target ownership policy;

  •
  monitor annually the education of Board members on matters related to their service on the Board; and

  •
  advises the Board on its composition, committees, structure, practices and self-evaluation.

        The Nominating and Corporate Governance Committee met in person or via teleconference on four occasions in 2015. During 2015, the committee continued to review potential candidates for Board seats in order to further enhance the Board's effectiveness. For further information on the committee, its composition and procedures, please see the discussion beginning on page 14.

CORPORATE GOVERNANCE AND DIRECTOR INDEPENDENCE

Independence

        Dollar Tree is committed to principles of good corporate governance and the independence of a majority of our Board of Directors from the management of our company. The following nine directors have been determined by our Board to be independent directors within the applicable listing standards of the NASDAQ Stock Market throughout 2015 (or since his appointment in the case of Mr. Bridgeford): Arnold S. Barron, Gregory M. Bridgeford, Mary Anne Citrino, H. Ray Compton, Conrad M. Hall, Lemuel E. Lewis, Thomas A. Saunders III, Thomas E. Whiddon, and Carl P. Zeithaml. Mr. Perry will not stand for re-election at the 2016 annual shareholder meeting. When his term expires, nine of our eleven directors will be independent.

        All members of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee are independent under NASDAQ listing standards. Our Board has reviewed the various relationships between members of our Board and the company and has affirmatively determined that none of our directors or nominees has material relationships with Dollar Tree, other than Messrs. Brock, Perry and Sasser who are or were members of management or were paid consultants. See "Information about the Board of Directors" on page 16 and "Certain Relationships and Related Transactions" on page 56 for a discussion of relationships between the company and certain directors.

        If the slate of directors proposed to be elected at the 2016 annual meeting of shareholders is elected, all committees of our Board will continue to be comprised solely of independent directors. The basis for an independence determination by our Board is either that the director has no business relationship other than his or her service on our Board, or that while a director may have some involvement with a company or firm with which we do business, our Board has determined that such involvement is not material and does not violate any part of the definition of "independent director" under NASDAQ listing standards. None of our current executives sit on any of our committees.

        At the regular meetings of our Board of Directors, a private session, without management present, is conducted by the non-management members of our Board.

Corporate Governance Guidelines

        We adopted formal Corporate Governance Guidelines, a copy of which is available online at www.DollarTreeinfo.com in the Investor Relations section.

Board Leadership Structure

        Our corporate guidelines state that, in the event our Chairman is not an independent director, the Board shall name a Lead Director who is independent. Because Macon F. Brock, Jr., our Chairman, is not independent, our Board appointed Thomas A. Saunders III as Lead Director in May 2007, upon the recommendation of the Nominating and Corporate Governance Committee. Since 2007, the Board has annually confirmed him in this role. Mr. Saunders' role is similar to that of an Independent Chairman. As our Lead Director, he has clearly defined leadership authority and responsibilities, including: setting the agenda for and presiding over executive sessions of solely independent directors; conferring with the Chief Executive Officer and Chairman; communicating feedback from the Board regarding the CEO's performance; working with the Chairman to set the Board agenda; and remaining well-informed about senior management and succession plans. We believe that as Lead Director, Mr. Saunders has been effective at enhancing the overall independent functioning of the Board.

        After careful consideration, the Board determined that its current leadership structure is the most appropriate for Dollar Tree and its shareholders. As part of the company's ongoing commitment to corporate governance, the Board periodically considers its leadership structure and the role of the Lead Director.

Majority Vote Standard for the Election of Directors

        Our Corporate Governance Guidelines also set forth our procedure if a director-nominee does not receive a majority of the votes cast in an uncontested election. Prior to an election, each director-nominee submits a resignation letter, contingent upon such individual failing to receive more than 50% of the votes cast in an uncontested election. In such event, the resignation would be considered by the Nominating and Corporate Governance Committee, which would recommend to the Board what action to take with respect to the resignation.

Board's Role in Risk Oversight

        The Board of Directors is actively involved in overseeing enterprise risk, primarily through the assistance of its Audit Committee whose charter requires that its members be knowledgeable of and inquire about risk related to the company's business. The company's Internal Audit Department conducts an annual investigation and evaluation of enterprise risk which focuses on four primary areas essential to the successful operation of the company: 1) strategic, 2) financial, 3) operational and 4) governance. The Internal Audit department reports its findings to and answers inquiries of the Audit Committee. The Committee Chair then shares this information with the full Board at its next meeting and responds to its directors.

        The Audit Committee also engages in dialogue and receives updates at or between its meetings from the Vice President of Internal Audit, the Chief Financial Officer, Chief Legal Officer and the Chief Executive Officer on matters related to risk. The Committee shares appropriate information with the Board, either at its next meeting or by other more immediate communication. In addition, the Company's Disclosure Committee meets at least quarterly and monitors internal controls over financial reporting and ensures that the company's public filings contain discussions about risks our business faces, all of which is reported to the Board. In addition to the Audit Committee, other committees of the Board consider risk within their areas of responsibility. In setting executive compensation, the Compensation Committee considers risks that may be implicated by our compensation programs and endeavors to set executive compensation at a level that creates incentives to achieve long-term shareholder value without encouraging excessive risk-taking to achieve short-term results. The Nominating and Corporate Governance Committee annually reviews the Company's corporate governance guidelines and their implementation. Each committee reports its findings to the full Board.

Code of Ethics

        Our Board has adopted a Code of Ethics for all our employees, officers and directors, including our Chief Executive Officer and senior financial officers, which was recently reviewed and approved by the Board on January 14, 2016. A copy of this code may be viewed at our corporate website, www.DollarTreeinfo.com, in the Investor Relations section of the site, under the heading "Corporate Governance." In addition, a printed copy of our Code of Ethics will be provided to any shareholder upon request submitted to the Corporate Secretary at the address on page 1.

Charters of our Board Committees

        The charters of our Board committees are available on our corporate website, www.DollarTreeinfo.com, in the Investor Relations section of the site, under the heading "Corporate Governance." In addition, printed copies of any of our Board committee charters will be provided to any shareholder upon request submitted to the Corporate Secretary at the company's address on page 1.

 COMMUNICATING WITH OUR BOARD MEMBERS

        Our shareholders may communicate directly with our Board of Directors. You may contact any member of our Board, any Board committee or any chair of any such committee by mail. To do so, correspondence may be addressed to any individual director, the non-management directors as a group, any Board committee or any committee chair by either name or title. All such mailings are to be sent in care of "Corporate Secretary" at our corporate headquarters address, which is 500 Volvo Parkway, Chesapeake, VA 23320. To communicate with our directors electronically, emails may be sent to CorpSecy@DollarTree.com.

        Mail received as set forth in the preceding paragraph may be examined by the Corporate Secretary from the standpoint of security and for the purpose of determining whether the contents actually represent messages from shareholders to our directors. Depending upon the facts and circumstances outlined in the correspondence, the Corporate Secretary will forward the communication to the Board, or any director or directors, provided that the contents are not in the nature of advertising, promotions of a product or service, or patently offensive material.

        In addition, any person who desires to communicate financial reporting or accounting matters specifically to our Audit Committee may contact the Audit Committee by addressing a letter to the chairman of the Audit Committee at our corporate headquarters address, noted above, or electronically to AuditChair@DollarTree.com. Communications to our Audit Committee may be submitted anonymously, if sent by mail, addressed to the Audit Committee Chair. All correspondence will be examined by the Corporate Secretary and/or Internal Audit from the standpoint of security and depending upon the facts and circumstances outlined in the correspondence, the communications will be forwarded to our Audit Committee or Audit Committee Chair for review and follow-up action as deemed appropriate.

        In 2009, we created the position of Vice President, Corporate Governance. This officer serves as the liaison with our shareholders on governance matters. We established this position to provide a more direct channel for communications with shareholders, to ensure an open dialogue on an ongoing basis and to promote increased understanding of industry standards for best practices in corporate governance as they evolve.

        We expect each of our directors to attend the annual meeting of our shareholders. All of the then incumbent directors were in attendance at the 2015 annual meeting of our shareholders.

Shareholder Proposals for the 2017 Annual Meeting

        Shareholder proposals for the annual meeting of shareholders to be held in 2017 will not be included in our proxy statement for that meeting unless received by us at our principal executive offices in Chesapeake, Virginia, on or prior to close of business on January 18, 2017. Such proposals must contain the information and meet the requirements set forth in our by-laws and in Rule 14a-8 of the Securities and Exchange Commission relating to shareholder proposals. See page 15 for additional requirements for the submission of shareholder nominations to the Board. Notice of a shareholder proposal submitted outside of the processes of Rule 14a-8 will be considered untimely after January 18, 2017. If notice of such a shareholder proposal is received by us after such date, then the proxies we solicit for next year's annual meeting may confer discretionary authority to vote on any shareholder proposals that were not submitted in a timely manner, without including a description of such proposals in the proxy statement for that meeting.

 COMPENSATION OF EXECUTIVE OFFICERS

Compensation Committee Report on Executive Compensation

        The Compensation Committee of our Board of Directors is responsible for developing, overseeing and implementing our compensation program for executive officers. In carrying out its responsibilities, each year the Compensation Committee reviews and recommends to the independent members of the Board the approval of the compensation of our Chief Executive Officer and the Committee approves the compensation of our other executive officers. The Compensation Committee is committed to a pay-for-performance policy that guides its discussions and determinations with respect to executive compensation.

        In structuring compensation for executives, the Compensation Committee seeks to attract, motivate and retain executive talent and to offer greater rewards for superior individual and corporate performance. To achieve these goals, the Compensation Committee provides a mix of annual and long-term compensation that will align the short- and long-term interests of our executives with those of our shareholders. In 2015, the Compensation Committee established base salaries, approved targets and awards under an annual cash incentive plan and made long-term incentive awards, the vesting of which are subject to our achieving a target level of performance and the executives remaining with us over a specified period of time. The Committee also approved a new peer group consisting of 19 companies that represents the market in which Dollar Tree now competes for talent after its merger with Family Dollar.

        A discussion of the principles, objectives, components and determinations of the Compensation Committee is included in the Compensation Discussion and Analysis that follows this Compensation Committee report. The specific decisions of the Compensation Committee regarding the compensation of named executive officers are reflected in the compensation tables and narrative that follow the Compensation Discussion and Analysis.

        The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with our management. Based on this review and discussion, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in the company's proxy statement for the 2016 annual meeting of shareholders.

SUBMITTED BY THE COMPENSATION COMMITTEE

Arnold S. Barron	H. Ray Compton	Conrad M. Hall	Carl P. Zeithaml

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is a current or former officer of Dollar Tree or any of our subsidiaries, except H. Ray Compton who was an officer of the company until his retirement in 2004. In addition, none of the members of the Compensation Committee has or had any relationship with the company during fiscal 2015 that requires disclosure in accordance with the applicable rules of the Securities and Exchange Commission relating to compensation committee interlocks and insider participation.

Compensation Discussion and Analysis

Financial Highlights for Fiscal Year 2015

  •
  On July 6, 2015, the Company completed the acquisition of Family Dollar Stores, Inc. ("Family Dollar") for cash consideration of $6.8 billion and the issuance of 28.5 million shares of the Company's common stock valued at $2.3 billion based on the closing price of the Company's common stock on July 2, 2015. Family Dollar became a direct, wholly-owned subsidiary of the Company. Under the acquisition, the Family Dollar shareholders received $59.60 in cash and 0.2484 shares of the Company's common stock for each share of Family Dollar common stock they owned, plus cash in lieu of fractional shares (the "Merger Consideration"). Each outstanding performance share right ("PSR") of Family Dollar common stock was canceled in exchange for the right of the holder to receive the Merger Consideration (the "PSR Payment"). Additionally, outstanding Family Dollar stock options and restricted stock units were converted into mirror awards exercisable or to be earned in the Company's common stock and the Company assumed certain employment agreements with officers of Family Dollar.

  •
  The Company's consolidated net sales increased $6.90 billion to $15.50 billion from $8.60 billion in the prior year. The addition of Family Dollar sales after July 6, 2015 represented $6.16 billion of the increase;

  •
  Same-stores sales, for the Dollar Tree segment, increased 2.5% on a constant currency basis, compared to a 4.4% increase for fiscal year 2014. Adjusted for the impact of Canadian currency fluctuations, the same-store sales increase was 2.1%;

  •
  Gross profit increased $1.62 billion to $4.66 billion from $3.03 billion in the prior year.

  •
  Net income decreased $316.8 million compared to the prior year, resulting in net income of $1.26 per diluted share. Adjusted net income decreased from $645.6 million to $518.2 million and adjusted diluted earnings per share decreased from $3.12 to $2.32. Included in fiscal 2015 results are $73.0 million of markdown expense for Family Dollar related to SKU rationalization and planned liquidations and $170.2 million for Family Dollar related to the amortization of the stepped up inventory basis, amortization of intangible assets, higher levels of depreciation expense resulting from purchase accounting, and severance and integration costs.

2015 Executive Compensation Overview

        We are committed to a pay-for-performance policy for our executives that appropriately balances each executive's total compensation between cash and non-cash and short and long-term components, while ensuring that a significant portion of pay is performance-based and therefore, at risk. We believe that our executive compensation program, combined with our stock ownership guidelines, effectively link the interests of our executive officers with the interests of our shareholders and focuses the executives on the long-term growth and profitability of our business, without encouraging excessive risk-taking.

        The following provides an overview of executive compensation actions in fiscal 2015:

  •
  The Compensation Committee approved base salary increases and cash bonus payouts for our named executive officers;

  •
  The Compensation Committee approved long-term equity incentive awards in the form of performance-based restricted stock units to each of our named executive officers;

  •
  The Compensation Committee approved target award values for each of our named executive officers under the Company's three-year long-term performance plan made available under the Company's Omnibus Incentive Plan;

  •
  The Compensation Committee approved a new peer group that represents the market in which Dollar Tree now competes for talent post-merger; and

  •
  The Compensation Committee approved an equity grant and established a corporate bonus target for members of the Family Dollar executive management team (none of whom were named executive officers) for the period beginning on August 30, 2015 and ending on January 30, 2016. These decisions were made to support the Company's efforts to maintain leadership continuity following the closing of the merger, successfully integrate both companies and align the interests of the leadership team with those of our shareholders.

        In addition to the executive compensation actions taken in fiscal 2015, the Company made changes to its executive leadership team in connection with the merger with Family Dollar. Gary Philbin was named President and Chief Operating Officer of Family Dollar in July of 2015 and continues to report to Bob Sasser, the Chief Executive Officer of Dollar Tree. Howard Levine, the former Chief Executive Officer of Family Dollar, remained with the Company after the merger in order to assist with the integration and provide support to Mr. Sasser. After completing this role, Mr. Levine stepped down as the Chief Executive Officer effective January 15, 2016. Mr. Philbin continues to lead Family Dollar.

        Mr. Philbin is the most senior executive officer responsible for the Family Dollar banner and the second most senior officer in the overall combined enterprise. In March 2016, the Compensation Committee increased Mr. Philbin's compensation. See page 37 for more details.

Governance of Executive Compensation Program

Objectives of Our Compensation Program

        The Compensation Committee has adopted a pay-for-performance policy for executive officers that balances each executive's total compensation between cash and non-cash, and current and long-term, components. The principal objectives of our compensation policies are to:

  •
  align executive pay with shareholders' interests;

  •
  provide executive pay that is competitive among our peer group;

  •
  recognize individual initiative and achievements;

  •
  attract, motivate and retain highly qualified executives; and

  •
  unite the executive management team to a common objective.

        We are committed to good corporate governance and engage in the following best practices as part of our executive compensation program:

  •
  Tie a substantial portion of executive compensation to Company performance;

  •
  Provide capped annual and long-term incentive awards;

  •
  Provide modest perquisites with sound business rationale;

  •
  Maintain retention agreements with our named executive officers that require a "double trigger" change in control in order for severance benefits to become payable;

  •
  Maintain stock ownership requirements that align the interests of our executives with those of our shareholders;

  •
  Prohibit hedging and short sales by executive officers and directors;

  •
  Conduct an annual risk assessment of our compensation policies and practices; and

  •
  Conduct an annual shareholder advisory vote on executive compensation.

        The chart below shows the percentage breakdown of the 2015 Total Direct Compensation for our current named executive officers.

CEO Total Direct Compensation	Other NEO Total Direct Compensation

Role of the Compensation Committee

        The Compensation Committee consists entirely of non-employee, independent members of our Board of Directors and operates under a written charter approved by the Board. The Compensation Committee has the direct responsibility to review and recommend to the independent members of the Board the approval of the compensation of our Chief Executive Officer and to determine and approve the compensation of the other named executive officers. The Compensation Committee has historically consulted, and expects to continue to consult, with the Chief Executive Officer and senior management, as well as an external compensation consultant retained by the Compensation Committee when deemed appropriate, in the exercise of its duties. Notwithstanding such consultation, the Compensation Committee retains absolute discretion over all compensation decisions with respect to the named executive officers.

Role of the Chief Executive Officer in Compensation Decision-Making

        In general, at the Compensation Committee's request, our Chief Executive Officer may review and recommend the compensation structure and awards for the other named executive officers to the Compensation Committee or its consultants. The Chief Executive Officer also provides information to the Compensation Committee and its consultants regarding the job performance and overall responsibilities of the other named executive officers. He makes no recommendations concerning his own compensation to the Compensation Committee or its consultants. The Chief Executive Officer does not possess the right to call a meeting of the Compensation Committee, but the Compensation Committee would likely convene a meeting at his request. The Chief Executive Officer does not vote on executive compensation matters nor is he present when his compensation is being discussed or approved.

Role of the Compensation Consultant

        Pursuant to its written Charter, the Compensation Committee has the authority to engage the services of outside independent advisers. Aon Hewitt LLC was retained in the spring of 2010 to assist the Compensation Committee in determining the appropriateness and competitiveness of our executive compensation program. The Compensation Committee continues to engage Aon Hewitt on an ad hoc basis for executive compensation consulting services. No executive officer had the authority to direct the work of Aon Hewitt with regards to its work with the Compensation Committee. The Compensation Committee bears ultimate responsibility for approving the compensation of all named executive officers.

        In fiscal 2015, the Compensation Committee engaged Aon Hewitt to provide executive compensation consulting services. The Company paid $200,991 to Aon Hewitt for these services. With respect to additional services, the Company paid Aon Hewitt $14,087 for compensation services related to the acquisition of Family Dollar. In addition, Aon Risk Services, Inc. ("Aon Risk"), an affiliate of Aon Hewitt, provided insurance brokerage services to the Company for which it received commissions. The Company paid $1,052,000 for the insurance brokerage services in fiscal 2015 for both the Dollar Tree and Family Dollar segments. From July 6, 2015 to the end of our 2015 fiscal year, the Company paid $754,745 to Aon Hewitt for services related to benefits administration and $791,461 for services in connection with leave administration in the Family Dollar segment.

        The decision to engage Aon Hewitt and Aon Risk for these additional services to the Company was made by management in the Dollar Tree and Family Dollar segments, respectively, and the approval of the Compensation Committee or Board of Directors was not required or requested. However, the Compensation Committee has reviewed its relationship with the consultant, taking into consideration the six independence factors set forth in Rule 10C-1 under the Securities Exchange Act of 1934. The Committee also reviewed the internal guidelines adopted by Aon Hewitt to guard against any potential conflict of interest and ensure its consultants provide only independent advice, regardless of fees paid to the firm. Based on its review, the Compensation Committee has identified no conflicts of interest and believes the additional services provided to management by Aon Hewitt and Aon Risk do not impair the objectivity of the advice rendered by Aon Hewitt to the Compensation Committee on executive compensation matters.

        Further information on the Compensation Committee's procedures for determining executive compensation is included in its Charter which can be found at our corporate website, www.DollarTreeinfo.com, in the Investor Relations section of the site, under the heading "Corporate Governance."

Assessment of Risk

        We have reviewed our compensation policies and practices for all employees and concluded that such policies and practices are not reasonably likely to have a material adverse effect on our company.

Say on Pay Votes

        In compliance with Section 14A of the Securities Exchange Act of 1934, the Company asks the shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Company's proxy statement (commonly known as "Say on Pay"). The Company believes that Say on Pay is an important means by which shareholders may express their views regarding the Company's executive compensation and has decided to hold a Say on Pay advisory vote on an annual basis.

        During our June 2015 annual shareholders' meeting, we provided our shareholders with an advisory vote to approve the compensation of our named executive officers. The Company received an overwhelming support of 96% for its Say on Pay proposal. The Compensation Committee believes the results of these Say on Pay votes reflect our shareholders' approval of our executive compensation program. Therefore, the Compensation Committee did not make any changes to its executive compensation program as a result of the 2015 Say on Pay votes.

Executive Compensation Principles

        Our executive compensation program consists of base salaries, cash bonus incentives, and long-term incentives generally in the form of cash and restricted stock units. These components of executive compensation are used together to strike an appropriate balance between cash and stock compensation and between short-term and long-term incentives. We expect a significant portion of an executive's total compensation to be at risk, tied both to our annual and long-term performance as well as to the creation of shareholder value. In particular, we believe that short-term annual cash incentive compensation should be tied directly to both corporate performance and individual performance for the fiscal year, including the achievement of identified goals as they pertain to the areas of our operations for which the executive is personally responsible and accountable. In contrast, we believe that long-term incentive compensation should reward an executive for his or her contribution to our long-term corporate performance and shareholder value. Under our policy, performance above targeted standards results in increased total compensation, and performance below targeted standards results in decreased total compensation.

        We differentiate compensation to executives based on the principle that total compensation should increase with an executive's position and responsibility, while at the same time, a greater percentage of total compensation should be tied to corporate and individual performance, and therefore be at risk, as position and responsibility increases. Thus, executives with greater roles and responsibilities associated with achieving our performance targets should bear a greater proportion of the risk if those goals are not achieved and should receive a greater proportion of the reward if our performance targets are met or surpassed. In addition, as an executive's position and responsibility increases, the use of long-term incentive compensation should increase as a percentage of total compensation because our senior executives have the greatest influence on our strategic performance over time.

        The difference between the compensation of the Chief Executive Officer and the other named executive officers is due to a variety of factors, including his unique role as primary architect of the Company's strategic vision, as well as his responsibility for achievement of the Company's operational goals. Accordingly, he receives a higher base salary, higher annual bonus incentives and higher long-term equity incentives as a product of his greater authority, responsibility and oversight.

How Executive Pay Levels are Determined

        The Compensation Committee reviews our executive compensation program every year and periodically conducts an in-depth market analysis of executive compensation as it determines is necessary to ensure that our compensation programs meet our objectives. Decisions by the Compensation Committee relating to the compensation of our executive officers are reported to the full Board of Directors. The Compensation Committee considers recommendations of the Chief Executive Officer with respect to the compensation of other executives but makes its own determinations in all cases.

        In determining the compensation of our executive officers, the Compensation Committee evaluates total overall compensation, as well as the mix of salary, cash bonus incentives and equity incentives, using a number of factors including the following:

  •
  our financial and operating performance, measured by attainment of specific strategic objectives and operating results;

  •
  the duties, responsibilities and performance of each executive officer, including the achievement of identified goals for the year as they pertain to the areas of our operations for which the executive is personally responsible and accountable; and

  •
  historical cash and equity compensation levels.

        Amounts realizable from prior compensation, including equity awards, are not generally considered in setting current year compensation.

        In fiscal 2015, the Compensation Committee, with the assistance of Aon Hewitt, approved a new peer group which consists of the following 19 companies that we believe are similarly situated to Dollar Tree post-merger and represent the markets in which we compete for executive talent:

• Bed Bath & Beyond, Inc.	• McDonalds Corporation
• Best Buy Co. Inc.	• Nordstrom, Inc.
• CarMax, Inc.	• Rite Aid Corporation
• Dollar General Corporation	• Ross Stores, Inc.
• Gap, Inc.	• Staples, Inc.
• Genuine Parts Company	• Starbucks Corporation
• Kohl's Corporation	• Sysco Corporation
• L Brands, Inc.	• TJX Companies, Inc.
• Lowe's Companies, Inc.	• YUM! Brands, Inc.
• Macy's Inc.

        The peer group was developed based primarily upon Dollar Tree's industry and size. Revenue growth and market capitalization were selected as the appropriate size filters. Aon Hewitt assisted the Compensation Committee with identifying positions comparable to those of our named executive officers and providing the Committee with benchmarking data for both total direct compensation and each element of total direct compensation within the peer group. This analysis provided the Committee with a perspective on Dollar Tree's pay-for-performance relationship relative to its peers. The Committee does not target a specific market data percentile for total direct compensation or individual components of compensation but rather reviews data from the peer group companies as a point of reference to help ensure that our overall compensation remains competitive.

Components of Executive Compensation

        The executive compensation program consists of three principal components: base salary, annual bonus incentives and long-term incentives. The Compensation Committee considers these components individually and reviews the overall distribution between them but does not target specific allocation percentages or amounts.

        While we do not offer executives a pension plan, each executive may elect to defer a portion of his or her annual cash compensation into our Non-Qualified Deferred Compensation Plan, which is further described in the Non-Qualified Deferred Compensation Table and narrative disclosure following this discussion. We also provide our executives with the benefits that are commonly available to our full-time associates, including participation in our profit-sharing and 401(k) savings plan, employee stock purchase plan, health, dental and vision plans and various insurance plans, including disability and life insurance. For the Family Dollar segment, the Company provides similar benefits to its executive officers, except the Company currently maintains a separate 401(k) savings plan and deferred compensation plan for each of the segments.

        We extend to our executives a limited number of perquisites, including a monthly car allowance, in recognition of the extensive travel required in managing a business of our size; the reimbursement for up to $3,000 in tax and financial planning to assist executives in managing their financial situations; an executive physical, in order to ensure the health and continuity of our executive team; and an employer-paid portable term life insurance plan for executives, which includes a one times base annual salary benefit. For the Family Dollar segment, the Company continues to offer the legacy Family Dollar perquisites to its executive offers which include executive supplemental disability insurance coverage, group disability insurance and financial planning assistance. We believe the nature and amounts of all perquisites provided to our named executive officers are reasonable and that they support our expectations of an engaged and productive executive team.

        Our compensation and benefits programs provide basic economic security for our employees at a level consistent with competitive practices to help retain a highly skilled and qualified workforce, including at the executive level. The annual bonus and long-term incentive compensation programs are designed to reward performance measured against goals and standards established by the Compensation Committee, to encourage executives to increase shareholder value by focusing on growing revenue and earnings, generating cash flow and efficiently deploying capital, and to ensure retention of key personnel.

        The principal components of executive compensation and the rationale and methodology for each are further described below. Specific information on the amounts and types of compensation earned by the named executive officers during 2015, 2014 and 2013 can be found in the Summary Compensation Table and other tables and narrative disclosures following this discussion.

Base Salary

        Our base salary philosophy is to provide reasonable current income to our named executive officers in amounts that will attract and retain individuals with a broad, proven track record of performance. To accomplish this objective, we provide base salaries that are intended to be competitive relative to similar positions at comparable companies. Base salaries are reviewed annually and adjustments are made as required to recognize outstanding individual performance, expanded duties or changes in the competitive marketplace.

        The Compensation Committee, with the assistance of Aon Hewitt, determined during its March 2015 meeting that our named executive officers would receive base salary increases in order to keep salaries at competitive levels. Base salaries paid to our named executive officers in fiscal 2015 are contained in the Summary Compensation Table in this Proxy Statement.

Annual Bonus Incentives

        Executives and certain salaried associates have the opportunity to earn an annual cash bonus under our Management Incentive Compensation Plan (MICP). The MICP is intended to provide incentive bonuses that are reasonable in relation to the payment of base salaries and overall compensation to executives, reward executives for superior performance and are expected to be competitive.

        The Company performance goals are generally based on U.S. operating income targets defined by the annual budget as approved by the Board of Directors at the beginning of the fiscal year. The performance targets are intended to be challenging but achievable, and serve to focus our management team on a common goal while aligning efforts with shareholder interests.

        The MICP target is expressed as a percentage of salary. At the executive level, the target is weighted more heavily toward corporate performance, thereby more closely aligning executives' interests with the interests of shareholders. As described above, the Compensation Committee establishes the MICP corporate performance target, which is generally derived from the annual budget approved by the Board of Directors at the beginning of the fiscal year. Individual performance goals are based on the area over which the executive has influence and may include items such as improvement in same-store sales, opening of new stores, development of new strategies, reduction in specified costs, etc.

        For 2015, incentive bonuses were targeted at 120% of base salary for the Chief Executive Officer, 90% of base salary for the President and Chief Operating Officer and 70% of base salary for all other named executive officers. Of that amount, 85% is linked to a specified U.S. operating income target and 15% to individual performance. In order for an executive to receive any bonus, we must achieve at least 85% of the operating income target. Once at least 85% of the target is reached, payment for a portion of the bonus for the corporate performance component is made. Maximum bonus is earned with performance achieved at 125% of target (see table below).

        The following table illustrates the variation that can occur at differing levels of corporate performance compared to target, based on salary percentages applied to bonuses for 2015:

% of Corporate Performance Target Attained	Portion of Executive's Corporate Performance Bonus Deemed Earned	Corporate Performance Component as a percent of salary (CEO) (120% target)(1)	Corporate Performance Component as a percent of salary (President and COO) (90% target)(1)	Corporate Performance Component as a percent of salary (other executives) (70% target)(1)

Below 85.0%	0.0%	0.0%	0.0%	0.0%
85.0%	25.0%	25.50%	19.13%	14.88%
90.0%	50.0%	51.00%	38.25%	29.75%
95.0%	75.0%	76.50%	57.38%	44.63%
100.0%	100.0%	102.00%	76.50%	59.50%
105.0%	125.0%	127.50%	95.63%	74.38%
110.0%	150.0%	153.00%	114.75%	89.25%
115.0%	175.0%	178.50%	133.88%	104.13%
120.0%	200.0%	204.00%	153.00%	119.00%
125.0% or above	225.0%	229.50%	172.13%	133.88%

(1)
Represents the corporate performance component of 85% multiplied by the level of bonus deemed earned multiplied by the target bonus level.

        The MICP bonuses relating to performance in a given fiscal year are paid in the following year when annual results are available, upon approval by the Compensation Committee, generally in April. The Compensation Committee may revise the target amount to account for unusual factors such as, but not limited to, the acquisition of a company, expenses related to changes in accounting rules and non-cash charges. Any modification is carefully considered by the Committee and applied only in special circumstances that warrant the modification. The Compensation Committee did not exercise such discretion with respect to the 2015 bonus payments.

        We believe that our performance goals are sufficiently difficult as to represent a challenge for our management, while remaining reasonably attainable. Any portion of the bonuses described above may be paid through the Omnibus Incentive Plan in order to preserve the Company's deduction under Section 162(m) of the Internal Revenue Code. In such event, the additional restrictions of the Omnibus Incentive Plan shall apply to the applicable payments.

        For 2015, the operating income target was $1,182,900,000 for our U.S. operations, which reflected our strategic plan. The definition of operating income approved by the Compensation Committee for purposes of measuring the 2015 target performance under the MICP excludes results from our Canadian business and operations. Additionally, because of the proposed acquisition of Family Dollar, the 2015 target performance also excludes any costs, expenses, or charges relating to or resulting from: the merger, the borrowing or payment of merger consideration, the divestiture of assets and the integration of the combined companies; and the operating income or loss attributable to Family Dollar on or after the merger ("Merger Effects"). During its March 2016 meeting, the Compensation Committee certified that the Company achieved a U.S. operating income of $1,165,100,000 in fiscal 2015, which reflected an achievement of 98.50% of the fiscal 2015 annual incentive bonus performance goal. Accordingly, a payout of 92.50% of the corporate performance portion of the annual incentive bonus target amount was made to each named executive officer. The actual bonus amount earned in fiscal 2015 and paid in April of 2016 to each of our named executive officers is reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table on page 43 of the Company's proxy statement.

        As described earlier, 85% of the annual incentive bonus is based on corporate performance while 15% of the annual incentive bonus is based on individual performance. At the beginning of each fiscal year, individual goals are established and approved for each named executive officer. For the Chief Executive Officer of Dollar Tree, factors considered by the Compensation Committee when determining the individual performance portion of his 2015 bonus fell within the following goal categories: leadership and organizational development to support the combined enterprise, implementation of shared services, succession planning, strategic planning and integration of Family Dollar, sales growth in the U.S and Canada, and supply chain initiatives to support the growth and volume projections for the combined enterprise. At the March 2016 meeting, the Compensation Committee conducted an evaluation of the Chief Executive Officer's performance based on the categories outlined above to determine the extent to which his individual goals were achieved, found they were substantially achieved and approved the amount of his 2015 annual incentive bonus as listed in the Summary Compensation Table on page 43 of the proxy statement.

        For other named executive officers, factors considered in determining the individual performance portion of the bonus paid were based on the area over which the executive is responsible and were generally aligned with the strategic direction of the Company. Fiscal 2015 year-end performance evaluations were conducted for each named executive officer consisting of both subjective and objective criteria and certain core competencies on which all of our employees are evaluated. For the Chief Financial Officer, the factors considered fell within the goal categories of Family Dollar integration and oversight of Finance integration teams and financial reporting, SG&A cost reduction and oversight of capital structure, shrink reduction, and oversight of systems and process improvements relating to accounting controls and operational effectiveness. For the President and Chief Operating Officer of Family Dollar, the goal categories were Family Dollar integration, sales and operating margin growth, corporate synergies, customer experience initiatives, operational effectiveness and organizational development.

        For the Chief Merchandise Officer of Dollar Tree, the goal categories were sales growth and new store productivity in the U.S. and Canada, inventory productivity, organizational development and operational effectiveness. For the Chief Administrative Officer, the goal categories were Family Dollar integration, organizational development, recruiting and retention, oversight of Information Technology department and strategies, corporate synergies, SG&A improvement and supply chain initiatives. In March 2016, the evaluations were reviewed and accepted by the Compensation Committee, with input from the Chief Executive Officer. Each named executive officer received an overall goal score that fell within the "meet expectations" or "exceed expectations" performance rating for fiscal 2015.

Long-Term Incentives

        In connection with our acquisition of Family Dollar, we assumed its 2006 Incentive Plan ("2006 Plan"). Stock options and restricted stock units that were outstanding under the 2006 Plan immediately prior to the consummation of the merger were assumed by the Company and converted into awards exercisable or to be earned in the Company's common stock. The Company determined that it would not make any new grants from this Plan. Currently, the Compensation Committee provides equity incentives to executives through the Omnibus Incentive Plan. The Omnibus Incentive Plan permits the grant of stock options, stock appreciation rights, stock awards, performance stock awards, incentive awards and stock units. Long-term incentives generally have been made available to executives in the form of cash and restricted stock units. These awards provide executives with an opportunity to accumulate our common stock and associated wealth related to that ownership.

        The Compensation Committee's objective in granting equity incentives is to balance the mix to achieve alignment with shareholder interests while also focusing on retention and stock ownership. Restricted stock and restricted stock units provide more immediate value to associates, including executives, even in advance of stock price appreciation, with the opportunity for increased value as the stock price increases. Restricted stock and restricted stock units also provide the opportunity for executives to acquire our shares and are therefore useful for retention and motivation. In addition, all equity incentives vest over multiple years. Multiyear vesting focuses executives on consistent long-term growth in shareholder value and requires executives to remain employed with us for extended periods to receive the full benefit of the awards. Multiyear performance goals support consistent growth in shareholder value across a longer time horizon.

        In March 2015, the Committee approved the dollar value of performance-based restricted stock units granted to our executives that will vest ratably over three years. These awards are subject to the achievement of 80% of the target U.S. operating income for fiscal 2015. Thus, the awards are tied to performance measures that align executives' interests with those of our shareholders and are fully at risk. The Compensation Committee certified in March 2016 that the performance goal established for the restricted stock units granted to each of our named executive officers on March 27, 2015, was met. The amounts listed in "Estimated Future Payouts Under Equity Incentive Plans" column of the Grants of Plan-Based Awards Table on page 46 reflect the actual number of units approved and granted, which will vest in approximately three equal installments beginning on March 27, 2015, provided the named executive officers remain continuously employed with the Company through the vesting dates.

        In June of 2011, the Compensation Committee approved a new three-year long-term performance program ("LTPP"). The program provides for payments contingent upon the achievement of a cumulative performance goal that is measured over a three-year performance period. Provided that performance is met, the award is settled in both cash and restricted stock units. As further discussed below, the LTPP program has historically used Company operating results as its performance goal. Because of the pending acquisition of Family Dollar, for the 2015 awards, the Compensation Committee decided to adopt achievement of a specified level of corporate synergies as the three-year goal during the transition and integration of the companies.

        2013 LTPP Grants and 2015 Supplemental Grants.    In March 2013, the Compensation Committee approved awards to our named executive officers under the LTPP ("2013 LTPP Grants"). The target value of the award was divided equally between cash and restricted stock units and the target number of restricted stock units was calculated using the fair market value of a share of Dollar Tree stock on March 22, 2013. The pay-out also ranged between zero percent (0%) and two hundred percent (200%) of the officer's individual target award based on the level at the which Company achieves its three-year U.S. operating income goal for the performance period beginning on February 3, 2013 and ending on January 30, 2016 ("2013 LTPP Goal"). However, because the acquisition of Family Dollar was not yet contemplated as of the grant date, the 2013 LTPP Goal did not exclude any costs, expenses, or deductions relating to or resulting from possible mergers, acquisitions or business combinations pursued by or involving the Company ("Merger Costs") or any income that may be attributable to Family Dollar during the performance period. The Compensation Committee concluded that maintaining the 2013 LTPP Grants in their original form would undermine the Committee's goals and create skewed incentives for covered officers.

        Because amending the 2013 LTPP Goal would have jeopardized deductibility of the awards under Section 162(m) of the Code, in April 2015, the Compensation Committee canceled the 2013 LTPP Grants and approved new awards ("2015 Supplemental Grants") with a new operating income goal of $1.1553 billion for the one-year period ending January 30, 2016 ("2015 Supplemental Goal"). This new award represents the difference between the original 2013 LTPP cumulative operating income goal of $3.2234 billion and $2.0681 billion (the operating income achieved during fiscal years 2013 and 2014). The 2015 Supplemental Goal equals the amount remaining in the final year of the 2013 LTPP Goal, giving credit for actual Company performance utilizing an operating income definition that excludes both Merger Costs and income from Family Dollar. As such, the 2015 Supplemental Grants exactly replicate the incentive structure of the 2013 LTPP Grants had those awards excluded the effect of the then-unknown and unforeseeable Family Dollar merger when they were granted. Furthermore, the Committee believes that the 2015 Supplemental Awards maintain a very challenging and appropriate goal for executives.

        During the March 2016 meeting, the Compensation Committee certified that the Company achieved a U.S. operating income of $1.1651 billion which reflected an achievement of 100.8% of the 2015 Supplemental LTPP Goal. Accordingly, a payout of 100% of the target value of the 2015 Supplemental LTPP Grants was made to each named executive officer in 2016. The actual number of restricted stock units approved and granted to the named executive officers were as follows: 6,404 RSUs to Bob Sasser; 4,269 RSUs to Kevin Wampler; 5,305 RSUs to Gary Philbin; 4,269 RSUs to Robert H. Rudman and 3,677 to Mike Matacunas. For the cash component, the amounts paid are included in the "Non-Equity Incentive Plan Compensation" column under the Summary Compensation Table on page 43.

        2014 LTPP Grants.    On March 12, 2014, the Compensation Committee approved awards to our named executive officers under the LTPP ("2014 LTPP Grants"). The target value of the award was divided equally between cash and restricted stock units. The target number of restricted stock units was calculated by dividing the target restricted stock unit award value (which represents fifty percent of the total target award value) by the fair market value of a share of Dollar Tree stock on April 1, 2014. Under the 2014 LTPP Grants, each named executive officer will have the opportunity to earn between zero percent (0%) and two hundred percent (200%) of his individual target award based on the level at the which Company achieves its three-year U.S. operating income goal for the performance period beginning on February 2, 2014 and ending on January 28, 2017. For purposes of the 2014 LTPP Grants, operating income excludes results from our Canadian business and operations and any Merger Costs. Payouts are made as soon as practicable following the end of the three-year performance cycle and the certification of the performance achievement and corresponding award by the Compensation Committee.

        2015 LTPP Grants.    On April 23, 2015, the Compensation Committee approved awards to our named executive officers under the LTPP ("2015 LTPP Grants"). The award shall be measured over three years by the achievement of sustainable corporate synergies of $300 million that provide ongoing benefits to the shareholders of the Company as a result of its merger with Family Dollar, measured based upon the incremental and ongoing impact to operating income in the amount of the stated goal, with each officer having the opportunity to earn an amount between zero percent (0%) and two hundred percent (200%) of his individual target award. Synergies are to be generated from identifiable actions and programs which can be verified by the Compensation Committee and are based on the pro forma annualized future impact of such specific actions or programs. Specific costs incurred to achieve the synergies, including all one-time costs associated with planning for and integrating Family Dollar into the Company, are not taken into account in measuring synergies.

        The following is the payout schedule for the 2015 LTPP Grant, which is calculated on a linear basis. For every 1% the achievement falls below target, the payout is reduced by 5%. For every 1% the achievement exceeds target, the payout is increased by 2%. The maximum payout is 200% of target.

2015 LTPP Grant with Three-Year Synergy Target of $300 Million

Achievement	Target (in Millions)	Payout Percentage

85%	$255	25%
90%	$270	50%
95%	$285	75%
100%	$300	100%
110%	$330	120%
120%	$360	140%
130%	$390	160%
140%	$420	180%
150%	$450	200%

        The LTPP provides an incentive tied to our long-term performance while bringing our target total direct compensation for our named executive officers to more competitive levels. Using goals of cumulative operating income (for past awards) and corporate synergies (for 2015 awards) captures achievement over consecutive three-year performance periods and aligns with the Company's long-term strategic planning and our shareholders' interests.

Awards to President

        During the Compensation Committee meetings held in March 2016, the Committee discussed the contributions and the expanded leadership role of Gary Philbin, the President of the combined enterprise and the newly appointed President and Chief Operating Officer of Family Dollar Stores. Since taking the leadership role at Family Dollar in July 2015, Mr. Philbin has had a demonstrated impact on the Family Dollar banner's performance, including the successful achievement of initial post-merger budgetary, synergy, and transition goals. Additionally, Mr. Philbin has had a direct impact on the total shareholder returns during his tenure as President. As of January 30, 2016, the Company total shareholder returns were 14.4%, 26.9% and 26.1% on a one, three and five-year basis respectively, which outperformed each of the S&P 500, Dow Jones Industrial Average and the Company's peer group over the same time horizon.

        The Committee believes Mr. Phiblin's continuing leadership will be critical to both the future growth of Family Dollar and the development and execution of the combined enterprise's strategic plan to improve profitability and capture expected synergies. The Committee believes it is in the shareholders best interest to provide an appropriate incentive for Mr. Philbin to achieve special long-term operational goals that will help drive long-term shareholder value and establish a vesting structure that will promote retention.

        In light of Mr. Philbin's contributions and his critical role in positioning Family Dollar and the combined enterprise for further growth and improvements, the Compensation Committee granted him a one-time grant of 62,484 performance-based restricted stock units on March 18, 2016. The number of restricted stock units was determined by dividing the $5 million award value by the Company's closing share price on the date of grant, March 18, 2016. In designing the award, the Committee sought input from Aon Hewitt. The Committee targeted an award that will cliff vest one hundred percent (100%) in 2021, on the fifth anniversary of the grant date, provided that Mr. Philbin satisfies 100% of the three-year operating income performance criteria and remains continuously employed with the Company through the vesting date. Economically, the award equates to approximately $1.0 million per year, representing approximately 23% of Mr. Philbin's 2015 total target direct compensation.The award will be recouped in certain events where the achievement of performance criteria is subsequently revised. The award is designed to be fully tax deductible under Section 162(m) of the Internal Revenue Code and was issued under the Company's shareholder-approved Omnibus Incentive Plan.

        The Compensation Committee also granted Mr. Philbin a one-time cash bonus of $185,000 on March 9, 2016. Mr. Philbin participated in the Dollar Tree MICP for fiscal 2015 and his payout was not based on Family Dollar's performance because it was established before the merger closed. However, as President of Family Dollar, he was directly responsible for Family Dollar exceeding its financial goals. The bonus rewards Mr. Philbin for that achievement.

Timing of Long-Term Incentive Awards

        Our grant policy for equity awards establishes April 1 as the date of the annual grant for future years, subject to modification in response to certain events such as an early Easter, as determined in advance of the award date. Awards of equity incentives to new officers occur at the time of the person's appointment as an officer, no earlier than the first day of employment. The Compensation Committee may, in its discretion, make grants that vary from these guidelines if there is a compelling business reason, but in every case the Committee is required to complete its approval of the equity awards prior to the date of the grant. On June 17, 2015, the Compensation Committee exercised such discretion to make equity awards to certain Family Dollar executives (none of whom is a current or former named executive officer of the Company) that were contingent upon the closing of the merger. The Compensation Committee structured these awards so that the full number of shares subject to the award would only be earned if the executives remained employed and provided services to the Company through each of the vesting dates. Similar to the terms and conditions for the awards of our other executive officers, the awards will vest ratably over three years. The grant date for these retention awards was the last business day of the fiscal period following the fiscal period that included the closing date of the merger, August 28, 2015.

        The Compensation Committee will not award equity incentives when in possession of potentially material non-public information. The exercise price for option awards is the closing price on the date of grant, or, if the market is closed, the previous day's closing price. We believe that the beginning of April is an appropriate time during the year to make grants of equity awards and that a consistent application of our granting practices from year to year regardless of other events is also appropriate. The awards granted by the Compensation Committee are designed to create incentives for the creation of long-term shareholder value and contain delayed vesting provisions that prevent recipients from taking advantage of short-term fluctuations in the market price of our common stock. We have not planned in the past, nor do we plan in the future, to time the release of material non-public information for the purpose of affecting the value of executive compensation.

Policy Against Hedging Company Stock

        To further the corporate governance objective of encouraging alignment of the interests of our executive officers and directors with stockholders' interests in the long-term performance of the Company, the Company's Insider Trading Policy prohibits executive officers and directors from entering into hedging transactions and from engaging in short sales related to the Company's stock. The Policy also prohibits engaging in or trading any publicly-traded puts, calls or other derivative instruments involving the Company's securities. Additionally, executive officers and directors may not hold Dollar Tree stock in a margin account.

Executive Stock Ownership

        The Compensation Committee adopted an executive target ownership program that encourages certain of our executive officers to attain designated stock ownership levels over a five-year period. The amount expected to be retained for the Chief Executive Officer is 100,000 shares and varies between 12,000 to 30,000 for other executive officers, depending on the executive's position. The types of stock ownership that qualify toward the ownership requirement under our policy include direct stock ownership, unvested restricted stock units and unvested restricted stock. As of January 30, 2016, all of our named executive officers' stock ownership levels exceeded the requirements of the stock ownership guidelines.

        Prior to the merger, the Chief Executive Officer of Family Dollar was required to hold 6x annual base salary while other executives under the Family Dollar banner were required to maintain ownership of 3x annual base salary within six years of the executives' promotion to their current officer level. These requirements remain unchanged for the executives under the Family Dollar banner, except the acquisition date of July 6, 2015 is the beginning of the new six year term for the current executives. Until the executives achieve the ownership goals, they will be required to retain 25% of the net value (after the exercise price of any options and after applicable taxes) of any equity award in Dollar Tree's stock.

Impact of Accounting and Tax Treatments on Compensation Program Design

        The Compensation Committee considers the accounting and tax impact of its overall compensation programs in order to balance the cost to the company with the potential benefits as compensation tools.

        Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of non-performance-based compensation in excess of $1 million paid to named executive officers of public companies. As noted above, the Compensation Committee has adopted a policy of pay-for-performance and has taken appropriate steps to cause relevant grants and awards under our equity incentive plans to be performance-based. We intend to qualify executive compensation for deductibility under Section 162(m) to the extent consistent with our best interests and the interests of our shareholders. Since our corporate objectives may not always be consistent with the requirements of full deductibility, we may enter into compensation arrangements under which payments are not deductible under Section 162(m). We currently believe that we should be able to continue to manage our executive compensation program for the named executive officers to preserve the related federal income tax deductions, although individual exceptions may occur from time to time.

        The Compensation Committee also reviews the accounting impact of the various forms of compensation, with the goal of ensuring that our compensation practices remain competitive while also being cost-effective.

Retirement, Deferred Compensation and Pension Plans

        We do not have any defined benefit or pension plans that provide for payments based on an executive's salary and/or years of service. In addition, we have not adopted a supplemental executive retirement plan or other "excess plan" that pays benefits to highly compensated executives. Instead, we offer the following two alternatives to allow executives to actively participate in funding their retirement plans.

        Executives in the Dollar Tree segment are eligible to participate in our Profit Sharing and 401(k) Retirement Plan. At the end of the year, the Board may approve a discretionary profit-sharing contribution to be made to all eligible employees, including executive officers. In addition, executives may elect to defer a portion of their cash compensation into 401(k) retirement accounts. The Board has authorized us to match 100% of 401(k) deferrals up to 4% of an individual's cash compensation. Under our Non-Qualified Deferred Compensation Plan, executives in the Dollar Tree segment may elect to defer a portion of their annual cash compensation to be distributed at a future date in accordance with the relevant deferral election. The program allows executives to save for retirement in a tax-effective way at minimal cost to us. Plan participants may invest their deferred compensation in any one or a combination of the plan's investment funds. In most cases, the deferred amounts plus earnings are paid out upon the participant's retirement or termination of employment. The future payment obligations under the plan are our general unsecured obligations. Although the amounts deferred are deposited into a trust, the trust belongs to us, rather than the executives, and is subject to the claims of our creditors.

Family Dollar 401(k) and Deferred Compensation Plan

        Executives under the Family Dollar banner are eligible to participate in Family Dollar's 401(k) Retirement Plan. Family Dollar provides a matching contribution equal to the following formula: 100% match to the participant's first 3% of base salary and bonus contributions and 50% match to the participant's next 2% of base salary and bonus contributions for a maximum contribution of 4% of base salary and bonus pay, subject to limits established by the plan and Internal Revenue Code of 1986, as amended.

        The Family Dollar Compensation Deferral Plan allows allows certain employees, including executives, to elect to defer receipt of up to 50% of their base salary and up to 75% of their bonus payments. Family Dollar does not fund, make any contributions to, or provide any interest rate subsidy for the Deferred Compensation Plan.

Change in Control Agreements

        Our equity plans and our deferred compensation plan contain provisions that may convey benefits to our executives and other plan participants upon a change in control. Generally, the provisions address the management of account values upon separation from us due to death, disability or retirement, or due to a change in control, as defined within the plans.

        In March 2007, the Compensation Committee established change-in-control retention agreements with certain executive officers, including our named executive officers, that provide for payment in the event of a termination resulting from a change in control of the company. The Compensation

Committee's intent with these agreements is to take reasonable steps to retain key management personnel and to minimize disruption in the event of a change in control. Under these agreements, severance benefits would be payable only if the executive is terminated without cause or resigns for good reason, as defined in the agreement (commonly known as "double trigger"). Benefits payable are limited to 2.5 times salary plus bonus (as defined in the agreements) for the Chief Executive Officer and 1.5 times for other named executive officers. Any amounts payable are intended to be tax deductible under applicable tax regulations and payments are capped so that they do not trigger excise taxes.

        The structure of change in control arrangements and post-termination benefits is consistent with our compensation objectives to attract, motivate and retain highly talented executives. These arrangements preserve morale and productivity, provide a long-term commitment to job stability and financial security, and encourage retention in the face of the potential disruptive impact of an actual or potential change in control, death or disability. The post-termination vesting benefit under our equity compensation plans also secures the value of previously granted compensatory awards against forfeiture solely because of retirement.

        The change in control arrangements ensure that the interests of the executives will be materially consistent with the interests of shareholders when considering corporate transactions. The Compensation Committee determined that the multiples applied to base compensation upon a change of control should be consistent with the limits specified by tax deductibility for "parachute payments" as well as with principles of good corporate governance promulgated by major proxy advisory firms and institutional investors. The multiple applicable to the Chief Executive Officer's retention agreement is higher to reflect the greater importance the Compensation Committee places on his management role and responsibility. Details related to these change-in-control retention agreements are more fully discussed below, under "Potential Payments Upon Termination or Change of Control."

Agreements with Howard Levine

        In December 2012, Family Dollar entered into an employment agreement (the "Employment Agreement") with Howard Levine. The Employment Agreement provides that, in the event of a termination of employment without cause or for good reason (as defined in the Employment Agreement) within 24 months following a change in control, such as the merger, Mr. Levine will receive a lump sum severance payment equal to 36 times the sum of (a) his highest monthly base salary during the period beginning immediately prior to the change in control through his termination of employment and (b) the monthly equivalent of the average of the annual cash bonus award paid in the preceding three fiscal years under the Family Dollar Stores, Inc. 2006 Incentive Plan Guidelines for Annual Cash Bonus Awards (the "Incentive Plan Guidelines"). Family Dollar will also provide Mr. Levine with subsidized COBRA benefits for 18 months pursuant to the Employment Agreement. Mr. Levine is also entitled to these payments in the event his employment is terminated within 24 months following a change in control due to his death or disability. The severance payments payable upon a change in control are subject to adjustment in the event of the imposition of certain tax provisions.

        Certain of the terms and provisions of the Employment Agreement were modified by the "Retention Letter" entered into by Mr. Levine with the Company in July 2014 in connection with the signing of the merger agreement. The Retention Letter provides that, following the closing of the merger, Mr. Levine will continue to serve as the Chief Executive Officer of Family Dollar, reporting directly to the Chief Executive Officer of Dollar Tree. In addition, pursuant to the merger agreement, the Company agreed to nominate Mr. Levine to its Board of Directors at the closing of the merger.

        Pursuant to the Retention Letter, following the closing of the merger, Mr. Levine will (a) receive an annual base salary of at least $1,150,000, (b) receive an annual target incentive opportunity under the terms of the MICP of at least 100% of his annual base salary, which will be based in part on performance measures related to Family Dollar, (c) receive, for periods of his employment following August 31, 2015, an annual long-term performance plan grant with a target opportunity of $600,000 and an annual restricted stock unit performance-based grant of $2,000,000 (with the first of such grants to be made no later than the Company's regular 2016 grant cycle) and (d) be eligible to participate in the other compensation and employee benefit plans applicable to similarly situated executives of the Company. The Company also agreed that it will, following the closing of the merger, reimburse reasonable legal fees incurred by Mr. Levine in connection with the negotiation of the Retention Letter, up to a maximum of $45,000.

        Additionally, during the period from the closing of the merger until the second anniversary thereof (the "Second Anniversary"), Mr. Levine has agreed to waive his right to terminate his employment for good reason under his Employment Agreement based on certain changes to his position as a result of the merger, specifically pursuant to (i) a material diminution in his authority, duties, or responsibilities (including Mr. Levine no longer reporting solely and directly to the Board of Directors of Family Dollar) and (ii) a material diminution in the budget over which Mr. Levine retains authority. He would still be entitled to receive the change in control severance benefits provided under the Employment Agreement and all then outstanding unvested equity awards that were granted to Mr. Levine prior to the closing of the merger would vest in full and Family Dollar options would remain outstanding and exercisable for their full terms if during such two-year period his employment were terminated by reason of his death or disability, by the Company without cause or by him under the clauses of his "Good Reason" definition that he did not waive (as well as in the event of a material breach of the Company's obligations under the Retention Letter and his ceasing to serve on the Board of Directors of the Company due to the Company's failure to nominate him).

        Mr. Levine has also agreed to waive certain other rights under the Employment Agreement, including a reimbursement for taxes under Section 409A of the Internal Revenue Code, and has agreed that the Employment Agreement will terminate immediately following the Second Anniversary (except in respect of the restrictive covenants contained therein). In consideration for the foregoing, Mr. Levine will be entitled to the change in control severance benefits and equity award acceleration described above upon any termination of employment at or following the Second Anniversary, subject to his execution of a release of claims and his continued compliance with the restrictive covenants set forth in his Employment Agreement.

        The Retention Letter also provides that, during the 30-month period following the closing of the merger, Mr. Levine will not, and will not cause any trust controlled by him to, sell, pledge or transfer in any way, any shares of Dollar Tree common stock received in the merger (subject to certain exceptions for corporate transactions approved by the Board of Directors of Dollar Tree and philanthropic or estate planning purposes). Notwithstanding the foregoing, however, on the first anniversary of the closing of the merger and on each six-month anniversary thereafter, 25% of the shares of Dollar Tree common stock held by Mr. Levine as of the closing of the merger shall cease to be subject to the transfer restrictions described in the previous sentence.

        Upon Mr. Levine's resignation as an officer of the Company effective January 15, 2016, he became entitled to the severance payments described above which are reflected in the "All Other Compensation" column under the Summary Compensation Table on page 43.

        On April 19, 2016, Mr. Levine resigned from the Board of Directors of the Company. Mr. Levine had been subject to restrictions on the sale of Company stock described above. These restrictions have been eased to allow him to sell no more than 500,000 shares during any five-trading day period since he no longer serves as an officer or director of the Company.

Annual Compensation of Executive Officers

        In the following table, we summarize the compensation earned during fiscal years 2015, 2014 and 2013 by our Chief Executive Officer, our Chief Financial Officer, each of our three other most highly compensated executive officers who earned more than $100,000 in total compensation for services rendered in all capacities during 2015, 2014 and 2013, and an additional executive officer who would have been included in the foregoing but for the fact that he was not serving as an executive officer on January 30, 2016. We refer to these six individuals in this proxy statement as the "Named Executive Officers."

        The compensation that we pay to our named executive officers is determined as described above in our "Compensation Discussion and Analysis" section and in the tables that follow.

Summary Compensation Table

        (For the Fiscal Years ended January 30, 2016, January 31, 2015 and February 1, 2014.)

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(1)(4)	All Other Compensation ($)(5)		Total ($)

Bob Sasser	2015	$1,585,577	—	$5,803,264	$2,080,320	$60,549		$9,529,710
Chief Executive	2014	$1,505,769	—	$4,104,531	$2,140,773	$63,415		$7,814,488
Officer	2013	1,410,577	—	3,839,768	1,909,929	58,089		$7,218,363
Kevin Wampler	2015	635,577	—	1,695,764	617,121	51,452		2,999,914
Chief Financial	2014	570,192	—	1,249,783	628,654	54,481		2,503,110
Officer	2013	545,192	—	1,140,273	499,465	56,380		2,241,310
Gary Philbin	2015	971,154	—	2,438,906	1,258,725	56,568		4,725,353
President and Chief	2014	830,769	—	1,780,806	1,000,652	57,302		3,669,529
Operating Officer	2013	738,846	—	1,749,799	796,624	53,080		3,338,349
Robert H. Rudman	2015	692,307	—	1,726,563	645,165	61,647		3,125,682
Chief Merchandising	2014	656,154	—	1,357,425	682,642	59,269		2,755,490
Officer	2013	636,154	—	1,253,591	555,262	54,918		2,499,925
Michael Matacunas	2015	537,500	—	1,247,773	550,639	40,269		2,376,181
Chief Administrative	2014	483,077	—	949,917	324,766	42,349		1,800,109
Officer	2013	274,038	150,000	899,826	182,258	215,306		1,721,428
Howard Levine	2015	666,388	—	—	—	11,838,299	(6)	12,504,687
Former Chief	2014
Executive Officer of	2013
Family Dollar Stores

Footnotes to the Summary Compensation Table:

Our annual bonus plan qualifies as a "non-equity incentive plan" for purposes of this table. Earnings under our deferred compensation plan result from the executives' investments in mutual funds commonly available to investors generally. The "Option Awards" and "Change in Pension

  Value and Non-Qualified Deferred Compensation Earnings" columns are omitted as all amounts are zero.

(1)
Executives may defer up to 50% of their salaries and up to 100% of their annual incentive bonus under Dollar Tree's Non-Qualified Deferred Compensation Plan. Under Family Dollar's Non-Qualified Deferred Compensation Plan, executive may defer 50% of their base salary and up to 75% of their bonus payments; any such deferrals under each of the Plans are included in the appropriate column of this table and shown in the Deferred Compensation table.

(2)
This column includes a signing bonus paid to Michael Matacunas in 2013 connection with his employment offer.

(3)
Pursuant to SEC rules, this column represents the aggregate grant date fair value during the last three fiscal years of restricted stock units (RSU) and performance-based restricted stock units computed in accordance with FASB ASC Topic 718 related to the annual spring grant (RSU awards), and grants made under the three-year long-term performance program ("LTPP"). The Compensation Committee determined that the LTPP awards would be made 50% in cash and 50% in performance-based restricted stock units. We are required to report the equity portion of the award at the beginning of the LTPP cycle even though, should it be earned, it will not be paid until the end of the cycle. The cash portion of the LTPP award is not reported until earned at the end of the cycle. Both the cash and equity portions of the LTPP award are earned only if performance conditions are met and the final payment amount, if any, will range from 0% to 200% of the stated target. The amounts shown in this column assume performance at target. Fair value for the RSU awards is calculated using the closing price of our stock on the date of grant. In the event the highest level of performance is achieved, the aggregate grant date fair value for the fiscal year 2015 awards would be as follows: $2,291,578 for Kevin Wampler and $1,795,642 for Michael Matacunas. Pursuant to FASB ASC Topic 718, due to Bob Sasser's, Gary Philbin's and Bob Rudman's retirement-eligible status, the fair value of each of their 2015 awards is calculated at the date of grant and is not modified to reflect actual performance; therefore, the fair values remain the same as those included in this column even in the event of maximum performance.

Amounts shown in this column do not correspond to the actual value that will be realized by the named executives. Additional information regarding FASB ASC Topic 718 calculations related to these awards is included in footnote 10 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 30, 2016. See the Grants of Plan-Based Awards Table for information on awards made in 2015.

(4)
The amounts in this column represent the annual bonus that we pay under our Management Incentive Compensation Plan ("MICP") and the cash bonus that we pay under our Long-Term Performance Plan ("LTPP") for awards conditioned upon achieving a three-year performance goal, as discussed in the Compensation Discussion and Analysis section. The amounts listed were earned in the years shown, but paid after the end of the fiscal year, upon approval by the Compensation Committee. The amounts paid under the MICP to Messrs. Sasser, Wampler, Philbin, Rudman and Matacunas were $1,780,320, $417,121, $823,725, $445,165 and $350,639 respectively. Cash bonuses paid under the 2015 Supplemental LTPP to Messrs. Sasser, Wampler, Philbin, Rudman and Matacunas were $300,000, $200,000 $250,000, $200,000, and $200,0000 respectively. See "2013 LTPP Grants and 2015 Supplemental Grants" section in our Compensation Discussion and Analysis for a detailed discussion of our awards under the 2015 Supplemental LTPP. This column also includes a one-time cash bonus paid to Mr. Philbin in the amount of $185,000. See page 37 for a more detailed discussion.

(5)
"All Other Compensation" includes the amounts paid to named executives shown in the following table (amounts paid to Howard Levine are discussed and shown separately in the table below). Perquisites include car allowances related to travel, financial and tax planning, executive physicals, executive term life insurance and relocation, none of which individually exceeded $25,000 in either 2015, 2014, or 2013, except that Michael Matacunas who joined the Company in July of 2013 had perquisites that included $115,800 for relocation and $75,922 for relocation gross-ups during fiscal year 2013. Effective in March 2009, the company discontinued tax gross-ups on all perquisites, except for business-related relocation expenses. Car allowance is intended to compensate executives for the use of their personal vehicles in conducting company business. However, as we do not require our executives to account for their business or personal use, we include the entire amounts in our disclosures. Pursuant to our new corporate aircraft policy approved by the Board of Directors to be effective on January 1, 2016, Mr. Sasser, Mr. Brock, and Mr. Philbin, are permitted use Dollar Tree's aircraft for non-business purposes for up to 80 hours each per fiscal year. In exceptional circumstances, they may, in their discretion offer available seating to others. The Company, in turn, will impute incremental costs to Mr. Sasser, Mr. Brock and Mr. Philbin the value of such personal use as taxable income. This value shall be determined under the Standard Industry Fare Level formula (or other method) approved by the Internal Revenue Service. Prior to January 1, 2016, Dollar Tree's aircraft policy permitted Mr. Sasser and Mr. Brock to use the Company's leased corporate jet for non-business purposes and they each reimbursed the company for all variable costs relating to their plane usage. Because they reimbursed all incremental costs related to their usage in fiscal 2015, no amounts relating to the plane were included in "All Other Compensation."

NEO	Perquisites	Profit Sharing & 401k Match	Total

Bob Sasser	$30,514	$30,035	$60,549
Kevin Wampler	21,436	30,016	51,452
Gary Philbin	26,303	30,265	56,568
Robert H. Rudman	31,720	29,927	61,647
Michael Matacunas	21,065	19,204	40,269
(6)
With respect to Howard Levine, "All Other Compensation" includes contributions to the 401(k) Plan, long-term disability coverage, executive supplemental disability coverage and term life insurance post-merger. Amounts include the incremental costs to Family Dollar of Mr. Levine's personal use of Family Dollar aircraft. Pursuant to the agreements with Family Dollar prior to the merger, this column also includes: (i) a change in control payment to Mr. Levine in an amount equal to his target bonus paid at target level of performance pursuant to the terms of the Family Dollar 2006 Stock Incentive Plan and Incentive Plan Guidelines, (ii) a severance payment pursuant to Mr. Levine's employment agreement based on termination without cause within two years following the closing and (iii) amounts that represent the vesting of 176,934 stock options and 26,648 restricted stock units that accelerated pursuant to the terms of Mr. Levine's employment agreement. The column also includes $45,000 for director fees paid quarterly in advance for the first calendar quarter of 2016, after Mr. Levine stepped down as the Chief Executive Officer of Family Dollar, and prior to his resignation from the Board on April 19, 2016.

NEO	401k Match	Aircraft	Change in Control Payment	Severance Pay	COBRA Premiums	Director Fees	Restricted Stock Units	Stock Options	Total

Howard Levine	$2,735	$25,560	$1,223,308	$5,183,343	$21,186	$45,000	$2,006,594	$3,330,573	$11,838,299

Grants of Plan-Based Awards Table

		Compensation Committee		Estimated Future Payouts Under Non-Equity Incentive Plans			Estimated Future Payouts Under Equity Incentive Plans						All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Action Date(1)		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)		or Units (#)	Options (#)	Awards ($/Sh)	Awards ($)(6)

Bob Sasser	—	—	(2)	$408,000	$1,920,000	$3,960,000	—		—		—		—	—	$—	$—
	—	—	(3)	106,250	425,000	850,000	—		—		—		—	—	—	—
		—	(3)	75,000	300,000	600,000
	3/27/2015	3/11/2015		—	—	—	—		62,775	(4)	62,775	(4)	—	—	—	4,873,474
	4/23/2015	4/23/2015		—	—	—	1,311	(5)	5,246	(5)	10,492	(5)				423,963
	4/23/2015	4/23/2015		—	—	—	1,601	(5)	6,404	(5)	12,808	(5)	—	—	—	505,826
Kevin Wampler	—	—	(2)	96,720	455,000	938,470	—		—		—		—	—	—	—
	—	—	(3)	62,500	250,000	500,000	—		—		—		—	—	—	—
		—	(3)	50,000	200,000	400,000
	3/27/2015	3/11/2015		—	—	—	—		13,460	(4)	13,460	(4)	—	—	—	1,099,951
	4/23/2015	4/23/2015					771	(5)	3,086	(5)	6,172	(5)				249,981
	4/23/2015	4/23/2015					1,067	(5)	4,269	(5)	8,538	(5)	—	—	—	345,832
Gary Philbin	—	—	(2)	191,250	900,000	1,856,250	—		—		—		—	—	—	—
	—	—	(3)	75,000	300,000	600,000	—		—		—		—	—	—	—
		—	(3)	62,500	250,000	500,000
	3/27/2015	3/11/2015		—	—	—	—		22,025	(4)	22,025	(4)	—	—	—	1,709,889
	4/23/2015	4/23/2015		—	—	—	926	(5)	3,703	(5)	7,406	(5)				299,259
	4/23/2015	4/23/2015		—	—	—	1,326	(5)	5,305	(5)	10,610	(5)	—	—	—	429,758
Robert H. Rudman	—	—	(2)	104,160	490,000	1,010,660	—		—		—		—	—	—	—
	—	—	(3)	62,500	250,000	500,000	—		—		—		—	—	—	—
		—	(3)	50,000	200,000	400,000
	3/27/2015	3/11/2015		—	—	—	—		14,680	(4)	14,680	(4)	—	—	—	1,139,989
	4/23/2015	4/23/2015					771	(5)	3,086	(5)	6,172	(5)				249,409
	4/23/2015	4/23/2015		—	—	—	1,067	(5)	4,269	(5)	8,538	(5)	—	—	—	337,164
Michael Matacunas	—	—	(2)	81,840	385,000	794,090	—		—		—		—	—	—	—
	—	—	(3)	62,500	250,000	500,000	—		—		—		—	—	—	—
		—	(3)	50,000	200,000	400,000
	3/27/2015	3/11/2015		—	—	—	—		8,565	(4)	8,565	(4)	—	—	—	699,932
	4/23/2015	4/23/2015		—	—	—	771	(5)	3,086	(5)	6,172	(5)				249,967
	4/23/2015	4/23/2015		—	—	—	919	(5)	3,677	(5)	7,354	(5)	—	—	—	297,874
Howard Levine	—	—	(7)	410,192	820,385	1,640,769	—		—		—		—	—	—	—

Footnotes to the Grants of Plan-Based Awards Table:

(1)
The date of grant for the relevant award is established by the Compensation Committee during a regularly scheduled meeting or by written consent.

(2)
Our Management Incentive Compensation Plan (MICP) is considered a "non-equity incentive plan." MICP targets are established by the Compensation Committee early in the fiscal year and amounts payable are determined and paid in the following year, when annual results are available, upon approval by the Compensation Committee. For 2015, bonuses were targeted at 120% of salary for the CEO, 90% for the President and COO and 70% for other Named Executive Officers, with corporate performance representing 85% of the goal. Earned amounts, to the extent not otherwise deferred under our Non-Qualified Deferred Compensation Plan, are paid after the end of the relevant fiscal year. See "Annual Bonus Incentives" in our Compensation Discussion and Analysis for a detailed discussion of our MICP.

(3)
Pursuant to our Long Term Performance Plan (LTPP), the Compensation Committee approved three-year performance based total target award values for each of our Named Executive Officers and the award was divided equally between a performance bonus and restricted stock units. The amounts included in this row represent the fifty percent (50%) granted as a performance bonus. The percentage of the target performance bonus earned will be based on the level at which the Company achieves its three year cumulative performance goal for the performance period from February 1, 2015 through the third anniversary of the effective date of the Company's merger with Family Dollar. The amount of payment, if earned, will range from 0% to 200% of stated target and will be paid in 2018, when the achievement level is available and certified by the Committee. The amounts presented in the last row of this column for each Named Executive Officer represent the 2015 Supplemental Grant awarded on April 23, 2015. See "Long-Term Incentives-2013 LTPP Grants and 2015 Supplemental Grants" section in our Compensation Discussion and Analysis for a detailed discussion of these awards.

(4)
Represents awards of performance-based restricted stock units that will vest in approximately three equal installments over three years only upon the certification by the Compensation Committee that the company achieved its fiscal 2015 performance target goal and upon the executives remaining with the company through the vesting dates.

(5)
Represents the performance-based equity portion of the award granted under the LTPP that is based on a three-year performance cycle beginning on February 1, 2015 through the third anniversary of the effective date of the Company's merger with Family Dollar and will cliff vest in fiscal year 2018 only upon certification by the Compensation Committee that the company achieved its performance goal. The number of shares presented in the last row of the column for each Named Executive Officer represent the performance-based equity portion of the award granted under the 2015 Supplemental Grant. See "Long-Term Incentives-2013 LTPP Grants and 2015 Supplemental Grants" section in our Compensation Discussion and Analysis for a detailed discussion of these awards.

(6)
This column shows the full grant date fair value under FASB ASC Topic 718 of performance-based restricted stock units (PSUs), performance-based restricted stock units under the three-year LTPP and the 2015 Supplemental Grant that were granted in 2015. For PSUs and the LTPP equity grant, fair value is calculated using the closing price of our stock on the grant date. The closing price of our stock for the PSUs granted on March 27, 2015 was $81.71. The closing price of our stock the for three-year LTPP and the 2015 Supplemental Grant that were granted on April 23, 2015 was $81.01. Pursuant to FASB ASC Topic 718, upon an executive becoming retirement eligible, the expense that is associated with any unvested RSU awards are fully expensed as of the date of the executive's retirement eligibility. Additional information regarding FASB ASC Topic 718 calculations related to these awards is included in footnote 10 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 30, 2016. These amounts reflect our accounting expense, and do not correspond to the actual value that may be realized by the named executives.

(7)
The 2015 Target Bonus for Family Dollar was based on achievement of the operating income goal for the period beginning on August 30, 2015 and ending on January 30, 2016. Howard Levine's bonus was targeted at 120% of his base salary. Due to Mr. Levine's employment ending prior to the completion of the performance period, his 2015 Target Bonus was forfeited. Prior to his termination of employment, he was eligible to receive a performance-based equity grant for fiscal 2016 during the Company's routine grant cycle.

Outstanding Equity Awards at Fiscal Year End Table

        The following table provides information on the holdings of stock option and stock awards by the named executives at the end of the fiscal year. This table includes unexercised and unvested option awards, unvested RSUs and PSUs with service requirements that have not been met. Each equity grant is shown separately for each named executive. The vesting schedule for each grant is shown in the footnotes following this table, based on the award date. The market value of the stock awards is based on the closing market price of our stock as of January 30, 2016, which was $81.32. For additional information about the option awards and stock awards, see the description of equity incentive compensation in the Compensation Discussion and Analysis.

		Option Awards(1)						Stock Awards
Name	Award Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Bob Sasser	3/14/2008	64,002		—	—	$8.91	3/14/2018	—		$—	—		$—
	6/13/2012	—		—	—	—	—	187,740	(4)	15,267,017	—		—
	3/22/2013	—		—	—	—	—	26,686	(2)	2,170,105	—		—
	4/1/2014	—		—	—	—	—	50,820	(2)	4,132,682	—		—
	4/1/2014	—		—	—	—	—	—		—	6,670	(3)	542,404
	3/27/2015	—		—	—		—	—		—	62,775	(2)	5,104,863
	4/23/2015	—		—	—	—	—	—		—	5,246	(3)	426,605
	4/23/2015	—		—	—	—	—	—		—	6,404	(3)	520,773
Kevin	3/22/2013	—		—	—	—	—	6,692	(2)	544,193	—		—
Wampler	4/1/2014	—		—	—	—	—	12,704	(2)	1,033,089	—		—
	4/1/2014	—		—	—	—	—	—		—	4,764	(3)	387,408
	3/27/2015	—		—	—	—	—	—		—	13,460	(2)	1,094,567
	4/23/2015	—		—	—	—	—	—		—	3,086	(3)	250,953
	4/23/2015	—		—	—	—	—	—		—	4,269	(3)	347,155
Gary Philbin	3/22/2013	—		—	—	—	—	9,607	(2)	781,241	—		—
	6/10/2013	—		—	—	—	—	1,004	(2)	81,645	—		—
	4/1/2014	—		—	—	—	—	20,327	(2)	1,652,992	—		—
	4/1/2014	—		—	—	—	—	—		—	5,717	(3)	464,906
	3/27/2015	—		—	—	—	—	—		—	22,025	(2)	1,791,073
	4/23/2015	—		—	—	—	—	—		—	3,703	(3)	301,128
	4/23/2015	—		—	—	—	—	—		—	5,305	(3)	431,403
Robert H.	3/22/2013	—		—	—	—	—	8,006	(2)	651,048	—		—
Rudman	4/1/2014	—		—	—	—	—	15,247	(2)	1,239,886	—		—
	4/1/2014	—		—	—	—	—	—		—	4,764	(3)	387,408
	3/27/2015	—		—	—	—	—	—		—	14,680	(2)	1,193,778
	4/23/2015	—		—	—	—	—	—		—	3,086	(3)	250,953
	4/23/2015	—		—	—	—	—	—		—	4,269	(3)	347,155
Michael	8/2/2013	—		—	—	—	—	4,290	(2)	348,863	—		—
Matacunas	4/1/2014	—		—	—	—	—	8,894	(2)	723,260	—		—
	4/1/2014	—		—	—	—	—	—		—	4,764	(3)	387,408
	3/27/2015	—		—	—	—	—	—		—	8,565	(2)	696,506
	4/23/2015	—		—	—	—	—	—		—	3,086	(3)	250,953
	4/23/2015	—		—	—	—	—	—		—	3,677	(3)	299,014
Howard	10/4/2011	113,040	(5)	—	—	51.49	10/4/2016	—		—	—		—
Levine	10/9/2012	99,435	(5)	—	—	67.95	10/9/2017	—		—
	10/15/2013	115,015	(5)	—	—	68.92	10/15/2018	—		—	—		—
	10/14/2014	78,095	(5)	—	—	76.97	10/14/2024	—		—	—		—

Footnotes to Outstanding Equity Awards Table:

(1)
Options were awarded to Bob Sasser in 2008 will expire ten years from date of grant, or earlier for reasons other than death, disability or retirement.

(2)
The PSUs awarded during the of 2015 fiscal year are based on the achievement of certain performance goals for fiscal year ending January 30, 2016 and will vest in three approximately equal installments over three years upon the Compensation Committee certification in March

  2016 that performance was met and provided the Named Executive Officers remain continuously employed with the company through the vesting dates. The Compensation Committee certified in March 2015 and March 2014 that the PSUs awarded in 2014 and 2013 achieved the established performance goal in fiscal years ended January 31, 2015 and February 1, 2014, respectively. These awards will vest in three approximately equal installments over three years provided the NEOs remain continuously employed with the company through the vesting dates.

(3)
The performance-based restricted stock units granted on April 23, 2015 under the LTPP are based on the achievement of a three-year cumulative performance goal based on corporate synergies for the performance period beginning on February 1, 2015 and ending on the third anniversary of the effective date of the Company's merger with Family Dollar. The amount of payment, if earned, will range from 0% to 200% of stated target and will be paid in 2018, when the achievement level is available and certified by the Committee. The performance-based restricted stock units granted on April 1, 2014 under the LTPP are based on the achievement of a three-year cumulative performance goal for the performance period beginning on February 2, 2014 and ending on January 28, 2017. The amount of payment, if earned, will range from 0% to 200% of stated target and will be paid in 2017, when the achievement level is available and certified by the Committee. In April 2015, the Compensation Committee canceled the 2013 grants under the LTPP and approved new awards on April 23, 2015 (2015 Supplemental Grant) with a new one-year performance goal for the period ending on January 30, 2016 that equals the amount remaining in the final year of the three-year performance period, giving credit for actual Company performance utilizing an operating income definition that excludes both income and costs relating to the combination with Family Dollar. See "Long-Term Incentives-2013 LTPP Grants and 2015 Supplemental Grants" in our Compensation Discussion and Analysis for a detailed discussion of our awards under the LTPP. The amount of payment, if earned, will range from 0% to 200% of stated target and will be paid in 2016, when the achievement level is available and certified by the Committee.

(4)
The award will vest one hundred percent (100%) on the fifth anniversary of the grant date only upon certification by the Compensation Committee that the one-year of positive net income performance criteria is achieved and Mr. Sasser remains continuously employed with the Company through the vesting date. In September of 2013, the Compensation Committee certified that the net income performance target was met for the award.

(5)
Pursuant to the Merger Agreement, each option to purchase shares of Family Dollar common stock that was outstanding immediately prior to the effective date of the merger was converted into an option to purchase shares of Dollar Tree common stock determined by multiplying the number of shares of Family Dollar common stock subject to such option by the Award Exchange Ratio of 1.0 at an exercise price per share determined by dividing the original per share exercise price of the option by the Award Exchange Ratio of 1.0. Following Mr. Levine's termination of employment on January 15, 2016, the vesting of the following number of shares was accelerated pursuant to the terms of Mr. Levine's employment agreement and are included in the columns above: 29,830 stock options from the 10/9/2012 award, 69,009 stock options from the 10/15/2013 award and 78,095 stock options from the 10/14/2014 award.

Option Exercises and Stock Vested Table

        In the table below, we list information on the exercise of options and the vesting of restricted stock units during the fiscal year ended January 30, 2016. The value realized on exercise of options represents the spread between the sale price and the option strike price at the time of exercise. The value realized on vesting of RSUs reflects the fair market value of the shares at time of vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Bob Sasser	—	$—	84,407	$6,945,749
Kevin Wampler	60,000	$3,894,132	24,018	1,975,057
Gary Philbin	—	—	34,951	2,869,781
Robert H. Rudman	—	—	27,760	2,283,168
Michael Matacunas	—	—	8,736	696,208
Howard Levine	—	—	—	—

Non-Qualified Deferred Compensation

        Named executive officers may elect to defer a portion of their base salary and up to 100% of their annual incentive bonus under our Non-Qualified Deferred Compensation (NQDC) Plan, an unfunded, non-qualified plan. Elections to defer amounts earned during the next calendar year are due by December 31 of each year, and are irrevocable. Deferred amounts are held for each participant in separate individual accounts in an irrevocable rabbi trust. Executives' accounts are credited with earnings or losses based on the rate of return of mutual funds selected by the executive, which he or she may change at any time. A deferral period and payment date must be irrevocably specified at election for each separate annual deferral. This deferral period must be at least two years in length, and the payment date can be any date on or after that point. Alternately, the payment can be tied to termination of employment, including retirement. The executive must also make an irrevocable election regarding payment terms, which may be either a lump sum, or in specified annual installments. Hardship withdrawals are available for unforeseeable emergency financial hardship situations, such as for an unexpected illness, accident or property loss. If a participant dies before receiving the full value of the deferral account balances, the designated beneficiary would receive the remainder of that benefit in the same payment form as originally specified (i.e., lump sum or installments). Executives are fully vested in their accounts and in the event the NQDC Plan is terminated upon a change in control of the company, the executives' entire account balances will be distributed.

        In the following table, we provide detailed information regarding accumulated amounts for our executives under our NQDC Plan.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Bob Sasser	$—	$—	$—	$—	$—
Kevin Wampler	106,005	—	(49,065)	—	552,849
Gary Philbin	—	—	(79,510)	—	530,762
Robert H. Rudman	—	—	—	—	—
Michael Matacunas	—	—	—	—	—
Howard Levine(4)	89,651	—	(93,222)	—	2,162,711

Footnotes to Non-Qualified Deferred Compensation Table:

(1)
Executives may defer a portion of their base salary and up to 100% of their annual incentive bonus into the NQDC Plan. The amounts contributed are included in their respective columns in the Summary Compensation Table.

(2)
We have not provided a match or other company-funded contribution, although the NQDC Plan allows us to do so.

(3)
Amounts deferred into the NQDC Plan are invested into select mutual funds, according to the instructions of the participating executive. Earnings shown reflect market gains and losses and may vary from year to year depending on the performance of the underlying funds.

(4)
Amounts listed above for Mr. Levine's contributions and losses represent amounts beginning from July 6, 2015 through fiscal year end.

Potential Payments upon Termination or Change of Control

        We do not generally have arrangements with our named executive officers that provide for payments and benefits following termination of employment. We have change in control agreements with our named executive officers as discussed below. We also have an obligation to make payments and provide certain benefits to our named executive officers under some of our incentive plans resulting from termination of employment upon the occurrence of certain events such as a change of control or termination due to retirement, death or disability. Generally, these benefits are limited to the accelerated vesting of outstanding unvested equity awards, as further described under "Equity Compensation Plans" on page 53. Also see the "Change in Control Agreements" section on page 53 under the Compensation, Discussion and Analysis for more information on potential payments upon termination or change of control.

        The following tables summarize the benefits payable to each of our named executive officers upon certain termination events, as if the triggering event had occurred on the last day of fiscal year 2015. These tables include those items which would provide incremental value to the executive. In addition to the amounts shown in the sections below, executives are entitled to receive compensation that has been outlined in previous tables, including salary through the date of termination, earned bonus (if any), and accumulated balances in the Non-Qualified Deferred Compensation Plan (if any).

Termination by Company "for cause"

        In the event of termination "for cause," generally defined as criminal misconduct, gross neglect of duties or violations of law or policy, no additional benefits are payable to any executive and vested but unexercised options are immediately forfeited.

Termination by Company without cause or by Executive for any reason

        RSUs that previously vested converted to common stock on their vesting and remain the property of the executive after termination. In the event of termination by Dollar Tree without cause or by the executive for any reason, except in connection with death, disability, retirement or change in control, unvested restricted stock units and unvested options are cancelled. Options that vested previously remain exercisable for 90 days after termination, but not beyond the normal expiration date, usually ten years after grant. See the Outstanding Equity Awards Table for details.

Death, Disability or Retirement or Change in Control without Termination

Name	Unvested Stock Awards(1)	Performance-Based Options and Stock Awards(2)	Bonus Award under Long-Term Performance Plan(3)	Total

Bob Sasser	$21,569,805	$6,594,645	$1,075,000	$29,239,450
Kevin Wampler	1,577,283	2,080,084	700,000	4,357,367
Gary Philbin	2,515,878	2,988,510	850,000	6,354,388
Robert H. Rudman	1,890,934	2,179,295	700,000	4,770,229
Michael Matacunas	1,072,123	1,633,881	700,000	3,406,004

(1)
Under the terms of our outstanding stock award agreements, unvested restricted stock units vest in full in the event of the executive's death, disability or retirement. Upon a change in control, whether or not resulting in termination, the Compensation Committee may accelerate vesting of RSUs in its discretion. The above amounts assume that, in all cases, unvested RSUs become vested. RSUs convert to common stock on their vesting and remain the property of the executive after termination. The market value of stock awards is based on the closing price of our stock as of January 30, 2016, which was $81.32.

(2)
This column includes PSUs for which the performance measurements had been met as of the end of the fiscal year but which had not yet been certified by the action of the Compensation Committee. In addition, service requirements for these awards had not been satisfied as of the end of the fiscal year. This column also includes the target value of equity awards granted under the three-year LTPP for which performance measurements had not yet been met. The actual amount of the LTPP award that vests may vary between 0% and 200% depending upon achievement by executives of the applicable performance goals.

This column includes a one-time special retention award granted to Mr. Sasser on June 13, 2012. The award includes a five-year service requirement for vesting and a one-year performance requirement. The Compensation Committee certified in September of 2013 that the net income performance requirement was met. In the event of Mr. Sasser's death or disability, the service requirements will be deemed fully satisfied. Upon a change in control, the Compensation Committee may accelerate the vesting of the award in its sole discretion.

(3)
This column reflects the target value of performance bonuses granted under the LTPP. The actual amount of the performance bonus that vests may vary between 0% and 200% depending upon achievement by executives of the applicable performance goals.

Equity Compensation Plans

        Each of the named executive officers has outstanding awards under our equity plans, including the Omnibus Incentive Plan, 2004 Executive Officer Equity Plan and the 2003 Equity Incentive Plan. Each of our plans includes provisions that may accelerate awards made to a named executive officer under such plan if certain termination and change in control events occurred. Our equity incentive plans cover grants to the named executive officers and certain other associates and consultants of certain incentives and rewards, including stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock, performance shares and performance units.

        Under the Omnibus Incentive Plan, which is the only plan from which we currently make awards, accelerated vesting of equity awards upon a change in control shall occur in the event of an involuntary termination of service not for cause or for good reason within twenty-four months after a change in control. However, the Compensation Committee retains the discretion to accelerate the vesting of equity awards upon a change in control whether or not resulting in termination. "Change in control" is defined as:

  •
  the sale, lease, exchange or other transfer of all or substantially all of our assets (in one transaction or in a series of related transactions) to a corporation that is not controlled by us,

  •
  the approval by our shareholders of any plan or proposal for our liquidation or dissolution,

  •
  a successful tender offer for our common stock, after which the tendering party holds more than a stated percentage of our issued and outstanding common stock, or

  •
  a merger, consolidation, share exchange, or other transaction to which we are a party pursuant to which the holders of all of the shares of our common stock outstanding prior to such transaction do not hold, directly or indirectly, a stated percentage of the outstanding shares of the surviving company after the transaction.

        As of June 19, 2008, the definition of change of control as defined in the award agreements with named executive officers is triggered only by an actual change of control (and not merely shareholder approval of such change). In addition, the portion of the definition relating to a change in voting power uses a "greater than 50%" threshold instead of "greater than 30%."

        Generally, our award agreements provide for acceleration of vesting or the cancellation of forfeiture upon, and a mechanism for exercise or settlement within a reasonable time after death, disability or retirement.

Change in Control Agreements

        The Compensation Committee established change-in-control retention agreements with certain executive officers, including the named executive officers, that provide for payment in the event of a termination resulting from a change in control of the company. The Compensation Committee's intent with these agreements is to take reasonable steps to retain key management personnel and to minimize disruption in the event of a change in control. Agreements were drafted and signed in March 2007 with the following provisions:

  •
  Severance benefits would be paid upon a change in control only upon an executive's termination without cause or resignation for good reason (as defined in the agreement) (commonly known as "double trigger").

  •
  Severance benefits include a multiple (2.5 times for the CEO, and 1.5 times for other named executive officers) of the combination of the highest rate of salary previously paid to the executive plus the average of the prior three years' bonus amounts (with certain limits); a pro rata bonus for the year of termination; and medical continuation coverage for a limited period of time after termination.

  •
  "Change in control" is defined to include (1) the change in incumbent directors; (2) acquisition of more than a stated percentage of outstanding shares by one person or a group of affiliated persons; (3) a merger or consolidation; and (4) a liquidation and dissolution.

        In June 2008, the company updated its Corporate Governance Guidelines to reflect that all retention agreements entered into with named executive officers after June 19, 2008 or the modification of any existing agreements, shall be subject to the requirement that an actual change of control shall be required (and not merely shareholder approval of such change) and the portion of the definition relating to a change in voting power shall use a "greater than 50%" threshold instead of "greater than 30%."

Change in Control with Termination

Name	Change in Control Benefit	Earned but Unpaid Bonus(1)	Value of Unvested Options and Stock Awards(2)	Value of Performance- Based Options and Stock Awards(3)	Bonus Award under Long-Term Performance Plan(4)	Total

Bob Sasser	$8,325,852	$1,780,320	$21,569,805	$6,594,645	$1,075,000	$39,345,622
Kevin Wampler	1,557,620	417,121	1,577,283	2,080,084	700,000	6,332,108
Gary Philbin	2,588,001	823,725	2,515,878	2,988,510	850,000	9,766,114
Robert H. Rudman	1,701,535	445,165	1,890,934	2,179,295	700,000	6,916,929
Michael Matacunas	1,331,554	350,639	1,072,123	1,633,881	700,000	5,088,197

(1)
The amounts in this column represent the annual bonus that we pay under our Management Incentive Compensation Plan. The amounts listed were earned in the year shown, but paid after the end of the fiscal year.

(2)
Value of unvested options and stock awards is based on fair market value as of fiscal year end. See also preceding table under death, disability or retirement.

(3)
This column reflects the value of unvested performance-based options and PSUs based on fair market value as of fiscal year end. The related performance goal had been met as of the end of the fiscal year but the awards had not been certified by action of the Compensation Committee. In addition, service requirements for these awards had not been satisfied as of the end of the fiscal year. This column includes the target value of equity awards granted under the three-year LTPP for which performance measurements and service requirements had not yet been met. The actual amount of the LTPP award that vests may vary between 0% and 200% depending upon achievement by executives of the applicable performance goals. This column also includes a one-time retention award granted to Mr. Sasser on June 13, 2012.

(4)
This column reflects the target value of the performance bonus granted under the LTPP. The actual amount of the performance bonus that vests may vary between 0% and 200% depending upon achievement by executives of the applicable performance goals.

Actual Post-Employment Compensation and Benefits

        Upon Mr. Levine's departure from the Company effective January 15, 2016, he became entitled to certain severance and other benefits in accordance with his employment agreement and retention letter, as described in the "Agreements with Howard Levine" discussion on page 41. The actual post-employment compensation and benefits payable to Mr. Levine are reflected in the "All Other Compensation" column under the Summary Compensation Table and footnote 6 thereto beginning on page 43.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review of transactions with related parties

        Under our Code of Ethics, directors, officers and employees are required to disclose for approval any transactions, activities, interests or relationships that may create a conflict of interest (including financial transactions, investments and receipt of corporate gifts). The Audit Committee annually reviews related party transactions involving directors and named executive officers, questions regarding possible conflicts of interest, and other issues related to ethical business practices. The Company adheres to the foregoing policy for potential related person transactions but such policy is not in written form. Approval of such related person transactions is evidenced by Audit Committee resolutions in accordance with our practice of approving transactions in this manner.

Leases

        We lease a store from DMK Associates, a partnership indirectly wholly-owned by members of Mr. Perry's and Mr. Brock's families. Rental payments to DMK Associates, including pass-through of common area maintenance, taxes, insurance and utilities, totaled approximately $141,000 and $139,000 for 2015 and 2014, respectively. The store lease expires in March 2017 and we have future rental commitments of $247,451 for this store. While we believe that the terms of this lease is reasonable, their respective terms were not negotiated on an arms-length basis.

        We also leased two stores from trusts owned by Perry family members. Mr. Perry is a trustee of the trusts. The stores are located in shopping centers acquired by the trusts in 2011 and 2012, subsequent to the Company entering into the leases. Combined lease payments, including pass-through of common area maintenance, taxes and insurance for these stores totaled approximately $257,000 and $291,000 for 2015 and 2014, respectively. The terms of the leases with the trusts were negotiated on an arms-length basis.

Consulting Services

        Michael Matacunas was hired as Dollar Tree's Chief Administrative Officer on July 1, 2013. Prior to his employment with Dollar Tree, Mr. Matacunas was the sole owner of The Parker Avery Group ("PAG"). In connection with the sale of all of his equity interest in PAG in 2013, Mr. Matacunas received, as partial consideration, a promissory note from PAG which remained outstanding on January 30, 2016. PAG provided consulting services to Dollar Tree during 2015 and 2014 for approximately $407,00 and $900,000, respectively. The terms of the services with PAG were negotiated on an arms-length basis.

Retirement Agreement

        In connection with the merger with Family Dollar, the Company assumed a retirement agreement entered into on September 20, 2002 with Mr. Leon Levine, the founder of Family Dollar and father of Howard R. Levine. Pursuant to the retirement agreement, we are currently providing continuing health coverage for Mr. Leon Levine and certain members of his family and use of the Family Dollar aircraft for up to 30 hours per year.

 OWNERSHIP OF COMMON STOCK

        The table below shows the number of shares our common stock beneficially owned on April 15, 2016 by:

  •
  each of the Directors and nominees for director;

  •
  each of the Named Executive Officers;

  •
  all Directors and Executive Officers as a group; and

  •
  each other person who has reported beneficial ownership of more than five percent of the outstanding common stock.

        The address of each Director and Executive Officer of Dollar Tree is c/o Dollar Tree, Inc., 500 Volvo Parkway, Chesapeake, Virginia 23320. Percentage computations are based on 235,565,412 shares of our stock outstanding as of April 15, 2016.

	Beneficial Ownership(1)

Directors and Executive Officers	Shares		Percent

Arnold S. Barron	49,442	(2)	*
Gregory M. Bridgeford	24		*
Macon F. Brock, Jr.	3,114,450	(3)	1.3%
Mary Anne Citrino	72,662	(4)	*
H. Ray Compton	274,998	(5)	*
Conrad M. Hall	79,503	(6)	*
Howard R. Levine	1,606,652	(7)	*
Lemuel E. Lewis	52,588	(8)	*
J. Douglas Perry	1,513,642	(9)	*
Bob Sasser	118,361	(10)	*
Thomas A. Saunders III	2,549,395	(11)	1%
Thomas E. Whiddon	22,000		*
Carl P. Zeithaml	22,046	(12)	*
Gary M. Philbin	100,673	(13)	*
Robert H. Rudman	—	(14)	*
Kevin S. Wampler	128,542	(15)	*
Michael Matacunas	13,563	(16)	*
All current Directors and Executive Officers (17 persons)	9,718,541		4.1%
Other 5% Shareholders

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	19,092,357	(17)	8.1%
Janus Capital Management LLC 151 Detroit Street Denver, Colorado 80206	18,363,211	(18)	7.8%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	13,397,359	(19)	5.7%
Lone Pine Capital LLC Two Greenwich Plaza Greenwich, Connecticut 06830	13,194,122	(20)	5.6%

*
less than 1%

(1)
As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed as of any date to have "beneficial ownership" of any security that such person has a right to acquire within 60 days after such date. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership percentage of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person. Deferred shares acquired by our directors through a deferred compensation plan are assumed to be issuable in a lump sum within 60 days if the director were to terminate service within such time.

(2)
Includes 17,435 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if he were to conclude his Board service within 60 days. Includes 2,170 owned by a family member, over which Mr. Barron may indirectly exercise investment or voting power.

(3)
Includes 488,790 shares owned by trusts for the benefit of certain Brock family members, of which Mr. Brock is a trustee, 37,000 shares owned by a private foundation over which Mr. Brock and his wife, Joan P. Brock, exercise shared control, 800,000 shares held in Grantor Retained Annuity Trusts, 621,370 shares owned by Mr. Brock's wife and 63,000 shares issuable within 60 days upon exercise of stock options, but excludes 16,794 shares underlying otherwise unvested restricted stock units.

(4)
Includes 58,962 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if she were to conclude her Board service within 60 days.

(5)
Includes 200,000 shares owned by two separate trusts for the benefit of certain Compton family members, over which Mr. Compton may indirectly exercise investment or voting power.

(6)
Includes 10,000 shares owned by a private foundation over which Mr. Hall has the power to vote and dispose of the shares on behalf of the foundation, and 19,503 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if he were to conclude his Board service within 60 days.

(7)
Includes 292,545 shares issuable upon exercise of stock options.

(8)
Represents 45,388 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if he were to conclude his Board service within 60 days.

(9)
Includes 861,080 shares owned by trusts for the benefit of certain Perry family members, of which Mr. Perry is a trustee and 1,671 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if he were to conclude his Board service within 60 days.

(10)
Includes 64,002 shares issuable within 60 days upon exercise of stock options, but excludes 354,548 shares underlying otherwise unvested restricted stock units.

(11)
Includes 63,756 shares owned by irrevocable trusts for the benefit of certain Saunders family members, of which Mr. Saunders is a trustee, and 178,941 shares issuable upon exercise of stock options.

(12)
Represents 22,046 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if he were to conclude his Board service within 60 days.

(13)
Excludes 131,989 shares underlying unvested restricted stock units.

(14)
Excludes 48,274 shares underlying unvested restricted stock units.

(15)
Excludes 45,563 shares underlying unvested restricted stock units.

(16)
Excludes 38,155 shares underlying unvested restricted stock units.

(17)
Includes shares held or controlled by The Vanguard Group, Inc. and its subsidiaries, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. Based on Schedule 13G/A filed on February 11, 2016 by The Vanguard Group, Inc. for the period ended December 31, 2015.

(18)
Includes shares held or controlled by Janus Capital Management LLC and its subsidiary, INTECH Investment Management. Based on Schedule 13G filed on February 16, 2016.

(19)
Includes shares held or controlled by BlackRock, Inc. and its subsidiaries, including BlackRock Japan Co. Ltd, BlackRock Advisors (UK) Limited, BlackRock Asset Management Deutschland AG, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Advisors LLC, BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Fund Managers Ltd, BlackRock Asset Management Ireland Limited, BlackRock International Ltd, BlackRock Life Limited and BlackRock Investment Management UK Ltd. Based on Schedule 13G/A filed on January 26, 2016 by BlackRock, Inc. for the period ended December 31, 2015.

(20)
Includes shares held or controlled by Lone Pine Capital LLC. Based on Schedule 13G filed on November 23, 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers and persons who own more than 10% of our stock to file reports of ownership and changes in ownership of our stock with the Securities and Exchange Commission and NASDAQ, and to provide us with copies of these reports.

        SEC regulations require us to identify anyone who filed a required report late during the most recent fiscal year. Based solely on our review of the reports and written representations furnished to us, we believe that all of these reporting persons complied with their filing requirements for 2015, except for David Jacobs and Macon F. Brock, Jr. who each had one Form 4 transaction that was inadvertently filed late.

Equity Compensation Plan Information

        The following table summarizes information regarding shares issuable as of January 30, 2016, under our equity compensation plans, including the number of shares of common stock subject to options, restricted stock units, deferred shares and other rights granted to employees, consultants and members of our Board of Directors; the weighted-average exercise price of outstanding options; and the number of shares remaining available for future award grants under these plans. Additional information regarding our equity compensation plans can be found in footnote 10 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 30, 2016.

Equity compensation plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Plans approved by security holders(1)	1,974,073	$19.78	19,507,620
Plans not approved by security holders(2)	—	—	—

(a)
Amounts represent outstanding options, restricted stock units and deferred ("phantom") shares as of January 30, 2016.

(b)
Not included in the calculation of weighted-average exercise price are (i) 1,485,214 restricted stock units and (ii) 174,382 deferred shares.

(c)
Amounts represent shares remaining available for future awards under all of our equity-based plans, including shares remaining under our qualified Employee Stock Purchase Plan and our 2013 Director Deferred Compensation Plan. Out of the 19,507,620 shares remaining available for future issuance, 3,406,492 represent the number of shares remaining available for future issuance under our Employee Stock Purchase Plan as of January 30, 2016.

(1)
Equity-based plans approved by our shareholders include: the 2003 Equity Incentive Plan, the 2003 Non-Employee Director Stock Option Plan, the 2013 Director Deferred Compensation Plan, the 2004 Executive Officer Equity Plan, the 2015 Employee Stock Purchase Plan (which replaced a predecessor plan), and the Omnibus Incentive Plan.

(2)
Does not include 722,288 shares to be issued upon the exercise of options with a weighted-average exercise price of $65.30, and 84,207 restricted stock units that were granted under the 2006 Incentive Plan assumed by us in connection with our merger with Family Dollar.

PROPOSAL NO. 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION PROGRAM

        Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") provides that shareholders will have an opportunity to vote to approve, on an advisory, non-binding basis, the compensation of named executive officers as disclosed in the Proxy Statement in accordance with the SEC's rules, including Section 14A of the Securities Exchange Act of 1934.

        As described in the Compensation Discussion and Analysis, the Company is committed to a pay-for-performance policy. To that end, our executive compensation program is designed to: (1) align executive pay with shareholders' interests; (2) recognize individual initiative and achievements; (3) attract, motivate and retain highly qualified executives; and (4) unite the executive management team to a common objective. We expect a significant portion of an executive's total compensation to be at risk, tied to both our annual and long-term performance. Please read our Compensation Discussion and Analysis beginning on page 26 and the tables and narrative that follow for additional details about our executive compensation program.

        This proposal, commonly known as a "Say-on-Pay" proposal, gives our shareholders the opportunity to express their views on the compensation paid to our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company's named executive officers and the philosophy, policies and practices as disclosed in this Proxy Statement. Accordingly, the Company is asking its shareholder to vote "FOR" the following resolution at the 2016 Annual Meeting:

        "RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion set forth in this Proxy Statement."

Vote Required

        The advisory vote on the executive compensation program will be passed if the votes cast "FOR" the proposal exceed the votes cast "AGAINST" it. The vote is advisory and will not be binding upon our Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions that our shareholders express in their votes and to the extent there is any significant vote against the proposal, we will consider the shareholders' concerns in making future executive compensation decisions.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ADVISORY
APPROVAL OF OUR EXECUTIVE COMPENSATION PROGRAM.

PROPOSAL NO. 3—RATIFICATION OF APPOINTMENT BY THE
AUDIT COMMITTEE OF KPMG LLP AS OUR INDPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2016

        Our Audit Committee, which consists entirely of independent directors, has selected KPMG LLP ("KPMG") to serve as our independent registered public accounting firm for fiscal year 2016. KPMG has served as our independent registered public accounting firm since 1986. You are being asked to ratify the appointment by our Audit Committee of KPMG as our independent registered public accounting firm for fiscal year 2016.

        Shareholder ratification of the selection of KPMG as the Company's independent registered public accounting firm is not required by the Company's Bylaws or otherwise. The Company is submitting the selection of KPMG to its shareholders for ratification as a matter of good corporate governance. If our shareholders do not ratify the selection of KPMG, the Audit Committee will reconsider whether or not to retain KPMG in the future. However, the Audit Committee is not bound by a vote either for or against the firm. A representative of KPMG will be present at the 2016 Annual Meeting of Shareholders. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

        The table below shows the aggregate fees billed by KPMG for professional services rendered in connection with the audit of our annual financial statements set forth in our Annual Report on Form 10-K for the fiscal years ended January 30, 2016 and January 31, 2015; the audit of our internal control over financial reporting as of January 30, 2016 and January 31, 2015; and the review of our unaudited quarterly financial statements set forth in our Quarterly Reports on Form 10-Q for each of our fiscal quarters during 2015 and 2014, as well as fees paid to KPMG for audit-related work, tax compliance, tax planning and other services:

	Fiscal 2015	Fiscal 2014

Audit fees	$4,518,440	$1,333,050
Audit-related fees(a)	19,500	663,470
Tax fees	—	—
All other fees	—	12,000
Total fees	4,537,940	2,008,520

(a)
Audit-related fees consist of fees for services related to the audit of financial statements of our employee benefit plan and includes Family Dollar due diligence fees for fiscal 2014.

        We did not engage our principal accountants to provide any professional services in connection with operating our information systems or designing or implementing hardware or software that aggregates source data underlying the financial statements or generates information.

        All audit work performed by KPMG is approved in advance by our Audit Committee, including the amount of fees due and payable to them for such work. In addition, our Audit Committee also approves all non-audit related work performed by KPMG in advance of the commencement of such work. Our Audit Committee has delegated to the chairman of the committee the right to approve such non-audit related assignments between meetings of the committee, and the chairman then reports on all such approvals at the next meeting of the committee, which considers ratification of such approvals by the committee chairman. In 2015, all services provided by KPMG were approved by our Audit Committee in advance of the performance of work by KPMG.

        The Audit Committee of our Board has determined that the non-audit services rendered by our independent accountants during our most recent fiscal year are compatible with maintaining their independence.

Vote Required

        Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2016 requires the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy. Should such shareholder vote not be obtained, the appointment will not be ratified.

OUR BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016.

PROPOSAL NO. 4—APPROVAL OF MATERIAL TERMS OF PERFORMANCE
GOALS UNDER OMNIBUS INCENTIVE PLAN

        We request that shareholders (1) approve an amendment to the Omnibus Incentive Plan that was adopted, subject to shareholder approval, by the Compensation Committee on March 9, 2016, and (2) re-approve the material terms of the performance goals under the Omnibus Incentive Plan.

        In June 2011, upon recommendation of the Board, the shareholders approved the Omnibus Incentive Plan, including the material terms of the performance measures under the Omnibus Incentive Plan described below. The purposes of the Omnibus Incentive Plan are to (1) advance the interests of the Company and its shareholders by providing incentives to attract, retain and reward persons performing services for the Company and its subsidiaries; (ii) motivate participants, by means of appropriate incentives, to contribute to the growth and profitability of the Company and its subsidiaries; (iii) provide incentive compensation opportunities that are competitive with those of similar companies; and (iv) further identify participants' interests with those of the Company's shareholders through compensation that is based on the Company's stock.

        Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount the Company may deduct in any one year for compensation paid to its principal executive officer and our other three most highly-compensated executive officers other than its principal financial officer, unless the compensation qualifies as certain performance-based compensation. Under Section 162(m) of the Internal Revenue Code, we must seek shareholder approval of the material terms of the performance goals under the Omnibus Incentive Plan at five-year intervals to preserve the Company's ability to permit the Compensation Committee to establish annual targets and receive the federal income tax deduction for performance-based compensation provided under the Omnibus Incentive Plan. Those material terms include the employees eligible under the Omnibus Incentive Plan, a description of the business criteria on which performance goals are based, and the maximum amount of compensation payable under the Omnibus Incentive Plan to any one employee if the performance goals are attained. Each of these aspects of the Omnibus Incentive Plan is described below.

        The amendment to the Omnibus Incentive Plan makes certain changes to the performance goals under the Omnibus Incentive Plan. Those changes are also described below and, under Section 162(m) of the Internal Revenue Code, must be approved by our shareholders to preserve the deductibility of performance-based compensation under the Omnibus Incentive Plan. We are not requesting an increase in the number of shares available for issuance under the Omnibus Incentive Plan. As of April 15, 2016, 18,064,258 shares of our common stock remain available for future awards under the Omnibus Incentive Plan.

        Set forth below is a summary of the Omnibus Incentive Plan, which is qualified in its entirety by the specific language of the Omnibus Incentive Plan, as adjusted to reflect the 2-for-1 stock split on June 26, 2012. A copy of the plan is available on the SEC website at www.sec.gov where it is an appendix to the electronic version of this proxy statement.

Performance Goals

        Under the Omnibus Incentive Plan, the Compensation Committee may establish performance programs with fixed goals used to determine eligibility for performance-based compensation, including restricted stock awards, restricted stock units (RSUs), performance bonuses, and performance units and other awards. Those awards are provided only in accordance with the program established by the Compensation Committee. Under the current terms of the Omnibus Incentive Plan, the performance criteria used in such a program may be based on any one of, or combination of, the following relating to a Member Company (the Company, any parent of subsidiary, or any Affiliate designated by the Board) or Affiliate (a non-parent company that directly or indirectly controls the Company through one or more intermediaries, or a non-subsidiary that is directly or indirectly controlled by the Company through one or more intermediaries): (i) earnings per share; (ii) earnings (including EBIT or EBITDA); (iii) net earnings; (iv) total shareholder return; (v) return on equity; (vi) return on assets; (vii) return on investment; (viii) return on capital employed; (ix) operating margin; (x) gross margin; (xi) operating income; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) revenue; (xv) revenue growth; (xvi) expenses; (xvii) improvement in or attainment of expense levels; (xviii) improvement in or attainment of working capital levels; (xix) economic value added; (xx) market share; (xxi) cash flow per share; (xxii) share price performance; and (xxiii) debt reduction.

        Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement only as specified in writing by the Compensation Committee. These performance criteria may be stated in absolute terms, relative to one or more peer companies, as increases over past time periods, as ratios (such as earnings per share), or as returns over a period of time and the outcome of the performance goals must be substantially uncertain at the time established by the Committee. The performance goals and periods could vary from participant to participant and from time to time. To the extent required under Section 162(m) of the Internal Revenue Code, the Compensation Committee shall, within the first 90 days of the applicable performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Internal Revenue Code), define in an objective manner the method of calculating the performance criteria it selects to use for the performance period.

        Except as otherwise permitted by Section 162(m) of the Internal Revenue Code, in no event could any discretionary authority granted to the Compensation Committee under the Omnibus Incentive Plan be used to grant or provide payment in respect of performance compensation awards for which performance goals had not been attained, increase a performance compensation award for any participant at any time after the first 90 days of the performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Internal Revenue Code) or increase a performance compensation award above the maximum amount payable under the underlying award.

        The Compensation Committee may, in its sole discretion, reduce or eliminate the amount of a performance compensation award earned in a particular performance period, even if applicable performance goals had been attained and without regard to any employment agreement between the Company and a participant.

Eligible Participants

        Any officer, employee, director or consultant (including any prospective officer, employee, director or consultant) of the Company or its subsidiaries is eligible to participate in the Omnibus Incentive Plan. As of April 15, 2016, we had 1,242 eligible participants under the Omnibus Incentive Plan. The Compensation Committee has the sole authority to select persons eligible to receive awards under the Omnibus Incentive Plan. Performance-based awards made to covered employees under the Omnibus Incentive Plan are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. For this purpose, covered employees are our chief executive officer and our other three most highly-compensated executive officers other than our chief executive officer and our principal financial officer.

Award Limits

        The Omnibus Incentive Plan contains the following limits on performance-based compensation:

  •
  Incentive Stock Options (ISOs).  Subject to adjustments that the Compensation Committee may make upon future stock splits, share dividends and certain other transactions, the maximum aggregate number of shares available to grant ISOs is 450,000. As a result of adjustments to date relating to the Company's prior stock splits, that limit has increased to 900,000 shares.

  •
  Options or Stock Appreciation Rights (SARs).  Subject to adjustments that the Compensation Committee may make upon future stock splits, share dividends and certain other transactions, the number of shares available to grant Options or SARS to any one individual may not exceed 450,000 shares during any one fiscal year period. As a result of adjustments to date relating to the Company's prior stock splits, that limit has increased to 900,000 shares for any fiscal year.

  •
  Restricted Stock Awards or RSUs.  Subject to adjustments that the Compensation Committee may make upon future stock splits, share dividends and certain other transactions, the total number of shares that may be granted as restricted stock awards or RSUs intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code to a participant who is a covered employee may not exceed 250,000 shares for any fiscal year. As a result of adjustments to date relating to the Company's prior stock splits, that limit has increased to 500,000 shares for any fiscal year.

  •
  Performance Units.  For performance unit awards that are intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code, no more than $5,000,000 may be granted any one individual during any one fiscal year period.

  •
  Performance Bonuses.  For performance bonuses that are intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code, no more than $5,000,000 may payable to any one individual for a fiscal year. That the maximum performance bonus payable to any eligible individual that becomes designated for a performance bonus after the beginning of a performance period is reduced on a pro rata basis for the number of days during the fiscal year that the individual was not a covered employee designated by the Compensation Committee as eligible for a performance bonus.

Amendment Clarifying Performance Goals

        On March 9, 2016, the Compensation Committee approved the adoption of an amendment to the Omnibus Incentive Plan effective June 16, 2016, subject to approval by our shareholders. The amendment makes the following clarifications to the performance goals on which performance-based compensation under the Omnibus Incentive Plan may be determined:

  •
  Performance goals may be stated in terms of a specified improvement in a performance goal; and

  •
  Performance goals may relate to a Member Company or an Affiliate or any combination of one or more Member Companies or Affiliates.

General Description of Other Terms of the Omnibus Incentive Plan

Plan Administration

        The Omnibus Incentive Plan will be administered by the Compensation Committee of our board of directors, or such other committee our board designates to administer the Omnibus Incentive Plan. Subject to the terms of the Omnibus Incentive Plan and applicable law, the Compensation Committee has sole authority to administer the Omnibus Incentive Plan, including, but not limited to, the authority to (1) select the persons eligible to receive awards; (2) determine the type or types of awards to be granted; (3) determine the number of shares of common stock to be covered by awards or with respect to which payments, rights or other matters are to be calculated in connection with awards; (4) determine the terms and conditions of any awards; (5) determine the vesting schedules of awards and, if certain performance criteria must be attained in order for an award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained; (6) determine the fair market value of shares under the Omnibus Incentive Plan; (7) determine whether, to what extent and under what circumstances awards may be settled or exercised in cash, common stock, other securities, other awards or other property, or canceled, forfeited or suspended and the method or methods by which awards may be settled, exercised, canceled, forfeited or suspended; (8) prescribe, amend or rescind rules, guidelines and policies relating to the plan or adopt sub-plans or supplements to, or alternative versions of, the Omnibus Incentive Plan, including, without limitation, to comply with laws or regulations of or to accommodate the tax policy, accounting principles or customs of, foreign jurisdictions where persons may be granted awards; (9) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Omnibus Incentive Plan and any award made under, the Omnibus Incentive Plan; and (10) make any other determination and take any other action that the Compensation Committee deems advisable to the extent not inconsistent with the provisions of the Omnibus Incentive Plan. All action by the Compensation Committee shall be consistent with the Articles of Incorporation and By-Laws of the Company and any applicable state corporate law. The Compensation Committee may, except to the extent prohibited by applicable law or the listing standards of the NASDAQ, allocate all or any portion of its responsibilities and powers to any one or more of its members or to any officer selected by it. However, the Compensation Committee may not delegate its responsibilities and powers if such delegation would cause an award made to an individual subject to Section 16 of the Securities and Exchange Act of 1934 (the "Exchange Act") not to qualify for an exemption from Section 16(b) of the Exchange Act. In addition, it may not delegate its authority with respect to grants intended to qualify as performance-based compensation, except to the extent permitted by Section 162(m) of the Internal Revenue Code. Any and all actions, decisions or determinations taken by the Compensation Committee in exercise of its discretion under the Omnibus Incentive Plan shall be final, binding and conclusive on all persons having an interest therein.

Types of Awards

        The Omnibus Incentive Plan provides for the grant of options intended to qualify as incentive stock options (ISOs) under Section 422 of the Internal Revenue Code, nonqualified stock options (NSOs), stock appreciation rights (SARs), restricted stock awards, restricted stock units (RSUs), performance bonuses, performance units, non-employee director stock options and other equity-based and equity-related awards.

Stock Options

        A stock option is a right to purchase a specific number of shares of common stock under specific terms, conditions and price. Stock options may either be ISOs or NSOs. ISOs may be granted only to employees of Company or its subsidiaries. NSOs may be granted to employees, directors and consultants. The Compensation Committee determines the exercise price of the shares of common stock covered by each stock option (the "Option Exercise Price"), except that the Option Exercise Price may not be less than 100% of the fair market value of common stock on the date such stock option is granted and except that the Option Exercise Price of an ISO granted to a 10% shareholder may not be less than 110% of the fair market value of the common stock on the date such ISO is granted. The aggregate fair market value (determined at the time an ISO is granted) of the common stock with respect to which ISOs are exercisable for the first time by an employee during any calendar year (under all stock option plans of the Company) may not exceed $100,000, or such other amount as may be prescribed under the Internal Revenue Code or applicable regulations and rulings from time to time. The Compensation Committee also sets the term of each stock option, which may not be greater than 10 years; however, in the case of an ISO granted to a 10% shareholder, the term of the option may be not more than five years from the date of grant. The Compensation Committee determines the vesting schedule and the nature and extent of any restrictions to be imposed on the shares of common stock which may be purchased thereunder. The Compensation Committee may not reprice any option granted under the Omnibus Incentive Plan without the approval of our shareholders. Under the Omnibus Incentive Plan, all ISOs and NSOs may qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code.

        The Option Exercise Price for the shares must be paid in full at the time of exercise. Payment may be made by cash or cash equivalents or, if permitted in an award agreement, by previously acquired shares of common stock, simultaneous sale through a broker of common stock acquired on exercise, or a combination of the foregoing.

Non-Employee Stock Options

        To the extent approved by the Compensation Committee (or, if required by applicable law, the Board), non-employee director stock options are automatically granted to the non-employee directors of the Company on the business day following each year's annual shareholders meeting (the "Grant Date"). However, non-employee director options will be granted solely at the discretion of the Compensation Committee if either (i) a non-employee director was an employee of the Company at any time during that calendar year that includes the Grant Date or (ii) a non-employee director is first elected to our board of directors after the Grant Date but before the next annual meeting of the shareholders. The exercise price of all non-employee director options is the fair market value of the Company's common stock on the date of grant. The Compensation Committee may not reprice any non-employee director stock options after the Grant Date. Not more than 750,000 shares may be granted as non-employee director stock options. As a result of adjustments to date relating to the Company's prior stock splits, that limit has increased to 1,500,000 shares.

Stock Appreciation Rights

        The Compensation Committee may grant SARs under the Omnibus Incentive Plan. The exercise price for SARs shall not be less than the fair market value of our shares of common stock on the grant date. Upon exercise of a SAR, the holder will receive cash, shares of common stock, other securities, other awards, other property or a combination of any of the foregoing, as determined by the Compensation Committee, equal in value to the excess, if any, of the fair market value of a share of common stock on the date of exercise of the SAR over the exercise price of the SAR. SARs shall vest and become exercisable as set forth in the award agreement. Subject to the provisions of the Omnibus Incentive Plan and the applicable award agreement, the Compensation Committee will determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR. No SAR granted under the Omnibus

Incentive Plan may be exercised more than ten (10) years after the date of grant. The Compensation Committee may not reprice any SAR granted under the Omnibus Incentive Plan. Under the Omnibus Incentive Plan, all SARs may qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code.

        SARs and stock options can be granted at the same time (a "tandem" grant) covering the same or different number of shares but with the same exercise price and are exercisable at the same time. Upon exercise of tandem SARs, the same number of tandem stock options are cancelled, and upon exercising tandem stock options, the same number of related SARs are cancelled.

Restricted Stock Awards and Restricted Stock Units

        Subject to the provisions of the Omnibus Incentive Plan, the Compensation Committee may grant restricted stock awards and RSUs. Restricted stock awards are shares of common stock, the vesting and transferability of which are subject to such requirements as the Compensation Committee may determine. These requirements may include continued services for a specified period and achievement of performance goals. RSUs are grants representing a specified number of hypothetical shares of common stock, the vesting of which is subject to such requirements as the Compensation Committee may determine. These requirements may include continued services for a period of time and achievement of performance goals. For both restricted stock awards and RSUs, if vesting conditions are performance based, then the vesting period must be for a minimum of one year, and if the vesting conditions are not performance based, then the vesting period must be for a minimum period of three years.

        Restricted stock awards and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Omnibus Incentive Plan or the applicable award agreement. Restricted stock shall evidence any transfer restrictions in such manner as the Compensation Committee determines.

        An RSU shall be granted with respect to one share of common stock, or have a value equal to the fair market value of one such share. Upon the lapse of vesting conditions applicable to an RSU, the RSU could be paid in cash, shares of common stock, other securities, other awards or other property, as determined by the Compensation Committee, or in accordance with the applicable award agreement.

        In connection with each grant of restricted stock, except as provided in the applicable award agreement, the holder shall be entitled to the rights of a shareholder with respect to such restricted shares, including the right to vote and receive cash dividends. In the event that cash dividends are paid on restricted stock, such dividend payments will be held by the Company and the participant's right to such payments shall vest when the underlying restricted stock vests. A participant to whom RSUs are granted will not have any rights as a shareholder with respect to the units, unless and until they are settled in shares of common stock. Dividend equivalents generally are not paid on RSUs. The Compensation Committee has discretion to provide that RSUs will earn dividend equivalents. Any dividend equivalent paid based on an RSU is converted into additional RSUs and the converted RSUs vest at the same rate as the underlying RSUs on which the dividend equivalent was paid.

Performance Bonuses

        Subject to the provisions of the Omnibus Incentive Plan, the Compensation Committee may grant cash incentive awards payable upon the attainment of performance goals. The performance bonuses are intended to qualify as performance-based compensation under Section 162(m) of the Internal

Revenue Code, which requirements are described above. Subject to an election duly and validly made by a participant to defer payment of a performance bonus that complies with Internal Revenue Code Section 409A, a performance bonus is paid in cash no later than the April 15th of the Company's fiscal year immediately following the end of the applicable performance period. A participant must be employed by the Company on the payment date in order to receive the performance bonus.

Performance Units

        Subject to the provisions of the Omnibus Incentive Plan, the Compensation Committee may grant to participants performance units as a right to a fixed or variable number of shares of stock, a cash payment for a value of such shares of stock, or dollar denominated units. Performance units may be subject to vesting or other restrictions as the Compensation Committee sets forth in an award agreement. The minimum vesting period for performance units is one year. The performance units may be paid in stock, cash or a combination of both.

Other Awards

        Subject to the provisions of the Omnibus Incentive Plan, the Compensation Committee may grant to participants other equity-based or equity-related compensation awards. The Compensation Committee shall determine the amounts and terms and conditions of any such awards.

Elective Share Withholding

        A participant may elect to have shares withheld in an amount required to satisfy the minimum federal, state and local tax withholding requirements upon the exercise of an option or SAR, the vesting of RSUs or any other taxable event. The shares withheld shall have a fair market value not to exceed the estimated tax liability of the participant with respect to the exercise or vesting.

Transferability

        In general, each award under the Omnibus Incentive Plan is not assignable or transferable other than by will or the laws of descent and distribution. Our board, in its discretion, may grant NSOs to a non-employee director that can be transferred in the form and manner permitted by our board.

Forfeitability; Cancellation and Rescission of Awards; Reimbursements

        Subject to exceptions for death and disability, a participant will forfeit all unexercised options three months after termination of employment or service unless the Compensation Committee determines otherwise. In addition, a participant will immediately forfeit all unexercised options if the participant is terminated for Cause (as defined in the Omnibus Incentive Plan) or if during any period that the options remain exercisable, the participant engages in any act that would constitute Cause. The Compensation Committee may provide in an award agreement that upon certain events, such as termination for Cause, that benefits with respect to an award shall be subject to reduction, cancellation, forfeiture or recoupment. To the extent required under Section 304 of the Sarbanes-Oxley Act of 2002 or the Dodd-Frank Wall Street Reform and Consumer Protection Act, certain participants may be required to reimburse the Company for payments or other incentive compensation received under the Omnibus Incentive Plan.

Adjustments for Certain Events

        The Compensation Committee will make proportional adjustments to the maximum number of shares of common stock that may be delivered under the Omnibus Incentive Plan and to outstanding awards to reflect stock dividends, recapitalizations, stock splits, reverse stock splits, reorganizations, mergers, consolidations, spin-offs, share combinations or similar corporate transactions or events affecting the common stock of the Company.

Amendment and Termination of the Omnibus Incentive Plan

        Subject to any applicable law or government regulation, the Omnibus Incentive Plan may be amended, modified or terminated by the Compensation Committee at any time. However, no amendment of the Compensation Committee will become effective without shareholder approval if such approval is necessary purposes of Section 162(m) or 422 of the Internal Revenue Code, Rule 16b-3 of the Exchange Act, the rules of the NASDAQ or such other applicable laws, rules or regulations. Except to the extent necessary to conform the Omnibus Incentive Plan or an award agreement to any present or future law, regulations or rules applicable to the Omnibus Incentive Plan, including but not limited to Internal Revenue Code Section 409A, no amendment, suspension or termination of the Omnibus Incentive Plan may adversely affect any then outstanding Awards without the consent of the affected participant.

Change in Control

        The Omnibus Incentive Plan provides that, subject to the terms of an award agreement or a separate employment or retention agreement, in the event of a change in control (as defined in the Omnibus Incentive Plan) of the Company, each outstanding stock award shall be assumed or an equivalent stock award substituted by the successor corporation. If the successor corporation refuses to assume or substitute the stock awards, the Compensation Committee may provide that as of the date the change in control was determined to have occurred:

  •
  any options and SARs outstanding would become fully exercisable and vested immediately prior to the change in control;

  •
  all restricted stock awards and RSUs will vest in full; and

  •
  all performance units and other awards would be deemed fully earned at a level determined in the sole discretion of the Compensation Committee.

        In the event of a change in control, the Compensation Committee may, in its sole discretion, accelerate the vesting or exercisability of any stock award. Unless otherwise stated in a participant's award agreement or a separate employment agreement or retention agreement, if the participant is involuntarily terminated without Cause within twenty-four months of a change in control, then (i) the participant's options and SARs will become fully vested and exercisable, (ii) all restricted stock awards and RSUs will become fully vested, and (iii) all performance units and other awards will be deemed fully earned and payable at the target level. Notwithstanding, to the extent an award agreement conditions vesting on satisfaction of performance goals, the award will not vest in full until such performance goals are satisfied.

        In addition, upon a change in control, the Compensation Committee may decide, without the consent of any participant, to cancel all or part of any stock award in exchange for payment in cash,

stock of a corporation or other business entity that is a party to the change in control, or other property.

Excess Parachute Payments

        Unless a separate employment or retention agreement between the company and a participant provides differently, then in the event that any award results in a benefit or payment under the Omnibus Incentive Plan that is subject to any excise tax pursuant to Internal Revenue Code Section 4999 because the acceleration of the award is treated as an "excess parachute payment" under Internal Revenue Code Section 280G, then the amount of accelerated vesting will be reduced in order to avoid payment of the excise tax imposed under Internal Revenue Code Section 4999.

Term of the Omnibus Incentive Plan.

        No award may be granted under the Omnibus Incentive Plan after March 17, 2021.

Certain Federal Tax Aspects of the Omnibus Incentive Plan

        The following summary describes the federal income tax treatment associated with options awarded under the Plan.

        The summary is based on the law as in effect on April 15, 2016. The summary does not discuss state, local or non-U.S. tax consequences. The Company does not intend for the summary to constitute tax advice to any recipient of an award under the Omnibus Incentive Plan or to any other person. Each individual should seek tax advice with respect to the consequences of participating in the Omnibus Incentive Plan from his or her personal tax advisor.

Incentive Stock Options

        Neither the grant nor the exercise of an ISO results in taxable income to the optionee for regular federal income tax purposes. However, an amount equal to (i) the per-share fair market value on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the ISO is being exercised will count as "alternative minimum taxable income" which, depending on the particular facts, could result in liability for the "alternative minimum tax" or AMT. If the optionee does not dispose of the shares issued pursuant to the exercise of an ISO until the later of the two-year anniversary of the date of grant of the ISO and the one-year anniversary of the date of the acquisition of those shares, then (a) upon a later sale or taxable exchange of the shares, any recognized gain or loss would be treated for tax purposes as a long-term capital gain or loss and (b) the Company would not be permitted to take a deduction with respect to that ISO for federal income tax purposes.

        If shares acquired upon the exercise of an ISO were disposed of prior to the expiration of the two-year and one-year holding periods described above (a disqualifying disposition), generally the optionee would realize ordinary income in the year of disposition in an amount equal to the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the amount paid for the shares or (ii) the excess of the amount realized on the disposition of the shares over the participant's aggregate tax basis in the shares (generally, the exercise price). A deduction would be available to the Company equal to the amount of ordinary income recognized by the optionee. Any further gain realized by the optionee will be taxed as short-term or long-term capital gain and would not result in any deduction by the Company. A disqualifying disposition occurring in the same calendar year as the year of exercise would eliminate the alternative minimum tax effect of the ISO exercise.

        Special rules may apply where all or a portion of the exercise price of an ISO is paid by tendering shares, or if the shares acquired upon exercise of an ISO are subject to substantial forfeiture restrictions. The foregoing summary of tax consequences associated with the exercise of an ISO and the disposition of shares acquired upon exercise of an ISO assumes that the ISO is exercised during employment or within three months following termination of employment. The exercise of an ISO more than three months following termination of employment will result in the tax consequences described below for NSOs, except that special rules apply in the case of disability or death. An individual's stock options otherwise qualifying as ISOs will be treated for tax purposes as NSOs (not as ISOs) to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value (determined as of the date of grant) in excess of $100,000.

Non-Statutory Stock Options

        An NSO (that is, a stock option that does not qualify as an ISO) would result in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising an NSO would, at that time, realize taxable compensation equal to (i) the per-share fair market value on the exercise date minus the exercise price multiplied by (ii) the number of shares with respect to which the option is being exercised. If the NSO was granted in connection with employment, this taxable income would also constitute "wages" subject to withholding and employment taxes. A corresponding deduction would be available to the Company. The foregoing summary assumes that the shares acquired upon exercise of an NSO option are not subject to a substantial risk of forfeiture.

Plan Benefits

        Since future awards under the Omnibus Incentive Plan are discretionary, it is impossible to determine who will receive awards and in what amounts in the event the Omnibus Incentive Plan is approved. However, it is anticipated that the executive officers and, under some circumstances, other selected employees will continue to receive awards.

        As of April 15, 2016, 315,568 shares were reserved for issuance under the Omnibus Incentive Plan in connection with outstanding stock options, with a weighted average exercise price of $20.23 per share and a weighted-average remaining term of 4.8905 years, and 1,520,367 shares were reserved for issuance as to other awards made pursuant to the Omnibus Incentive Plan. The closing price of our common stock on April 15, 2016, as reported by the Nasdaq Stock Market, was $81.75 per share.

Vote Required

        The proposed amendment to, and re-approval of, the previously approved material terms of the performance goals under the Omnibus Incentive Plan will be adopted at the meeting, if the votes cast "FOR" the proposal exceed the votes cast "AGAINST" it. The proposal does not otherwise change the terms of the performance measures or increase the award limits.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
PROPOSAL 4 APPROVING AN AMENDMENT TO, AND RE-APPROVING, THE MATERIAL
TERMS OF THE PERFORMANCE GOALS UNDER THE OMNIBUS INCENTIVE PLAN.

OTHER MATTERS

Copies of Form 10-K Available

        We will provide a copy of our Annual Report on Form 10-K for our fiscal year ended January 30, 2016, as filed with the Securities and Exchange Commission, which includes our consolidated financial statements and notes to our financial statements, to any shareholder upon written request. The exhibits to the Form 10-K will be furnished upon request and upon payment of the cost of reproduction. Requests should be sent to the Corporate Secretary, at our corporate offices, 500 Volvo Parkway, Chesapeake, Virginia 23320. Our SEC filings, including exhibits, are also available online at our company website, www.DollarTreeinfo.com, under the heading "Investor Relations."

By order of the Board of Directors,

William A. Old, Jr. Corporate Secretary
Chesapeake, Virginia May 18, 2016

APPENDIX A

DOLLAR TREE, INC.

OMNIBUS INCENTIVE PLAN

(as adjusted for the 2-for-1 stock split on June 26, 2012)

1.     Establishment, Purpose and Term of Plan.

1.1  Establishment.    The Dollar Tree, Inc. Omnibus Incentive Plan (the "Plan") is hereby established effective as of March 17, 2011, being the date the Plan was adopted by the Board (the "Effective Date"). The Plan was approved by the shareholders of the Company on June 16, 2011 (the "Approval Date"). The Plan constitutes the merger of the Dollar Tree, Inc. 2003 Equity Incentive Plan, the Dollar Tree, Inc. 2003 Non-Employee Director Stock Option Plan and the Dollar Tree, Inc. 2004 Executive Officer Equity Plan (the "Prior Plans") effective as of the Approval Date. Notwithstanding the foregoing, all grants of any awards under the Prior Plans before the Approval Date shall be governed under the terms and conditions of the Prior Plans. This Plan also replaces and supersedes the 2004 Executive Officer Cash Bonus Plan (the "Cash Bonus Plan") as of the Approval Date; provided, however, all grants of any awards under the Cash Bonus Plan before the Approval Date shall be governed under the terms and conditions of the Cash Bonus Plan.

1.2  Purpose.    The purposes of the Plan are to (i) advance the interests of the Company and its shareholders by providing incentives to attract, retain and reward persons performing services for the Member Companies; (ii) to motivate Participants, by means of appropriate incentives, to contribute to the growth and profitability of the Member Companies; (iii) provide incentive compensation opportunities that are competitive with those of similar companies; and (iv) further identify Participants' interests with those of the Company's shareholders through compensation that is based on the Company's stock. The Company intends that Awards granted pursuant to the Plan be exempt from or comply with Section 409A, and the Plan shall be construed and interpreted as necessary to achieve that intent.

1.3  Term of Plan.    The Plan shall continue in effect until its termination by the Committee; provided, however, that, to the extent required by applicable law, all Awards shall be granted, if at all, within ten (10) years from the date the Plan is adopted by the Board.

2.     Definitions and Construction.

2.1  Definitions.    Whenever used herein, the following capitalized terms shall have their respective meanings set forth below:

  (a)   "Affiliate" means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the term "control" (including the term "controlled by") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise.

  (b)   "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Performance Bonus, Performance Unit, or Other Award granted under the Plan.

  (c)    "Award Agreement" means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.

  (d)   "Board" means the Board of Directors of the Company.

  (e)    "Cause" means, unless such term or an equivalent term is otherwise defined with respect to an Award in the Participant's Award Agreement or by a written contract of employment or service, any of the following: (i) the Participant's theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Member Company documents or records that has a material adverse effect on a Member Company; (ii) the Participant's material failure to abide by a Member Company's code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant's unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Member Company (including, without limitation, the Participant's improper use or disclosure of a Member Company's confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Member Company's reputation or business; (v) the Participant's repeated failure or inability to perform any reasonable assigned duties after written notice from a Member Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Member Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant's conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude which has a material adverse effect on a Member Company or which impairs the Participant's ability to perform his or her duties with a Member Company.

  (f)     "Change in Control" means, unless such term or an equivalent term is otherwise defined in the Award Agreement of a Participant who is not a "named executive officer" as defined under Item 402(a)(3) of Regulation S-K of the Exchange Act, the occurrence of any of the following:

    i.      The sale, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a corporation that is not controlled by the Company; or

    ii.     The liquidation or dissolution of the Company; or

    iii.    A successful tender offer for the Stock of the Company, after which the tendering party holds more than 50% of the issued and outstanding Stock of the Company; or

    iv.    A merger, consolidation, share exchange, or other transaction to which the Company is a party pursuant to which the holders of all the shares of Stock outstanding prior to such transaction do not hold, directly or indirectly, at least 50% of the outstanding shares of the surviving company after the transaction.

    Notwithstanding the foregoing:

    v.     With respect to an Employee who entered into a retention agreement with the Company prior to the date the Company's shareholders first approve this Plan, the term "Change in Control" shall have the meaning set forth in such retention agreement and no provision of this Plan shall abrogate any provision or right set forth in such retention agreement; and

    vi.    To the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A and Treasury Regulations § 1.409A-3(i)(5)(v), (vi) & (vii).

  (g)   "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

  (h)   "Committee" means a committee appointed by the Board pursuant to Section 3 of the Plan.

  (i)     "Company" means Dollar Tree, Inc., a Virginia corporation, or any successor corporation thereto.

  (j)     "Consultant" means a natural person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Member Company.

  (k)    "Covered Employee" means an Employee who is a "covered employee" as defined under Section 162(m).

  (l)     "Director" means a member of the Board.

  (m)  "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

  (n)   "Dividend Equivalent Right" means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

  (o)   "Employee" means any natural person treated as a common law employee in the personnel records of a Member Company. The Company shall determine in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's rights, if any, under the terms of the Plan as of the time of the Company's determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual's status as an Employee. Service as a Director or payment of a director's fee by a Member Company shall not be sufficient to constitute "employment" by a Member Company.

  (p)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  (q)   "Fair Market Value" means, as of any date, the value of a share of Stock determined as follows:

    vii.   If the principal market for the Stock is a national securities exchange or the NASDAQ Stock Market, then the "Fair Market Value" as of that date shall be the closing sale price of the Stock on the principal exchange or market on which the Stock is then listed or admitted to trading on such date.

    viii.  If sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the NASDAQ Stock Market, the average between the highest bid and lowest asked prices for the Stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

    ix.    If the day is not a business day, and as a result, paragraphs (i) and (ii) next above are inapplicable, the Fair Market Value of the Stock shall be determined as of the immediately preceding business day. If paragraphs (i) and (ii) next above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee subject to the applicable requirements, if any, of Section 409A of the Code.

  (r)    "Incentive Stock Option" means an Option intended to qualify (as set forth in the Award Agreement) as an incentive stock option within the meaning of Section 422(b) of the Code.

  (s)    "Insider" means an Officer, a Director of the Company or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

  (t)     "Insider Trading Policy" means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company's equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

  (u)    "Member Company" or "Member Companies" means the Company, any Parent Corporation or Subsidiary Corporation and, to the extent designated by the Board, any Affiliate.

  (v)    "Net-Exercise" means a procedure by which the Participant will be issued a number of whole shares of Stock upon the exercise of an Option determined in accordance with the following formula:

      N = X(A-B)/A, where

    "N" = the number of shares of Stock to be issued to the Participant upon exercise of the Option;

    "X" = the total number of shares with respect to which the Participant has elected to exercise the Option;

    "A" = the Fair Market Value of one (1) share of Stock determined on the exercise date; and

    "B" = the exercise price per share (as defined in the Participant's Award Agreement)

  (w)   "Non-Employee Director" means a Director who, as of the day following each year's date of the annual shareholders meeting, is not an Employee of a Member Company or an Affiliate.

  (x)    "Non-Employee Director Option" means a Nonstatutory Stock Option granted to a Non-Employee Director under Section 6.7 of the Plan.

  (y)    "Nonstatutory Stock Option" means an Option not intended to be (as set forth in the Award Agreement), or which does not qualify as, an incentive stock option within the meaning of Section 422(b) of the Code.

  (z)    "Officer" means any person designated by the Board as an officer of the Company or a Member Company.

  (aa) "Option" means a right granted under Section 6 to purchase Stock pursuant to the terms and conditions of the Plan.

  (bb) "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

  (cc)  "Participant" means any eligible person under Section 5 who has one or more outstanding Awards.

  (dd) "Performance Bonus" means an Award of a cash bonus under Section 10 of the Plan.

  (ee)  "Performance Criteria" means one or more criteria that the Committee shall select and define for purposes of setting performance goals for a Performance Period. The Performance Criteria that will be used to establish such performance goals may be based on any one of, or combination of, the following relating to a Member Company or Affiliate or any combination of one or more Member Companies or Affiliates: (i) earnings per share; (ii) earnings (including EBIT or EBITDA); (iii) net earnings; (iv) total shareholder return; (v) return on equity; (vi) return on assets; (vii) return on investment; (viii) return on capital employed; (ix) operating margin; (x) gross margin; (xi) operating income; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) revenue; (xv) revenue growth; (xvi) expenses; (xvii) improvement in or attainment of expense levels; (xviii) improvement in or attainment of working capital levels; (xix) economic value added; (xx) market share; (xxi) cash flow per share; (xxii) share price performance; and (xxiii) debt reduction. Performance goals may be stated in terms of an improvement in any of the foregoing. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement only as specified in writing by the Committee.

  (ff)   "Performance Period" means one or more fiscal years of the Company, or such other specific period of time set by the Committee, over which the attainment of one or more performance goals will be measured for the purpose of determining a designated Covered Employee's right to and the payment of an Award.

  (gg) "Restricted Stock Award" means an Award of Stock subject to such restrictions and Vesting Conditions as established by the Committee pursuant to Section 8 of the Plan.

  (hh) "Restricted Stock Unit" means a right granted to a Participant pursuant to Section 9 of the Plan to receive the value of a share of Stock on a date determined in accordance with the provisions of Section 9 and the Participant's Award Agreement.

  (ii)    "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

  (jj)    "Section 162(m)" means Section 162(m) of the Code and any successor provision.

  (kk)  "Section 409A" means Section 409A of the Code and any successor provision.

  (ll)    "Section 409A Deferred Compensation" means compensation provided pursuant to the Plan that constitutes deferred compensation subject to and not exempted from the requirements of Section 409A.

  (mm)  "Securities Act" means the Securities Act of 1933, as amended.

  (nn) "Service" means a Participant's employment or service with the Member Companies, whether in the capacity of an Employee, a Director or a Consultant. Unless otherwise determined by the Committee, a Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant provides service to the Member Companies or a transfer between Member Companies, provided that there is no interruption or termination of the Participant's Service. Furthermore, a Participant's Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided that for purposes of determining whether an Option is an Incentive Stock Option, an Employee's Service will be treated as terminating three (3) months after such Employee went on a leave (or for an Employee with a Disability, one (1) year after such Employee went on leave), unless such Employee's right to return to active employment is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant's Award Agreement. A Participant's Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Member Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant's Service has terminated and the effective date of and reason for such termination.

  (oo) "Stock" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.5.

  (pp) "Stock Appreciation Right" means an Award, granted alone or in tandem with an Option, that pursuant to Section 7 of the Plan is designated as a Stock Appreciation Right.

  (qq) "Stock Award" means any Option, Stock Appreciation Right, Restricted Stock Award, and Restricted Stock Unit or, to the extent designated by the Committee in an Award Agreement, any Performance Unit or Other Award.

  (rr)   "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

  (ss)  "Vesting Conditions" mean those conditions established in accordance with the Plan prior to the satisfaction of which shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company upon the Participant's termination of Service.

2.2  Construction.    Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

3.     Administration.

3.1  Committee.    The authority to operate and administer the Plan shall be vested in a committee appointed by the Board. The Committee shall consist solely of two or more members of the Board who are "outside directors" as defined under Section 162(m), "non-employee directors" as defined under Rule 16b-3, and meet such independence, or other required listing standards, of any applicable securities exchange that is the principal trading market for the Stock or such other requirements of applicable law as the Board determines in its discretion from time to time are necessary for the Committee to administer of the Plan. The initial Committee will be the Compensation Committee of the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers of the Committee at any time.

3.2  Powers of the Committee.    In addition to any other powers set forth in the Plan and subject to the provisions and limitations of the Plan, the Committee shall have the full and final power and authority, in its discretion:

  (a)   To select from the persons eligible under Section 5.1 those who will receive Awards under the Plan;

  (b)   To determine the type of Award granted, the time or times at which Awards shall be granted and the number of shares of Stock to be subject to each Award;

  (c)    To determine the Fair Market Value of shares of Stock pursuant to the terms of the Plan;

  (d)   To determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares of Stock acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares of Stock pursuant to any Award; (ii) the method of payment for shares purchased pursuant to any Award; (iii) the method for satisfaction of any tax withholding obligation arising in connection with an Award, including by the withholding or delivery of shares of Stock; (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto; (v) the time of the expiration of any Award, (vi) the effect of the Participant's termination of Service on any of the foregoing; and (vii) all other terms, conditions and restrictions applicable to any Award or shares of Stock acquired pursuant thereto not inconsistent with the terms of the Plan;

  (e)    To determine whether an Award will be settled in shares of Stock, cash, or in any combination thereof;

  (f)     To approve from time to time the form of any documents, including but not limited to one or more forms of Award Agreement as it deems advisable for use in the operation and administration of the Plan;

  (g)   To amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired upon the exercise thereof;

  (h)   To accelerate, continue, extend or defer the exercisability of any Award or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following a Participant's termination of Service;

  (i)     To prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

  (j)     To correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the Articles of Incorporation and By-Laws of the Company and any applicable state corporate law. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan, an Award Agreement or other agreement thereunder shall be final, binding and conclusive upon all persons having an interest therein.

3.3  Delegation By Committee.    Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any Officer selected by it; provided it may not delegate authority to grant Awards to Covered Employees or Insiders except to the extent such delegation complies with Section 162(m) or Rule 16b-3, as applicable. To the extent the Committee delegates authority to any Officer, or any sub-committee containing one or more Officers, to grant Awards to Employees, who are neither Covered Employees nor Insiders, such Officer shall not participate in any decision regarding any grant of an Award to himself or herself. Any allocation or delegation of authority by the Committee may be revoked by the Committee at any time.

3.4  Information to be Furnished to Committee.    The Company and Member Companies shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Member Companies as to a Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

4.     Shares Subject to Plan.

4.1  Maximum Number of Shares Issuable.    Subject to adjustment as provided in Sections 4.2 and 4.5, the aggregate number of shares of Stock that may be delivered under the Plan to Participants and their beneficiaries shall be equal to the sum of (i) Four Million (4,000,000) shares of Stock; (ii) any shares of Stock available for future awards under the Prior Plans after the Approval Date; and (iii) any shares of Stock that are represented by awards granted under the Prior Plans which are forfeited, expire or are cancelled without delivery of shares of Stock, or which result in the forfeiture of the shares of Stock back to the Company, after the Approval Date. The shares of Stock to which Stock Awards may be made shall consist of currently authorized but unissued shares, treasury shares, shares of Stock acquired by the Company, including shares purchased on the open market or in private transactions, or any combination thereof.

4.2  Share Counting.    To the extent any shares of Stock of an outstanding Stock Award are not delivered to a Participant or beneficiary because for any reason all or part of a Stock Award is forfeited or cancelled, or if shares of Stock acquired pursuant to a Stock Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant's purchase price, then the shares of Stock allocable to the terminated portion of such Stock Award or such forfeited or repurchased shares of Stock shall not be deemed to have been delivered for purposes of determining the aggregate number of shares of Stock under Section 4.1 that may be delivered to Participants and their beneficiaries. Shares of Stock shall not be deemed to have been delivered pursuant to the Plan with respect to any portion of a Stock Award that is settled in cash. If the exercise price of any Option granted under the Plan or a Prior Plan is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net-Exercise, solely the net number of shares of Stock actually delivered to the Participant shall be deemed delivered for purposes of determining the maximum number of shares deliverable under Section 4.1. Shares of Stock withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Section 15 shall again be available for delivery under the Plan and shall not reduce the number of shares available under Section 4.1.

4.3  Limitations.    The following limitations are imposed on the applicable Awards granted under the Plan:

  (a)   The maximum aggregate number of shares of Stock available to grant Incentive Stock Options to Employees shall be Nine Hundred Thousand (900,000) shares. To the extent required under the Code, the maximum number of shares of Stock available to grant Incentive Stock Options shall not be adjusted as required under Section 4.2 of the Plan.

  (b)   The maximum number of shares available to grant Options or Stock Appreciation Rights to any one individual shall be Nine Hundred Thousand (900,000) shares during any one fiscal year period. If an Option is granted in tandem with a Stock Appreciation Right, such that the exercise of the Option or Stock Appreciation Right with respect to a share of Stock cancels the tandem Stock Appreciation Right or Option right, respectively, with respect to such share, the tandem Option and Stock Appreciation Right with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this paragraph (b).

  (c)    For Restricted Stock Awards and Restricted Stock Unit Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than Five Hundred Thousand (500,000) shares of Stock may be subject to such Awards granted to any one individual during any one fiscal year period. If, after shares have been earned, the delivery is deferred, any additional shares attributable to dividends during the deferral period shall be disregarded.

  (d)   For Performance Unit Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than Five Million Dollars ($5,000,000) may be subject to such Awards granted to any one individual during any one fiscal year period. If, after amounts have been earned with respect to Performance Unit Awards, the delivery of such amounts is deferred, any additional amounts attributable to earnings during the deferral period shall be disregarded.

  (e)    For Performance Bonuses that are intended to be "performance-based compensation" (as that term is used for purposes of Code Section 162(m)), no more than Five Million Dollars ($5,000,000) shall be payable to any one individual for a fiscal year; provided, however, that the maximum Performance Bonus payable to any eligible individual that becomes designated for a Performance Bonus after beginning of a Performance Period shall be reduced on a pro rata basis for the number of days during the fiscal year that the individual was not a Covered Employee designated by the Committee as eligible for a Performance Bonus.

  (f)     For Option grants to Non-Employee Directors under Section 6.7 of the Plan, no more than One Million Five Hundred Thousand (1,500,000) shares of Stock shall be available for such grants and the number of shares subject to Options granted to each Non-Employee Director on each Grant Date (as defined under Section 6.7) shall be Twenty-Seven Thousand (27,000); provided, however, that the Board may reduce this amount or adopt a formula to determine the number of shares subject to Options to be granted; provided, further, that the number of such shares may not be increased over Twenty-Seven Thousand (27,000) without shareholder approval. Options which may be granted to Non-Employee Directors pursuant to Section 6.7 of the Plan are in addition to any Options which may also be issued to such Non-Employee Directors in lieu of annual fee payments under this Plan.

  (g)    The foregoing limitations will be adjusted proportionately in connection with any adjustments described in Section 4.5 below.

4.4  Performance Criteria.    The Committee may designate whether any Award being granted to any Participant is intended to be "performance-based compensation" as defined under Section 162(m). Any payment of cash, right to shares of Stock or any other distribution of property under any Award designated as performance-based compensation shall be conditioned on the attainment by a Participant of one or more pre-established objective performance goals which shall be set by the Committee based on the Performance Criteria in accordance with the requirements of Section 162(m). No Award that is designated as "performance-based compensation" by the Committee under the terms of the Plan shall be provided or paid to any Participant unless and until the material terms of the Plan have been disclosed and approved by the shareholders of the Company as required from time to time under Treasury Regulation Section 1.162-27(e)(4) or such applicable successor provisions.

4.5  Adjustments for Changes in Capital Structure.    The existence of the Plan, any Award or any Award Agreement shall not affect or restrict the right or power of the Company or its shareholders to make or authorize a corporate transaction or event such as a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination or other similar corporate transaction or event affecting the Stock with respect to which Awards have been or may be issued under the Plan (any such transaction or event, a "Transaction"). To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, in the event of any change to the Stock effected without receipt of consideration through a Transaction, then the Committee shall, in such manner as the Committee deems equitable: (A) make a proportionate adjustment in (a) the maximum number and type of securities as to which Awards may be granted under this Plan, (b) the number and type of securities subject to outstanding Awards, (c) the grant or exercise price with respect to any such Award, (d) the performance targets and goals appropriate to any outstanding Awards, and (e) the per individual limitations on the number of securities that maybe awarded under the Plan (any such adjustment, an "Antidilution Adjustment"); provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such Options to violate Section 422(b) of the Code or any successor provision; with respect to all Options, no such adjustment shall be authorized to the extent that such adjustment violates the provisions of Treasury Regulation 1.424-1; with respect to all Awards, no adjustment shall be authorized to the extent such adjustment would violate Section 409A or any successor provisions; with respect to all Awards, no such adjustment shall violate the requirements applicable to Awards intended to qualify for exemption under Section 162(m) of the Code; and the number of shares of Stock subject to any Award denominated in shares shall always be a whole number; or (B) cause any Award outstanding as of the effective date of the Transaction to be cancelled in consideration of a cash payment or alternate Award (whether from the Company or another entity that is a participant in the Transaction) or a combination thereof made to the holder of such cancelled Award substantially equivalent in value to the fair market value of such cancelled Award. The determination of fair market value shall be made by the Committee or the Board, as the case may be, in their sole discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and the exercise price per share shall be rounded up to the nearest whole cent. In no event may the exercise price of any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as effected without receipt of consideration by the Company. Any adjustments made hereunder shall be binding on all persons having an interest herein.

5.     Eligibility.

5.1  Persons Eligible for Awards.    Employees, Consultants and Directors are eligible to receive Awards under the Plan. Notwithstanding the foregoing, Incentive Stock Options may be granted solely to Employees; solely Non-Employee Directors may be granted Options under Section 6.7 of the Plan; and Performance Bonuses may be granted solely to Covered Employees. In the case of the grant of an Incentive Stock Option, a person who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or a Parent Corporation or any Subsidiary Corporation shall not be eligible to hold such Incentive Stock Option unless (i) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Stock on the date of grant, and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date of grant. For purposes of the previous sentence, in determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

5.2  Participation in Plan.    Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

6.     Stock Options.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. The provisions of the various Award Agreements entered into under the Plan need not be identical. The Award Agreement shall also specify whether the Option is an Incentive Stock Option or a Nonstatutory Stock Option. If an Option is not designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. No Option shall provide for payment of Dividend Equivalents. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1  Exercise Price.    Except as otherwise provided in Section 5.1 of the Plan, the exercise price for each Option shall be established in the discretion of the Committee; provided, however, that the exercise price per share for an Option shall be not less than one hundred percent (100%) of the Fair

Market Value of a share of Stock on the effective date of grant of the Option. Repricing of Options after the date of grant shall not be permitted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 424(a) of the Code.

6.2  Exercisability and Term of Options.    Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, Performance Criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option. Subject to the foregoing, unless otherwise specified by the Committee in an Award Agreement, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions. Notwithstanding the foregoing, no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Stock until at least six months following the date of grant of the Option.

6.3  $100,000 Limitation.    To the extent that the aggregate Fair Market Value of shares of Stock (at the time of grant) with respect to which Incentive Stock Options are exercisable for the first time by an Employee in any one calendar year exceeds One Hundred Thousand Dollars ($100,000), the Options or portion of such Options that exceed such limitation (applied in the order in which the Options are granted) shall be treated as Nonstatutory Stock Options notwithstanding any contrary provision in the Award Agreement(s).

6.4  Payment of Exercise Price.    Except as otherwise provided below, the full exercise price for the shares of Stock being exercised must be paid in cash or by check or cash equivalents on the date of exercise. The Committee may approve and set forth in an Award Agreement additional forms of payment, which may include any one, or a combination of, the following:

  (a)   Tender or Attestation of Shares.    All or part of the exercise price of an Option may be paid by tendering, either by actual delivery or by attestation, shares of Stock already owned by the Participant. The Committee shall determine in its sole discretion from time to time the acceptable methods of tendering or attesting to shares of Stock to pay all or part of the exercise price of an Option. For purposes of determining the amount of the exercise price satisfied through tender or attestation of shares, the shares shall be valued on the date the shares are tendered or attested to in the method approved by the Committee.

  (b)   Broker Assisted Cashless Exercise.    To the extent the Company has established and maintains a cashless exercise program with a securities brokerage firm, a Participant may exercise an Option through a cashless exercise in accordance with the policies and procedures established from time to time in the sole discretion of the Committee. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a cashless exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

  (c)    Net Exercise.    By delivering to the Company a properly executed notice, in the form approved by the Committee from time to time in its sole discretion, electing a Net Exercise.

  (d)   Other Methods.    The exercise price may be paid using such other methods of payment as the Committee, in its sole discretion, deems appropriate from time to time.

6.5  Effect of Termination of Service.

  (a)   Option Exercisability.    Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee in an Award Agreement, an Option shall terminate immediately upon the Participant's termination of Service to the extent that it is then unvested and shall be exercisable after the Participant's termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

    i.      Disability.    If the Participant's Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant's Service terminated, may be exercised by the Participant (or the Participant's guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant's Service terminated, but in any event no later than the date of expiration of the Option's term as set forth in the Award Agreement evidencing such Option.

    ii.     Death.    If the Participant's Service terminates because of the death of the Participant, then the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant's Service terminated, may be exercised by the Participant's legal representative or other person who acquired the right to exercise the Option by reason of the Participant's death at any time prior to the expiration of twelve (12) months after the date on which the Participant's Service terminated, but in any event no later than the date of expiration of the Option's term as set forth in the Award Agreement evidencing such Option.

    iii.    Termination for Cause.    Notwithstanding any other provision of the Plan to the contrary, if the Participant's Service is terminated for Cause or if, following the Participant's termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or such act.

    iv.    Other Termination of Service.    If the Participant's Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant's Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant's Service terminated, but in any event no later than the date of expiration of the Option's term as set forth in the Award Agreement evidencing such Option.

  (b)   Extension if Exercise Prevented by Law.    Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.5(a) is prevented by the provisions of Section 14 below, the Option shall remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the date of expiration of the Option's term as set forth in the Award Agreement evidencing such Option.

6.6  Transferability of Options.    Except as otherwise provided in Section 6.7 below, during the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant's guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiaries, except transfer by will or by the laws of descent and distribution or by beneficiary form filed with the Company pursuant to Section 19.5 of the Plan. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable by gift or domestic relations order to a Participant's "family members" as permitted in the General Instructions to Form S-8 under the Securities Act.

6.7  Non-Employee Director Options.

  (a)  Grant Dates.    In the event the Committee (or if required by applicable law, the Board) determines to provide for Non-Employee Director Stock Options, such Options shall be granted automatically to each Non-Employee Director on the business day following each year's annual shareholders meeting date (the "Grant Date"); provided, however, in any event a grant to a Non-Employee Director who was an Employee at any time during the same calendar year as the Grant Date shall be made solely at the discretion of the Committee. Any Non-Employee Director first elected as a Director after the Grant Date but before the next annual shareholders meeting shall be granted an Option as the Board shall determine in its sole discretion, but in any case covering no more than twice the number of shares granted to Non-Employee Directors on the most recent Grant Date. The Grant Date for an Option granted to a newly elected Non-Employee Director shall be the date of such Director's election to the Board, and the exercise price of such Option shall be the Fair Market Value of a share of Stock on such Grant Date.

  (b)  Exercise Price.    The exercise price per share of Stock covered by each Non-Employee Director Option shall be the Fair Market Value on the Grant Date for a share of Stock. Repricing of Non-Employee Director Options after the Grant Date shall not be permitted.

  (c)   Term.    Unless otherwise determined by the Committee, Non-Employee Director Options shall vest and become exercisable immediately, subject to the provisions of the Plan. Except as otherwise provided in Section 6.7(d), Non-Employee Director Options will expire ten (10) years after the Grant Date.

  (d)  Termination.    In the event that a Non-Employee Director's Service on the Board ceases due to death, disability or Retirement, all outstanding options then held by the Director shall remain exercisable for a period of ten (10) years after the date such option is granted. Retirement shall mean resignation from the Board after completing seven (7) years of Service and attaining age 59 1/2. Except as otherwise provided by the Board, in the event that a Non-Employee Director's Service on the Board ceases due to resignation, or other voluntary removal, vested and exercisable shares shall remain exercisable for a period of one (1) year following the cessation of Service. In any event, if a Non-Employee Director is involuntarily removed for breach of duty or other Cause, all vested and exercisable Non-Employee Director Options are immediately forfeit. For purposes of this Section 6.7, the Committee will determine in its sole discretion whether a Non-Employee Director has terminated Service due to disability.

  (e)   Nonstatutory Stock Options.    Options granted under this Section 6.7 of the Plan shall be solely Nonstatutory Stock Options.

  (f)    Transferability.    Subject to Board approval, the Board may provide that all or a portion of a Non-Employee Director Option may be granted upon terms that permit transfer of the Option in a form and manner determined by the Board. Any person to whom a Non-Employee Director Option is transferred pursuant to this Section 6.7(f) shall agree in writing to be bound by the terms of the Plan and the Award Agreement for such Non-Employee Director Option as if such transferee had been the original grantee thereto and to execute and/or deliver to the Board any documents as may be requested by the Board from time to time.

  (g)  Exercise/Notices.    Notwithstanding any provision to the contrary in this Section 6, exercise of a Non-Employee Director Option shall be made solely by written notice delivered to the Secretary of the Company. Any written notice required with respect to a Non-Employee Director Option shall be addressed to the Secretary of the Company and shall become effective when it is received by the Company.

7.     Stock Appreciation Rights.

Subject to the terms and conditions of the Plan, Stock Appreciation Rights shall be evidenced by Award Agreements specifying the terms and conditions for such Award in such form as the Committee shall from time to time establish. The provisions of the various Award Agreements entered into under the Plan need not be identical. The Award Agreement for a Stock Appreciation Right will set forth the exercise price, term of the Stock Appreciation Right, the conditions of exercise, vesting and such other terms and conditions as the Committee shall determine in its sole discretion. A Stock Appreciation Right may be granted alone, in addition to other Awards or in tandem with an Option. No Stock Appreciation Award shall provide for the payment of Dividend Equivalents. Award Agreements evidencing Stock Appreciation Rights may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1  Exercise Price.    The exercise price of each Stock Appreciation Right shall be established by the Committee or shall be determined by a method established by the Committee at the time the Stock Appreciation Right is granted; except that the exercise price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant. Repricing of Stock Appreciation Rights after the date of grant shall not be permitted.

7.2  Term.    No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

7.3  Exercise of Stock Appreciation Right.    Stock Appreciation Rights shall be exercised by providing written or electronic notice to the Company based on such terms and conditions as shall be set forth in the Award Agreement in the sole discretion of the Committee.

7.4  Payment Under Stock Appreciation Right.    Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying together (a) and (b) below:

  (a)  The difference between the Fair Market Value of a share of Stock on the date of exercise and the Fair Market Value of a share of Stock on the date of grant of the Stock Appreciation Right.

  (b)  The number of shares of Stock with respect to which the Stock Appreciation Right is being exercised.

At the discretion of the Committee, settlement upon exercise of all or part of a Stock Appreciation Right may be paid in cash, in shares of Stock, or in any combination of both.

7.5  Tandem with Options.    A Stock Appreciation Right granted in tandem with an Option may be granted at the same time as the Option and shall cover the same or a different number of shares of Stock as the tandem Option but shall have the same exercise price and be exercisable at the same time and to the same extent as the tandem Option. Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the related Option shall be cancelled automatically to the extent of the number of the shares of Stock exercised in the tandem Stock Appreciation Right, and if an Option granted in tandem with a Stock Appreciation Right is exercised, the tandem Stock Appreciation Right shall be cancelled automatically to the extent of the number of shares of Stock exercised in the tandem Option.

7.6  Termination of Service.    In the event of a Participant's termination of Service, the Participant may exercise his or her Stock Appreciation Right to the extent set forth in the Award Agreement, but in no event after the date the term of such Stock Appreciation Right expires. If, after termination of Service, a Participant does not exercise his or her Stock Appreciation Right within the time period specified in the Award Agreement or by the applicable expiration date, the Stock Appreciation Right shall terminate.

8.     Restricted Stock Awards.

Restricted Stock Awards shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more performance goals. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1  Vesting and Restrictions on Transfer.    Shares of Stock issued pursuant to any Restricted Stock Award shall be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance goals as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. Subject to the provisions of Section 14 of the Plan, Vesting Conditions that are performance based shall not lapse for a minimum period of one (1) year, and Vesting Conditions that are non-performance-based shall not lapse in full for a minimum period of three (3) years. Non-performance-based Vesting Conditions may lapse ratably over such three (3) year period as determined in the discretion of the Committee and set forth in an Award Agreement. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than as permitted under Sections 4.5 or 14 of the Plan or in the applicable Award Agreement. The Committee, in its discretion, may provide in an Award Agreement that upon the occurrence of one or more events or conditions that all or part of the Vesting Conditions shall be satisfied early and that the transfer restrictions shall lapse with respect to all or part of the shares of Stock subject to the Award. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Insider Trading Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Insider Trading Policy. Upon request by the Company, each Participant shall execute any agreement evidencing the transfer restrictions under this Section 8 prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates or appropriate legends evidencing any such transfer restrictions.

8.2  Voting Rights; Dividends and Distributions.    Except as provided in this Section 8.2, Section 8.3 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a shareholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.5, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant's Restricted Stock Award shall be immediately subject to the same Vesting Conditions and transfer restrictions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made. To the extent that any portion of a Restricted Stock Award is contingent on the achievement of one or more Vesting Conditions, then any cash dividends payable with respect to shares of Stock subject to the Restricted Stock Award shall be held by the Company and shall not be paid to the Participant unless such shares of Stock become vested under the terms of the Restricted Stock Award.

8.3  Effect of Termination of Service.    Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death or disability), then the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Award which remain subject to Vesting Conditions as of the date of the Participant's termination of Service.

8.4  Nontransferability of Restricted Stock Award Rights.    Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant's beneficiaries, except transfer by will or the laws of descent and distribution or by a valid beneficiary designation filed with the Company pursuant to Section 19.5 of the Plan. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

9.     Restricted Stock Unit Awards.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. The Company may settle payment under a Restricted Stock Unit in cash, shares of Stock or a combination of both. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1  Grant of Restricted Stock Unit Awards.    Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more performance goals.

9.2  Purchase Price.    No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of settling a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Member Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Member Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

9.3  Vesting.    Restricted Stock Unit Awards may be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance goal as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. Subject to the provisions of Section 14 of the Plan, Vesting Conditions that are performance based shall not lapse for a minimum period of one (1) year, and Vesting Conditions that are non-performance-based shall not lapse in full for a minimum period of three (3) years. Non-performance-based Vesting Conditions may lapse ratably over such three (3) year period as determined in the discretion of the Committee and set forth in an Award Agreement. The Committee, in its discretion, may provide in an Award Agreement that upon the occurrence of one or more events or conditions that all or part of the Vesting Conditions shall be satisfied early. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that if the satisfaction of Vesting Conditions with respect to any shares subject to the Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Insider Trading Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Insider Trading Policy.

9.4  Voting Rights, Dividend Equivalent Rights and Distributions.    Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded down to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of the Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.5, appropriate adjustments shall be made in the Participant's Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

9.5  Effect of Termination of Service.    Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant's termination of Service.

9.6  Settlement of Restricted Stock Unit Awards.    Unless otherwise set forth by the Committee in an Award Agreement, on the date on which Vesting Conditions lapse or are otherwise satisfied with respect to Restricted Stock Units, the Company shall issue to a Participant one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 4.5) or the cash equivalent of the Fair Market Value of such share of Stock for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any.

9.7  Nontransferability of Restricted Stock Unit Awards.    The right to receive shares or payment pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiaries, except transfer by will or by the laws of descent and distribution or by filing a valid beneficiary designation with the Company pursuant to Section 19.5 of the Plan. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

10.  Performance Bonuses.

10.1  Designation.    The Committee may, in its sole and absolute discretion, designate one or more Covered Employees as eligible to receive a Performance Bonus for a specific Performance Period.

10.2  Terms.    For each designated Covered Employee, within ninety (90) days after the beginning of a Performance Period the Committee shall specify in writing the terms and conditions for the payment of such Performance Bonus to each such Covered Employee for the applicable Performance Period. Such terms and conditions shall (a) set forth objective performance goals related to one or more Performance Criteria, (b) condition the payment of the Performance Bonus on attaining the performance goals as required under Section 162(m), (c) describe the method for computing the amount of the Performance Bonus if the performance goals are met, and (d) set forth the applicable Performance Period. The performance goals may be stated in absolute terms, relative to comparison companies or indices, as increases over past time periods, as ratios (such as earnings per share), or as returns over a period of time, and the outcome of the performance goals must be substantially uncertain at the time established by the Committee. No Performance Bonus will be paid unless the Covered Employee is employed with the Company on the date the Performance Bonus is paid; provided, however, the Committee may set forth in the written terms and conditions for the payment of the Performance Bonus that the Performance Bonus will be paid upon the Covered Employee's death or Disability or upon a Change in Control.

10.3  Committee Certification.    As soon as reasonably practicable after the end of each Performance Period, the Committee shall determine whether the stated performance goal(s) for a Covered Employee have been attained and the amount of the Performance Bonus to be paid to each Covered Employee for such Performance Period and shall certify such determinations in writing. The Committee, in determining the amount of Performance Bonus actually paid to a Covered Employee, shall not have the discretion to increase the amount of the Performance Bonus that otherwise would be payable upon the attainment of the performance goals but may decrease the amount of such Performance Bonus in its sole discretion. Notwithstanding the foregoing, this paragraph shall in no way be construed to preclude the Committee from awarding separate discretionary cash bonuses based on achievements by a Covered Employee that are not related to the attainment of the performance goals upon which payment of the Performance Bonus is conditioned.

10.4  Payment of Performance Bonuses.    Subject to any election duly and validly made by a Covered Employee with respect to the deferral of all or a portion of his or her Performance Bonus that complies with Section 409A, Performance Bonuses shall be paid in cash no later than the 15th day of the third month of the fiscal year of the Company immediately following the end of the Performance Period; provided the Committee shall have sole discretion to determine when during such period the payment shall be made.

10.5  Compliance with Section 162(m).    All Performance Bonuses paid under the Plan are intended to be "performance-based compensation" under Section 162(m) and the terms of this Plan and any designation or terms and conditions of any payment set forth by the Committee shall be interpreted as necessary to comply with Section 162(m).

11.  Performance Units.    Performance Units may be granted as the right to a fixed or variable number of shares of Stock, a cash payment for the value of such shares of Stock, or dollar denominated units subject to such Vesting Conditions and time of payment as the Committee may determine and as shall be set forth in an Award Agreement; provided; however, that the Vesting Conditions shall not lapse for a minimum period of one (1) year. Performance Units may be paid upon attainment of the applicable performance goals in the Award Agreement in shares of Stock, cash or a combination thereof, as determined in the discretion of the Committee.

12.  Other Awards.    The Committee shall have authority to specify the terms and provisions of other forms of equity-based, equity-related or cash Awards not described above which the Committee determines to be consistent with the purposes of the Plan and the interests of the Company and which may be granted in tandem with, or independent of, other Awards under the Plan.

13.  Standard Forms of Award Agreements.

13.1  Award Agreements.    Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. Any Award Agreement may consist of an appropriate form of notice of grant and a form of agreement incorporated therein by reference, or such other form or forms, including electronic media, as the Committee may approve from time to time.

13.2  Authority to Vary Terms.    The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan, the Code, or applicable law.

14.  Change in Control.

14.1  Assumption or Substitution.    Except as otherwise specified in an applicable Award Agreement, separate employment agreement or retention agreement, in the event of a Change in Control, each outstanding Stock Award shall be assumed or an equivalent option or award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Stock Awards, the Committee may, in its discretion, provide for (a) the Participant to fully vest in and have the right to exercise the Option or Stock Appreciation Right as to all of the shares of Stock, including shares as to which it would not otherwise be vested or exercisable, (b) all restrictions and conditions of any Restricted Stock Award or Restricted Stock Units held by such Participant to lapse, and (c) all Performance Units and any Other Awards held by such Participant to be deemed fully earned at the level determined in the sole discretion of the Committee. If in lieu of assumption or substitution in the event of a Change in Control, a Stock Option or Stock Appreciation Right becomes fully vested and exercisable, the restrictions and conditions on Restricted Stock Awards and Restricted Stock Units lapse, and Performance Units and Other Awards are deemed fully earned at the level determined in the sole discretion of the Committee, then the Committee shall notify the Participant in writing or electronically of the change in the Stock Award and that the Stock Award shall terminate fifteen (15) days from the date of such notice (to the extent applicable). For the purposes of this Section 14.1, the Stock Award shall be considered assumed if, following the merger or sale of assets, the award confers the right to purchase or receive on the same terms and conditions as the Stock Award, for each share of Stock subject to the Stock Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise or settlement of the Stock Award, for each share of Stock subject to the Stock Award, to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of Stock in the Change in Control.

14.2  Accelerated Vesting.    In the event of a Change in Control, the Committee may accelerate the vesting or exercisability of a Stock Award in its sole discretion. Unless otherwise set forth in an Award Agreement, separate employment agreement or retention agreement, in the event of the involuntary termination of an Employee's Service with a Member Company not for Cause within twenty-four months after a Change in Control of the Company, the following shall occur: (i) all of such Employee's outstanding Options and Stock Appreciation Rights shall become vested and exercisable, (ii) all restrictions and conditions of all Restricted Stock Awards and Restricted Stock Units held by such Employee shall lapse and (iii) all Performance Units and any Other Awards held by such Employee shall be deemed to be fully earned at the Participant's target level.

14.3  Cash-Out of Stock Awards.    The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Stock Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Stock Award in (i) cash, (ii) stock of a corporation or other business entity that is a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced by the exercise or purchase price per share, if any, under such Stock Award. If any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis, the Committee may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Committee's good faith estimate of the present value of the probable future payment of such consideration. In the event such determination is made by the Committee, the amount of such payment (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of the vested portions of their canceled Stock Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Stock Awards in accordance with the vesting schedules applicable to such Stock Awards.

14.4  Federal Excise Tax Under Section 4999 of the Code.    Unless otherwise set forth by the express terms of an employment or retention agreement between a Participant and a Member Company, in the event that any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an "excess parachute payment" under Section 280G of the Code, then the amount of any acceleration of vesting called for under the Award shall be reduced in order to avoid such characterization and payment of any excise tax imposed under Section 4999 of the Code.

15.  Tax Withholding.

15.1  Tax Withholding in General.    The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Member Companies with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to a Stock Award Agreement, or to make any payment in cash under the Plan until the Member Companies' tax withholding obligations have been satisfied by the Participant.

15.2  Withholding in Shares.    The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Stock Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Member Companies. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

16.  Compliance with Securities Law.

The grant of Stock Awards and the issuance of shares of Stock pursuant to any Stock Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Stock Award may be exercised or shares issued pursuant to an Stock Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Stock Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Stock Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

17.  Compliance with Section 409A.

All Options and Stock Appreciation Rights granted under the Plan are intended to be exempt from Section 409A as stock rights granted with an exercise price not less than the Fair Market Value of a share of Stock on the date of grant of the Option or Stock Appreciation Right and the Plan and any Award Agreement or other document evidencing a grant of an Option or Stock Appreciation Right shall be interpreted as necessary to comply with Section 409A. Notwithstanding any provision of the

Plan or any Award Agreement to the contrary, any Award or portion of an Award that is or becomes subject to Section 409A shall comply with the following:

17.1  Awards Subject to Section 409A.    Awards subject to Section 409A may include, but are not limited to:

  (a)   Any Nonstatutory Stock Option that permits the deferral of compensation other than the deferral of recognition of income until the exercise or transfer of the Option or the time the shares acquired pursuant to the exercise of the option first become substantially vested.

  (b)   Any Restricted Stock Unit, Performance Unit, Performance Award or Other Award that provides by its terms that payment will be made or the Award settled upon or after the occurrence of any event that will or may occur later than the end of the Short-Term Deferral Period.

Subject to U.S. Treasury Regulations promulgated pursuant to Section 409A ("Section 409A Regulations") or other applicable guidance, the term "Short-Term Deferral Period" means the period ending on the later of (i) the 15th day of the third month following the end of the Company's fiscal year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Participant's taxable year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term "substantial risk of forfeiture" shall have the meaning set forth in Section 409A Regulations or other applicable guidance.

17.2  Fixed Payment Dates.    Except as otherwise permitted or required by Section 409A Regulations or other applicable guidance, no payment or other distribution in settlement of an Award or portion of an Award subject to Section 409A may commence earlier than:

  (a)   The Participant's "separation from service" (as defined by Section 409A Regulations, including the definition of "service recipient" under Treasury Regulation § 1.409A-1(h)(3));

  (b)   The date the Participant becomes "disabled" (as defined by Section 409A Regulations);

  (c)    The Participant's death;

  (d)   A specified time (or pursuant to a fixed schedule) that is specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award;

  (e)    A change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company (as defined by Section 409A Regulations); or

  (f)     The occurrence of an "unforeseeable emergency" (as defined by Section 409A Regulations).

17.3  Specified Employees.    To the extent that a Participant is a "Specified Employee" (as defined by Section 409A Regulations) of the Company, distribution pursuant to Section 17.2(a) in settlement of an Award subject to Section 409A shall be made on the first day of the seventh month after the Participant's separation from service (the "Delayed Payment Date") or, if earlier, the date of the Participant's death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date. The amount of any payment under an Award that is based on the Fair Market Value of a share of Stock shall be determined at the time the Award vests pursuant to the applicable Award Agreement and not at the time of the Delayed Payment Date. No interest shall be paid by the Company on any amount accumulated during the period ending on the Delayed Payment Date.

17.4  No Acceleration of Distributions.    Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under this Plan pursuant to any Award or portion of an Award subject to Section 409A, except as provided by Section 409A and Section 409A Regulations.

17.5  Interpretation.    To the extent any Award granted under the Plan is subject to, or becomes subject to, Section 409A, the terms of the Plan and the Award Agreement shall be interpreted as necessary to comply with Section 409A and this Section 17.

18.  Amendment or Termination of Plan.

The Committee may amend, suspend or terminate the Plan at any time; provided, however, that any payment or distribution upon settlement of an Award subject to Section 409A upon termination of the Plan shall comply with Section 409A Regulations and all applicable guidance issued thereunder; provided, further, no amendment of the Plan by the Committee shall become effective without approval by the Company's shareholders if such approval is required for compliance with Section 162(m), Section 16b-3 or such other applicable federal or state laws, regulations or rules, or the rules of any stock exchange or market system upon which the Stock may then be listed. No amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant; provided, however, that notwithstanding any provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code and all applicable guidance promulgated thereunder.

19.  Miscellaneous Provisions.

19.1  Forfeiture Events.

  (a)   The Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service.

  (b)   If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.

  (c)    To the extent required by the regulations issued by the Securities and Exchange Commission under the Dodd-Frank Wall Street Reform and Consumer Protection Act, executive officers of the Company will be required to reimburse the Company for an incentive compensation that is received from a payment or other settlement of an Award as required by such regulations.

19.2  Provision of Information.    Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company's shareholders.

19.3  Rights as Employee, Consultant or Director.    No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Member Company to terminate the Participant's Service at any time. To the extent that an Employee of a Member Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee's employer or that the Employee has an employment relationship with the Company.

19.4  Rights as a Shareholder.    A Participant shall have no rights as a shareholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.5 or another provision of the Plan.

19.5  Beneficiary Designations.    A Participant's beneficiary shall be the person, persons, or entity designated by the Participant on a properly completed beneficiary designation form submitted to the Company. Such designation may be changed by the Participant without the consent of any previously designated beneficiary. A beneficiary designation will not become effective unless it is made on a form approved by the Company and is received by the Company prior to the Participant's death.

19.6  Delivery of Title to Shares.    Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

19.7  Fractional Shares.    The Company shall not be required to issue fractional shares upon the exercise or settlement of any Stock Award. In lieu of issuing such fraction of a share of Stock, the Company will be entitled to pay a Participant the Fair Market Value of such fractional share on the business day immediately following the date the Stock Award is exercised or vests.

19.8  Retirement and Welfare Plans.    Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards shall be included as "compensation" for purposes of computing the benefits payable to any Participant under any Member Company's retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing such benefits.

19.9  Severability.    If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

19.10  No Constraint on Corporate Action.    Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company's or another Member Company's right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Member Company to take any action which such entity deems to be necessary or appropriate.

19.11  Unfunded Obligation.    Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes. No Member Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Member Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant's creditors in any assets of any Member Company. The Participants shall have no claim against any Member Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

19.12  Choice of Law.    Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the Commonwealth of Virginia, without regard to its conflict of law rules.

19.13  No Repricing.    Notwithstanding anything in this Plan to the contrary, without prior approval of the Company's shareholders, no amendment or modification may be made to an outstanding Option or Stock Appreciation Award, including, without limitation, by reducing the exercise price or replacing any Option or Stock Appreciation Right with cash or another Award when such amendment or modification would be treated as repricing under the rules of the stock exchange on which the Company's Stock is listed; provided, however, that appropriate adjustments to Options and Stock Appreciation Awards may be made as permitted under Section 4.5 of the Plan.

20.  Shareholder Approval.    The Plan is subject to approval of the Shareholders within twelve (12) months of the Effective Date.

MMMMMMMMMMMM . DOLLAR TREE, INC. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES LISTED HEREIN AND “FOR” PROPOSALS 2, 3 and 4. + 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 - Arnold S. Barron 02 - Gregory M. Bridgeford 03 - Macon F. Brock, Jr. 04 - Mary Anne Citrino 05 - H. Ray Compton 06 - Conrad M. Hall 07 - Lemuel E. Lewis 08 - Bob Sasser 09 - Thomas A. Saunders III 10 - Thomas E. Whiddon 11 - Carl P. Zeithaml For Against Abstain ForAgainst Abstain 2. To Approve, on an Advisory Basis, the Compensation of the Company’s Named Executive Officers 4. To Approve the Material Terms of the Performance Goals under the Omnibus Incentive Plan 3. To Ratify the Selection of KPMG LLP as the Company’s Independent Registered Public Accounting Firm Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 2 7 9 1 1 4 2 02D5TB MMMMMMMMM B A Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — DOLLAR TREE, INC. 500 Volvo Parkway, Chesapeake, Virginia 23320 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS For Annual Meeting, June 16, 2016 The undersigned hereby appoints Macon F. Brock, Jr. and William A. Old, Jr, jointly and severally, each with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Shareholders of DOLLAR TREE, INC. to be held at The Founders Inn, 5641 Indian River Road, Virginia Beach, Virginia 23464, on Thursday, June 16, 2016 at 8:00 a.m. local time, and at any adjournment thereof, on any matters coming before the Meeting. Please specify your choice by marking the appropriate box for each matter on the reverse side. Any boxes not marked will be voted in accordance with the recommendations of the Board of Directors. The Proxies cannot vote your shares unless you sign and return this card. This proxy, when properly executed, will be voted in the manner directed herein and authorizes the Proxies to take action in their discretion upon other matters that may properly come before the Meeting. If no direction is made, this proxy will be voted “FOR” Proposals 1, 2, 3, and 4. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.